UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12
DOLLAR FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the pervious filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DOLLAR FINANCIAL CORP.
1436 LANCASTER AVENUE, SUITE 300
BERWYN, PA 19312
(610) 296-3400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 11, 2010

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Dollar Financial Corp., a Delaware corporation, to be held at The Boca Raton Bridge Hotel located at 999 East Camino Real, Boca Raton, Florida 33432 on Thursday, November 11, 2010, at 8:30 a.m., local time. The purpose of the meeting is to consider and take action on the proposals listed below:

1. To elect two persons to serve as Class C directors on our board of directors for a three-year term and until their successors are duly elected and qualified;

2. To amend and restate the Dollar Financial Corp. 2007 Equity Incentive Plan to increase the number of shares of our common stock, par value $0.001, available for issuance under the Plan from 2,500,000 to 7,000,000 and to make certain other changes to the Plan;

3. To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.001, from 55,500,000 to 100,000,000;

4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011; and

5. To transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

The board of directors has fixed the close of business on September 24, 2010 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements of the meeting. Only holders of record of common stock at the close of business on the record date will be entitled to receive notice of, and to vote, at the meeting and at any adjournments or postponements of the meeting. At the annual meeting, such stockholders will be asked to consider and take action on the proposals discussed in the accompanying proxy statement and any other matter that properly comes before the annual meeting or any adjournment or postponement thereof.

Sincerely,

/s/  Roy W. Hibberd
Roy W. Hibberd Senior Vice President,
General Counsel and Secretary

October 14, 2010

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE ACT PROMPTLY TO VOTE YOUR SHARES. YOU MAY VOTE YOUR SHARES BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE PAID ENVELOPE PROVIDED. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY IN WRITING, BY TELEPHONE OR THROUGH THE INTERNET.

DOLLAR FINANCIAL CORP.
1436 LANCASTER AVENUE, SUITE 300
BERWYN, PA 19312
(610) 296-3400

PROXY STATEMENT

DATED OCTOBER 14, 2010

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To be held on November 11, 2010

Introduction

The enclosed proxy is solicited by and on behalf of the board of directors of Dollar Financial Corp., a Delaware corporation, which we refer to in this proxy statement as the company, we or us, for use at the annual meeting of stockholders to be held on Thursday, November 11, 2010 at 8:30 a.m., local time, and at any postponement or adjournment thereof, which we refer to in this proxy statement as the annual meeting. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about October 14, 2010.

Only stockholders of record at the close of business on September 24, 2010, which we refer to in this proxy statement as the record date, will be entitled to notice of, and to vote, at the annual meeting and any adjournments or postponements thereof. At the annual meeting, such stockholders will be asked to consider and take action on the proposals discussed in this proxy statement and any other matter that properly comes before the annual meeting or any adjournment or postponement thereof.

Our 2010 Annual Report to Stockholders containing our consolidated financial statements for our fiscal year ended June 30, 2010, which we refer to in this proxy statement as our fiscal 2010, is being mailed together with this proxy statement to all stockholders entitled to vote at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 11, 2010: The Notice of Annual Meeting, this Proxy Statement and our 2010 Annual Report to Stockholders are available on our website at http://www.dfg.com/ir.

i

ii

VOTING

The Purpose of the Annual Meeting

At our annual meeting, stockholders will act upon the matters outlined in the notice of annual meeting above, including:

•	the election of two Class C directors;

•	the amendment and restatement of the Dollar Financial Corp. 2007 Equity Incentive Plan, which we refer to in which proxy statement as our 2007 equity incentive plan, to increase the number of shares of our common stock, par value $0.001 per share, which we refer to in this proxy statement as our common stock, available for issuance under our 2007 equity incentive plan from 2,500,000 to 7,000,000 and to make certain other changes to our 2007 equity incentive plan;

•	an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 55,500,000 to 100,000,000; and

•	ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended June 30, 2011, which we refer to in this proxy statement as our fiscal 2011.

Persons Entitled to Vote at the Annual Meeting

The record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting is the close of business on September 24, 2010. Each holder of shares of our common stock as of the record date is entitled to vote. On the record date, there were 24,372,947 shares of our common stock issued and outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on each matter to be voted on at the annual meeting. Stockholders have no cumulative voting rights.

How To Vote

Registered Holders.  If you are a registered holder (meaning that your shares are held directly in your name), you are not required to attend the annual meeting in order to be able to vote. While you may attend the annual meeting and vote your shares in person, you also may choose to submit your proxies by any of the following methods:

•	Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted FOR the election of all director nominees, FOR the amendment and restatement of the Dollar Financial Corp. 2007 Equity Incentive Plan, FOR the amendment to our Amended and Restated Certificate of Incorporation and FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2011. If any other matter should be properly presented at the annual meeting for action by our stockholders, the persons named in the proxy card will vote in accordance with the recommendations of our board of directors, or if no recommendation is given, in their own discretion on such matter.

•	Voting by Telephone. You may vote your shares by telephone by calling the toll-free telephone number provided on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

•	Voting by Internet. You may vote through the Internet by signing onto the website identified on the proxy card and following the procedures described in that website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

Shares Held in “Street Name.”  If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other record holder), you must either direct the record holder of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the annual meeting. You will receive separate instructions from the broker, bank or other record holder describing how to vote your shares. The availability of telephonic or Internet voting will depend on the voting process of the broker, bank or other record holder. Please check with the broker, bank or other record holder and follow the voting procedures that they provide to you.

Recommendations of our Board of Directors

The recommendations of our board of directors are set forth below, together with the description of each item in this proxy statement. In summary, our board of directors recommends a vote:

•	FOR the election of the nominated Class C directors (see “Proposal 1: Election of Directors”);

•	FOR the amendment and restatement of the Dollar Financial Corp. 2007 Equity Incentive Plan in order to increase the number of shares of our common stock available for issuance under the plan and to make certain other changes to the plan (see “Proposal 2: Amendment of Dollar Financial Corp. 2007 Equity Incentive Plan”);

•	FOR the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 55,500,000 to 100,000,000 (see “Proposal 3: Amendment to Amended and Restated Certificate of Incorporation”); and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2011 (see “Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm”).

With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.

IF YOU SIGN AND RETURN YOUR PROXY CARD BUT DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, THE PERSONS NAMED AS PROXY HOLDERS ON THE PROXY CARD WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF OUR BOARD OF DIRECTORS.

How to Revoke Your Vote

You may revoke your proxy at any time before it is voted at the annual meeting by any of the following methods:

•	Submitting a later-dated proxy by mail, over the telephone or through the Internet.

•	Sending a written notice, including by telegram or telecopy, to our Secretary. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the annual meeting to:

Dollar Financial Corp.
1436 Lancaster Avenue, Suite 300
Berwyn, PA 19312
Attention: Roy W. Hibberd, Senior Vice President, General Counsel and Secretary

•	Attending the annual meeting and voting in person. Your attendance at the annual meeting will not in and of itself revoke your proxy. You must also vote your shares at the annual meeting. If your shares are held in the name of a bank, broker or other record holder, you must obtain a proxy, executed in your favor, from the record holder to be able to vote at the annual meeting.

Quorum and Votes Required

Our bylaws provide that at any meeting of stockholders, the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the annual meeting, present in person or by proxy, constitute a quorum for the transaction of business. Both abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. The election of directors will be decided by a plurality of the votes cast, in person or by proxy, at the annual meeting. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

Approval of the proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the meeting. On all other matters being submitted to stockholders, including the proposal to amend and restate our 2007 equity incentive plan to increase the number of shares available for issuance under our 2007 equity incentive plan and the proposal to ratify the selection of auditors for fiscal 2011, the affirmative vote of a majority of the votes cast affirmatively or negatively on the matter is required for approval. Accordingly, abstentions and broker non-votes will not affect the outcome with respect to such proposals, but they will have the effect of a vote against the proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

The persons named as proxies and attorneys-in-fact are our officers. All properly executed proxies returned in time to be counted at the annual meeting will be voted. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications, and will be voted FOR the proposal if no specification is indicated. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTORS, “FOR” THE AMENDMENT AND RESTATEMENT OF OUR 2007 EQUITY INCENTIVE PLAN, “FOR” THE AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2011.

PROPOSAL 1: ELECTION OF DIRECTORS

We currently have seven directors. Our bylaws provide for a classified board of directors, consisting of three classes of directors (Class A, Class B and Class C), with each class serving a staggered three-year term. As a result, only a portion of our board of directors is elected each year. The two director nominees identified below are to be elected by our stockholders at our upcoming annual meeting as Class C directors, each to hold office for a three-year term expiring in 2013 or until his successor is duly elected and qualified. The directors have no reason to believe that either of the nominees will be unable or unwilling to be a candidate for election at the time of the annual meeting. If either nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our board of directors may reduce the number of directors.

Each individual elected as a director at the annual meeting will serve until the annual meeting of stockholders to be held in 2013 or until his successor is duly elected and qualified.

Proposed Nominees for Election as Class C Directors for a Three-Year Term Continuing Until the 2013 Annual Meeting of Stockholders

The following table sets forth information with respect to the directors nominated for re-election as Class C directors at the annual meeting.

Name	Age	Position

Clive Kahn	52	Director
John Gavin	54	Director

The nominees for election as Class C directors were recommended for nomination to our board by the corporate governance and nominating committee.

The following are biographical summaries of the directors identified above:

Clive Kahn has served as a director since 2007. Mr. Kahn, a chartered accountant, has served since August 2007 as the Chief Executive Officer of Cardsave Group, Ltd., a provider of point of sale terminals and credit card processing facilities. Prior to that, Mr. Kahn was the Chief Executive Officer of Travelex Limited. Prior to becoming Chief Executive Officer, Mr. Kahn was the Chief Financial Officer of Travelex Limited. Mr. Kahn was employed by Travelex for 21 years. Prior to his employment with Travelex, Mr. Kahn practiced as a chartered accountant with the firm of BDO Stoy Hawyard. We believe that Mr. Kahn is qualified to serve on our board of directors because of his extensive management and operational experience, including his experience in the foreign exchange industry, as well as his financial and accounting experience.

John Gavin has served as a director since 2007. Presently, Mr. Gavin is serving as an Operating Partner with LLR Partners, a growth oriented private equity firm with $1.3 billion under management. Mr. Gavin previously served as the Vice Chairman, and was the Chief Executive Officer and President of DBM (Drake, Beam, Morin), an international career management and transitions management firm. Before joining DBM in 2006, Mr. Gavin was President and Chief Operating Officer of Right Management Consultants, a global provider of integrated consulting solutions across the employment lifecycle. Mr. Gavin originally joined Right Management as Executive Vice President of Business Development in 1996. Prior to joining Right Management, Mr. Gavin worked for Andersen Worldwide. Mr. Gavin is a director of Interline Brands, Inc., a distributor of maintenance, repair and operating products, and CSS Industries, Inc., a consumer products company. From 2000 to 2005, Mr. Gavin was a director of Opinion Research Corporation. We believe that Mr. Gavin is qualified to serve on our board of directors because of his extensive management and operational experience, his current and prior service on the board of directors of other publicly and privately held companies and his financial and accounting experience, including his experience as a certified public accountant with a nationally recognized public accounting firm and his service on the audit committees of other publicly held companies.

Required Vote

Directors are elected by a plurality of votes cast at the annual meeting.

Our board of directors unanimously recommends that stockholders vote “FOR” Proposal 1 to elect each of the nominated directors.

Directors Whose Terms Do Not Expire at the Annual Meeting

The following table sets forth information with respect to the remaining members of our board of directors:

			Annual Meeting at
Name	Age	Position	Which Term Expires

Jeffrey A. Weiss	67	Chairman of the Board and Chief Executive Officer	2011
Ronald McLaughlin	59	Director	2011
David Jessick	57	Director	2012
Kenneth Schwenke	57	Director	2012
Michael Kooper	75	Director	2012

The following are biographical summaries of the remaining members of our board of directors:

Jeffrey A. Weiss has served as our Chairman and Chief Executive Officer since an affiliate of Bear Stearns & Co. Inc., an investment banking firm, acquired us in 1990. Until 1992, Mr. Weiss was also a Managing Director at Bear Stearns & Co. with primary responsibility for that firm’s investments in small to mid-sized companies, in addition to serving as chairman and chief executive officer for several of these companies. We believe that Mr. Weiss is qualified to serve on our board of directors because of his extensive operational experience with us and his knowledge of our industry.

Ronald McLaughlin has served as a director 2008. Mr. McLaughlin founded Chapman Inc. in 2000 and since that time has worked with a variety of clients, directly and through Chapman Inc. or a partnership with McLaughlin-Moses on a diverse array of mandates, including raising investment capital, strategic government relations and developing strategic alternatives for businesses that would benefit from effective partnering with the Canadian government. From 1997 to 2000, Mr. McLaughlin was the Chief of Staff for the Premier of the

Province of Ontario. He currently serves on the board of directors of Pro-Demnity Insurance Company. We believe that Mr. McLaughlin is qualified to serve on our board of directors because of his extensive management and operational experience and his understanding of matters relating to the Canadian marketplace.

David Jessick has served as a director since 2005. Self-employed since 2005, Mr. Jessick served as a consultant to the Chief Executive and Senior Financial staff at Rite Aid Corporation from July 2002 to February 2005. Mr. Jessick served as Rite Aid’s Senior Executive Vice President and Chief Administrative Officer from December 1999 to June 2002. Prior to that, from February 1997 to June 1999, Mr. Jessick was the Chief Financial Officer and Executive Vice President of Finance and Investor Relations for Fred Meyer, Inc. From 1979 to 1996, he held various roles of increasing responsibility at Thrifty Payless Holdings, Inc., including Executive Vice President and Chief Financial Officer from 1993 to 1996. Mr. Jessick began his career as a Certified Public Accountant for Peat, Marwick, Mitchell & Co. He currently serves on the board of directors of Big 5 Sporting Goods Corporation (audit committee chair and nominating committee member and compensation committee) and Rite Aid Corporation (audit committee chair). From 2005 to 2007, Mr. Jessick served as a member of the board of directors of Pathmark Stores, Inc., from 2005 to 2008, Mr. Jessick served as a member of the board of directors of Pinnacle Foods Group, Inc., and from 2005 to 2009, Mr. Jessick served as a member of the board of directors of Source Interlink Companies, Inc. We believe that Mr. Jessick is qualified to serve on our board of directors because of his extensive accounting and financial experience, his current and prior service on the board of directors of other publicly and privately held companies, including membership on multiple audit committees, and his management and operational experience, including his more than 30 years’ experience as a corporate executive and chief financial officer of publicly traded companies in the retail sector.

Kenneth Schwenke has served as a director since 2006. After graduation from Syracuse University and service as an officer in the U.S. Marine Corps, Mr. Schwenke received an MBA degree from Duke University in 1986. He then served as a Senior Human Resources Executive for companies including PepsiCo, Honeywell, and Aramark, leaving Aramark as SVP HR in 2001 to found the Off-Campus Dining Network, exiting with a sale to Sodexo, Inc. in 2006. Mr. Schwenke then founded Gravitas LLC in 2007, where he currently serves as managing partner. Mr. Schwenke additionally serves as an Adjunct Professor of Business at Villanova University, on the boards of four privately-held companies, as a board member for the Marine Corps Association Foundation, and as a Trustee of the Haverford School. We believe that Mr. Schwenke is qualified to serve on our board of directors because of his extensive management and operational experience, including his experience in the human resources field.

Michael Kooper has served as a director since 2008. Since November 2004, Mr. Kooper has been the Area Chairman of Gallagher Benefit Services, Inc., a benefits consulting firm. From December 1998 until November 2004, Mr. Kooper was the President of The Kooper Group, a benefits consulting firm. We believe that Mr. Kooper is qualified to serve on our board of directors because of his extensive management and strategic experience, including his experience in the employee benefits area.

Director Compensation

The following table sets forth compensation paid to our non-employee directors during the year ended June 30, 2010:

					Change in
					Pension
					Value and
					Non-qualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash ($)	Awards ($)(1)	Awards ($)(1)	Compensation ($)	Earnings	Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

David Jessick	$94,000	$90,938	$98,936	—	—	—	$283,874
Kenneth Schwenke	$102,000	$90,938	$99,934	—	—	—	$292,872
John Gavin	$96,500	$90,938	$100,744	—	—	—	$288,182
Clive Kahn	$86,000	$90,938	$100,744	—	—	—	$277,735
Michael Kooper	$88,500	$90,938	$90,937	—	—	—	$270,375
Ronald McLaughlin	$88,000	$90,938	$90,937	—	—	—	$269,875

(1)	The amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards pursuant to our equity compensation plans and therefore include amounts from awards granted in and prior to fiscal 2010. The valuation assumptions for our stock options are described in Note 4 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2010. On November 11, 2009, each of Messrs. Gavin, Jessick, Kahn, Kooper, McLaughlin and Schwenke received an option to purchase 7,068 shares of our common stock with a grant date fair value of $84,000 and each was granted an award of restricted stock units to purchase 3,675 shares of our common stock with a grant date fair value of $84,000. As of June 30, 2010, Mr. Jessick held options to purchase an aggregate of 49,981 shares of common stock and 17,017 restricted stock units, Mr. Schwenke held options to purchase an aggregate of 51,856 shares of common stock and 18,775 restricted stock units, Mr. Gavin held options to purchase an aggregate of 42,481 shares of common stock and 17,017 restricted stock units, Mr. Kahn held options to purchase an aggregate of 42,481 shares of common stock and 21,602 restricted stock units, Mr. Kooper held options to purchase an aggregate of 34,846 shares of common stock and 16,947 restricted stock units, and Mr. McLaughlin held options to purchase an aggregate of 34,846 shares of common stock and 16,947 restricted stock units.

Compensation of Independent Directors

Our independent directors are eligible to receive the following annual compensation:

•	Annual retainer of $40,000;

•	Annual retainer for members of the audit committee of $5,000;

•	Annual retainer for members of the human resources and compensation committee of $3,000;

•	Annual retainer for members of the corporate governance and nominating committee of $3,000;

•	Annual retainer for chairman of the audit committee of $10,500;

•	Annual retainer for chairman of the human resources and compensation committee of $7,500;

•	Annual retainer for chairman of the corporate governance and nominating committee of $6,500;

•	Board meeting attendance fee of $2,000 per meeting attended; and

•	Committee meeting attendance fee of $1,500 per meeting attended.

In addition, at the first board meeting after each annual meeting of stockholders, the then-current non-employee members of our board of directors are entitled to receive a grant of restricted stock units as well as options to purchase shares of our common stock. These awards vest on the earliest of (a) the date of the next annual meeting of stockholders, (b) the first anniversary of the grant, (c) the death of the recipient, or (d) our change in control. The aggregate annual award to each non-employee board member is made in an amount, calculated in accordance with generally accepted accounting principles, equal to two-times the average annual cash compensation for the non-employee members who served on our board of directors for the entire prior fiscal year, with one-half of such value represented as an option grant to purchase shares of our common stock and one-half of such value represented as restricted stock units. If a board member joins our board of directors after a grant date, such director will receive a prorated award on the date of joining our board.

The shares of our common stock purchased on exercise of the options issued to non-employee directors cannot be sold until the earlier of (a) our change in control, or (b) the 91st day after the recipient ceases to serve on our board of directors, except to the extent necessary to generate funds to pay taxes incurred upon exercise of options. Shares of our common stock underlying restricted stock units granted to our non-employee directors will be delivered upon the first to occur of (a) our change in control, or (b) the earlier of (i) the 91st day after the recipient ceases to serve on the board or (ii) the 15th day of the third month following the calendar year in which the recipient ceases to serve on the board, except to the extent (subject to compliance with Section 409A of the Internal Revenue Code) necessary to generate funds to pay taxes incurred with regard to the units.

At the election of a non-employee member of our board of directors, such member’s board retainer and meeting fees will be paid in vested restricted stock units (subject to the delivery rules set forth in the paragraph above) rather than in cash. The election to receive board retainer and meeting fees in vested restricted stock units must be made by the non-employee director prior to December 31st of the calendar year preceding the fiscal year in which such fees are earned.

In addition, Messrs. Gavin, Jessick, Kooper, McLaughlin and Schwenke participate in our health benefit program with the full cost paid by us.

CORPORATE GOVERNANCE

Committees of the Board

Our board of directors maintains standing audit, corporate governance and nominating and human resources and compensation committees, each of which is described below.

Audit Committee.  The audit committee assists our board of directors in overseeing: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) the independence and qualifications of our independent registered public accounting firm; and (iv) the performance of our internal audit function and independent registered public accounting firm. The audit committee’s charter was adopted by our board of directors in February 2005, and was amended most recently in April 2005. A current copy of the audit committee charter was attached to our proxy statement for our 2008 annual meeting of stockholders filed with the Securities and Exchange Commission on October 7, 2008.

Our Code of Business Conduct and Ethics includes information regarding procedures established by the audit committee for the submission of complaints about our accounting or auditing matters. Our Code of Business Conduct and Ethics is applicable to our executives, employees and directors, and reflects and reinforces our commitment to integrity in the conduct of our business. Amendments to our Code of Business Conduct and Ethics and any grant of a waiver from a provision of our Code of Business Conduct and Ethics requiring disclosure under applicable Securities and Exchange Commission rules will be disclosed on our website (www.dfg.com). A copy of our Code of Business Conduct and Ethics is available on our website (www.dfg.com/ethics.asp). A copy of the Code may also be obtained upon request from our Secretary at the following address: Dollar Financial Corp., 1436 Lancaster Avenue, Suite 300, Berwyn, PA 19312.

The audit committee currently consists of Messrs. Jessick (Chairman), Gavin and Kahn, each of whom is independent within the meaning of the Securities and Exchange Commission regulations and the listing requirements of the Nasdaq Stock Market, which we refer to in this proxy statement as Nasdaq. The audit committee met 7 times during fiscal 2010.

Each member of the audit committee is financially literate, knowledgeable and qualified to review financial statements. Our board of directors has determined that Mr. Jessick is qualified as an “audit committee financial expert” within the meaning of Securities and Exchange Commission regulations. Our board of directors reached its conclusion as to the qualifications of Mr. Jessick based on his education and experience in analyzing financial statements of a variety of companies, most notably as the Chief Financial Officer and Executive Vice President of Finance and Investor Relations for Fred Meyer, Inc. from February 1997 to June 1999 and as the Executive Vice President and Chief Financial Officer at Thrifty Payless Holdings, Inc. from 1993 to 1996. He is currently a director of Rite Aid Corporation (where he also serves the audit committee chairman) and Big 5 Sporting Goods Corporation (where he also serves as the audit committee chairman and a nominating committee member and compensation committee). Consistent with Nasdaq listing requirements, our board of directors has determined that Mr. Jessick’s concurrent service on these boards and committees does not impair his ability to effectively serve on the audit committee.

Corporate Governance and Nominating Committee.  The corporate governance and nominating committee is responsible for: (i) identifying individuals qualified to become board members and recommending to our board of directors the nominees for election to our board; (ii) leading our board of directors in its annual review of our board’s performance, and making recommendations to our board of directors regarding board organization, membership, function and effectiveness, as well as committee structure, membership, function and effectiveness; (iii) recommending to our board of directors nominees for each committee of our board; (iv) reviewing our efforts to promote diversity among directors, officers, employees and contractors; and (v) arranging for an orientation for all directors.

The corporate governance and nominating committee amended its charter on September 24, 2008. A current copy of the amended and restated corporate governance and nominating committee charter was attached to our proxy statement for our 2008 annual meeting of stockholders filed with the Securities and Exchange Commission on October 7, 2008. The corporate governance and nominating committee met one time during fiscal 2010.

The corporate governance and nominating committee currently consists of Messrs. Gavin (Chairman), Kahn, Jessick, McLaughlin and Schwenke, each of whom is independent within the meaning of Nasdaq listing requirements and the charter of the corporate governance and nominating committee.

Human Resources and Compensation Committee.  The human resources and compensation committee is authorized to determine compensation for our senior executives and non-employee directors. The human resources and compensation committee met 11 times during fiscal 2010. The human resources and compensation committee amended its charter on September 24, 2008. A current copy of the amended and restated human resources and compensation committee charter was attached to our proxy statement for our 2008 annual meeting of stockholders filed with the Securities and Exchange Commission on October 7, 2008.

The human resources and compensation committee currently consists of Messrs. Schwenke (Chairman), Kooper and McLaughlin, each of whom is independent within the meaning of Nasdaq listing requirements, a “nonemployee director” within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

See “Executive Officer and Executive Compensation — Compensation Discussion and Analysis”, ‘‘— Report of the Compensation Committee” and “— Human Resources and Compensation Committee Process and Procedures” below for more information regarding the human resources and compensation committee.

Meetings of Our Board of Directors and Annual Meeting of Stockholders

Our board of directors met 14 times during fiscal 2010. Each incumbent director attended at least 75% of the aggregate meetings of our board during fiscal 2010 that were held following his election and of the meetings held by all committees on which he served.

It is our policy that all of our board members attend annual meetings of stockholders, except where the failure to attend is due to unavoidable circumstances or conflicts. All of our directors attended our 2009 annual meeting of stockholders.

Director Independence

No director is deemed to be independent unless our board of directors affirmatively determines that the director has no material relationship with us, directly or as an officer, stockholder or partner of an organization that has a material relationship with us and, in doing so, our board of directors considers information regarding the relationships between each director and his family, on the one hand, and us, on the other. In assessing director independence, our board of directors considers all commercial, charitable or other business relationships that any director may have with us and our affiliates, including those reported under “Certain Relationships and Related Transactions” below. Nasdaq’s “independence” definition includes a series of objective tests, such as that the director is not an employee of ours and has not engaged in various types of business dealings with us. In addition, as further required by Nasdaq listing requirements, our board of directors has made a subjective determination with respect to each independent director that no relationships exist which, in the opinion of our board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. As a result of its review, our board of directors affirmatively determined that all of our directors (other than Mr. Weiss) are independent of us and our management under Nasdaq’s “independence” definition and that the audit committee, corporate governance and nominating committee and human resources and compensation committee are comprised exclusively of independent directors under applicable Nasdaq rules. Mr. Weiss is not considered to be independent because of his employment as one of our executives. Our board of directors also determined that the directors who serve as members of the audit committee are also “independent” for purposes of Section 10(A)(3) of the Securities Exchange Act of 1934, as amended.

Board Leadership Structure

Our board of directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of our board of directors as our board of directors believes it is in our best interests to make that determination based on the position and direction of our company and the membership of our board of directors. Our board of directors has determined that having our Chief Executive Officer serve as Chairman of our board of directors is in the best interest of the our stockholders at this time. This structure makes the best use of our Chief Executive Officer’s extensive knowledge of us and our industry, as well as fostering greater communication between our management and our board of directors. Our board of directors has not appointed a lead independent director. The non-management members of our board, however, meet periodically, and no less than twice per fiscal year, in executive session to discuss the effectiveness of our management, the quality of the board of directors meetings and any other issues or concerns.

Director Nominations

In making its recommendations as to nominees for election to our board of directors, the corporate governance and nominating committee may consider, in its sole judgment, recommendations of our Chief Executive Officer, other directors, senior executives, stockholders and third parties. The corporate governance and nominating committee may also retain third-party search firms to identify potential nominees.

Stockholders desiring to recommend nominees should submit their recommendations in writing to Roy W. Hibberd, Senior Vice President, General Counsel and Secretary, Dollar Financial Corp., 1436 Lancaster Avenue, Suite 300, Berwyn, PA 19312. Recommendations from stockholders should include pertinent information concerning the proposed nominee’s background and experience. The corporate governance and nominating committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in our capital stock. The corporate governance and nominating committee may also consider the extent to which the recommending stockholder intends to continue holding its interest in our capital stock, including, in the case of nominees recommended for election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such annual meeting.

Based on the information provided to the corporate governance and nominating committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the corporate governance and nominating committee may conduct interviews, obtain additional background information and conduct reference checks of potential nominees. The corporate governance and nominating committee may also ask potential nominees to meet with management and other members of our board of directors. After completing this evaluation process, the corporate governance and nominating committee makes a recommendation to the full board of directors, which makes the final determination whether to nominate the candidate as a director.

In evaluating a candidate, our board of directors, with the assistance of the corporate governance and nominating committee, takes into account a variety of factors as it deems appropriate, including the following:

•	the nominee’s understanding of our business and the industries in which we operate in general;

•	the nominee’s ability to regularly attend meetings of our board of directors and of any committees on which the director would serve;

•	the nominee’s ability to review in a timely manner and understand materials circulated to our board of directors regarding us or our industry;

•	the nominee’s ability to participate in meetings and decision making processes in an objective and constructive manner; and

•	the nominee’s ability to be reasonably available, upon request, to advise our officers and management.

The corporate governance and nominating committee also considers such other factors as it deems appropriate, including a nominee’s integrity, experience, achievements, judgment, intelligence, personal character and capacity to make independent analytical inquiries, ability and willingness to devote adequate time to board duties, and the likelihood that he or she will be able to serve on our board for a sustained period. The corporate governance and nominating committee also considers factors such as global experience, experience as a director of a public company and knowledge of relevant industries. Although neither the corporate governance and nominating committee nor our board of directors has a specific policy with regard to the consideration of diversity in identifying director nominees, the corporate governance and nominating committee gives due consideration to our board’s overall balance of diversity of perspectives, backgrounds and experiences when selecting individuals for nomination for election to our board of directors.

Risk Oversight

Our board of directors assumes an active role, as a whole and also at the committee level, in overseeing management of our risks. Our board of directors regularly receives reports from senior management on areas of material risk to us, including our credit, liquidity, operational and legal and regulatory risks. Pursuant to its charter, the audit committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, and it also meets periodically with management to discuss risk assessment and risk management. In addition, the human resources and compensation committee oversees the management of risks relating to our executive and non-executive compensation plans and arrangements, and the nominating and corporate governance committee manages risks associated with the independence of our board of directors and potential conflicts of interest. Although each committee oversees certain risks and the management of such risks, our entire board of directors is regularly informed through committee reports about such risks.

Ethics Hotline

We encourage our employees to raise possible ethical issues. We maintain an ethics hotline that is available 24 hours a day, seven days a week, and which is centrally answered by an independent, third-party service. Callers may remain anonymous and, to further protect the caller’s anonymity, the telephone compliance hotline staff does not identify the gender of the caller, tape record the call or use “caller ID” or other methods to identify the telephone number of the caller. We prohibit retaliatory action against any individual for raising possible ethical issues, and employees at all levels are prohibited from retribution against anyone for reporting or supplying information about an ethical concern.

Communications with Our Board of Directors

Our board of directors recommends that stockholders deliver any communications with our board in writing by sending them in care of our Secretary. Stockholders may send such communications by email to Roy W. Hibberd, our Senior Vice President, General Counsel and Secretary at Roy.Hibberd@dfg.com, or by mail to Roy W. Hibberd, Senior Vice President, General Counsel and Secretary, Dollar Financial Corp., 1436 Lancaster Avenue, Suite 300, Berwyn, PA 19312. The name(s) of any specific intended board recipient(s) should be noted in the communication.

SECURITIES OWNERSHIP

The following table sets forth information as of September 24, 2010 regarding the beneficial ownership of our common stock by each director, by each executive officer named in the 2010 Summary Compensation Table appearing elsewhere in this proxy statement, by all directors and executive officers as a group, and by each person known to us to be the beneficial owner of more than 5% of our outstanding common stock. Except as indicated below, to our knowledge, all of such common stock is owned directly, and the indicated person has sole voting and investment power.

We have calculated beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Shares of our common stock subject to options currently exercisable or exercisable within 60 days of September 24, 2010 are deemed to be outstanding for calculating the percentage of outstanding shares of the person holding those options, but are not deemed outstanding for calculating the percentage of any other person. As of September 24, 2010, there were a total of 24,372,947 shares of our common stock issued and outstanding. Unless otherwise indicated below in the footnotes to the table, the address of each officer and director is c/o Dollar Financial Corp., 1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania 19312.

	Amount of
	Beneficial		Percent of
Name and Address of Beneficial Owner:	Ownership		Class

Directors:
Jeffrey A. Weiss	806,835	(1)	3.31%
John Gavin	59,498	(2)	*
Clive Kahn	64,083	(3)	*
Michael Kooper	51,793	(4)	*
David Jessick	66,998	(5)	*
Ronald McLaughlin	51,793	(6)	*
Kenneth Schwenke	70,631	(7)	*
Other Named Executive Officers:
Sydney Franchuk	28,386	(8)	*
Silvio Piccini	26,965	(9)	*
Norman Miller	135,413	(10)	*
Randy Underwood	151,854	(11)	*
5% Stockholders:
BlackRock, Inc.	2,755,918	(12)	11.31%
Wells Fargo and Company	2,668,030	(13)	10.95%
Wellington Management Company, LLP	2,496,395	(14)	10.24%
Alydar Capital, LLC	1,968,200	(15)	8.08%
Wasatch Advisors, Inc.	1,629,781	(16)	6.69%
FMR LLC	1,554,990	(17)	6.38%
All directors and executive officers as a group (15 persons)	1,702,150	(18)	6.90%

*	Less than 1%

(1)	Includes options to purchase 28,188 shares of common stock and 48,233 restricted stock units which are exercisable within 60 days of September 24, 2010 and 100,562 restricted shares of common stock.

(2)	Includes options to purchase 7,068 shares of common stock and 3,675 restricted stock units which are exercisable within 60 days of September 24, 2010.

(3)	Includes options to purchase 7,068 shares of common stock and 3,675 restricted stock units which are exercisable within 60 days of September 24, 2010.

(4)	Includes options to purchase 7,068 shares of common stock and 3,675 restricted stock units which are exercisable within 60 days of September 24, 2010.

(5)	Includes options to purchase 7,068 shares of common stock and 3,675 restricted stock units which are exercisable within 60 days of September 24, 2010.

(6)	Includes options to purchase 7,068 shares of common stock and 3,675 restricted stock units which are exercisable within 60 days of September 24, 2010.

(7)	Includes options to purchase 7,068 shares of common stock and 3,675 restricted stock units which are exercisable within 60 days of September 24, 2010.

(8)	Includes options to purchase 1,755 shares of common stock and 628 restricted stock units which are exercisable within 60 days of September 24, 2010.

(9)	Includes options to purchase 2,146 shares of common stock and 1,000 restricted stock units which are exercisable within 60 days of September 24, 2010.

(10)	Includes options to purchase 5,457 shares of common stock and 2,558 restricted stock units which are exercisable within 60 days of September 24, 2010.

(11)	Includes options to purchase 5,457 shares of common stock and 2,558 restricted stock units which are exercisable within 60 days of September 24, 2010.

(12)	Information based on a Schedule 13G filed with the Securities and Exchange Commission on January 8, 2010 by BlackRock, Inc. BlackRock, Inc., a parent holding company, holds or shares on its behalf of: BlackRock Advisors LLC; BlackRock Asset Management Australia Limited; BlackRock Asset Management Japan Limited; BlackRock Capital Management, Inc.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock Investment Management, LLC; BlackRock International Ltd; State Street Research & Management Co. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(13)	Information based on a Schedule 13G/A filed with the Securities and Exchange Commission on June 11, 2010 by Wells Fargo & Company. Wells Fargo & Company, a parent holding company, holds or shares on its own behalf and on the behalf of: Wells Capital Management Incorporated, a registered investment advisor; Evergreen Investment Management Company, LLC, a registered investment advisor; Wells Fargo Advisors Financial Network, LLC; Wells Fargo Advisors, LLC; Wells Fargo Bank, N.A., a bank; and Wells Fargo Funds Management, LLC, a registered investment advisor. The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94163.

(14)	Information based on a Schedule 13G filed with the Securities and Exchange Commission on September 10, 2010 by Wellington Management Company, LLP, a registered investment advisor, a Massachusetts limited liability partnership with its principal place of business located at 75 State Street, Boston, MA 02109

(15)	Information based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 16, 2010 by Alydar Partners, LLC. John A. Murphy, an individual, is Manager of Alydar Capital, LLC and Alydar Partners, LLC, both Delaware limited liability companies. Alydar Capital, LLC is the general partner of Alysheba Fund, L.P. and Alysheba QP Fund, L.P. Alydar Partners, LLC is the investment manager of Alysheba Fund L.P., Alysheba QP Fund, L.P. and Alysheba Fund Limited. John A. Murphy disclaims beneficial ownership of the securities. The address of Alydar Capital, LLC is 222 Berkeley Street, 17th Floor, Boston, MA, 02116.

(16)	Information based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 16, 2010 by Wasatch Advisors, Inc., a registered investment advisor, with a principal place of business at 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(17)	Information based on a Schedule 13G filed with the Securities and Exchange Commission on February 16, 2010 by FMR LLC. The principal business address of FMR LLC is 82 Devonshire Street, Boston, MA 02109

(18)	Includes options to purchase 90,863 shares of common stock and 79,587 restricted stock units which are exercisable within 60 days of September 24, 2010 and 100,562 restricted shares of common stock.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

Our executive officers, as of September 24, 2010, including their respective ages and positions, are set forth below:

Name	Age	Position

Jeffrey A. Weiss	67	Chairman of the Board and Chief Executive Officer
Randy Underwood	60	Executive Vice President and Chief Financial Officer
Norman Miller	49	Executive Vice President and Chief Operating Officer
Sydney Franchuk	58	Executive Vice President and Chairman — National Money Mart
Silvio Piccini	47	Senior Vice President and Managing Director — United Kingdom Operations
Roy W. Hibberd	57	Senior Vice President, General Counsel and Secretary
Peter Sokolowski	49	Senior Vice President of Finance and Corporate Treasurer
William Athas	48	Senior Vice President of Finance and Corporate Controller
Melissa Soper	44	Senior Vice President of Corporate Administration

The following are biographical summaries of our executive officers.

Jeffrey A. Weiss has served as our Chairman and Chief Executive Officer since an affiliate of Bear Stearns & Co. Inc., an investment banking firm, acquired us in 1990. Until 1992, Mr. Weiss was also a Managing Director at Bear Stearns & Co. with primary responsibility for that firm’s investments in small to mid-sized companies, in addition to serving as chairman and chief executive officer for several of these companies.

Randy Underwood has served as our Executive Vice President, Chief Financial Officer and Assistant Secretary since 2004. Previously, Mr. Underwood served for three years as Senior Vice President, Global Finance and Administration and Chief Financial Officer for The Coleman Company, Inc., a manufacturer of outdoor recreation products. Prior to his tenure at The Coleman Company, Mr. Underwood held senior executive positions with Strategic Development Partners, Inc. from 1999 through 2001 and with Thorn EMI, plc, the parent company of Rent-A-Center, Inc., an operator of retail rent-to-own stores, including Senior Vice President and Chief Financial Officer and Division President, from 1988 through 1998. Earlier in his career, he practiced as a Certified Public Accountant with the firm of Peat, Marwick, Mitchell and Co., a public accounting firm.

Norman Miller has served as our Executive Vice President and Chief Operating Officer since 2007. Previously, Mr. Miller was employed by Aramark, Inc., a provider of managed services to business, educational, healthcare, governmental and other institutions, where he served from 2003 to 2006 as its Group President of Sports & Entertainment. He also served from 2002 to 2003 as Aramark’s President of Correctional Services. From 1992 to 1997, Mr. Miller was a Regional General Manager at Nestle. From 1989 to 1992, Mr. Miller was employed by Kraft General Foods, as a Regional Sales Manager. From 1988 to 1989, Mr. Miller was employed by PepsiCo as a Regional Operations Manager. Mr. Miller is a 1983 graduate of the United States Military Academy at West Point.

Sydney Franchuk has served as our Executive Vice President and Chairman-National Money Mart since 2007. Mr. Franchuk served as President of our North America operations from November 1997 until January 2007. Previously, Mr. Franchuk held the position of Vice President of Finance and Administration for National Money Mart Company and Check Mart, an affiliated company in the United States. Prior to joining us in 1985, Mr. Franchuk was a public accountant with Woods & Company and Ernst & Young LLP Chartered Accountants, each an accounting firm, and is a Certified Management Accountant.

Silvio Piccini has served as our Senior Vice President and Managing Director — United Kingdom Operations since 2008. From January 2007 until December 2007, Mr. Piccini served as a Principal of Strategic Retail Management, a retail consulting firm. Prior to that, Mr. Piccini served for one year as the Executive Vice President and Chief Merchandising Officer for Movie Gallery, Inc., a retail store video chain which acquired his employer of nine years, Hollywood Entertainment, in 2005. During Mr. Piccini’s collective 10 years of employment in the video store industry, he held several positions including Vice President of Operations, Senior Vice President of Planning

and Allocation, Senior Vice President of Merchandising, Senior Vice President of Marketing, and finally, Executive Vice President and Chief Merchandising Officer of the combined organization. Prior to that, Mr. Piccini worked for Taco Bell Corporation, then a subsidiary of Pepsico, Inc., for seven years in increasing roles of responsibility.

Roy W. Hibberd has served as our Senior Vice President, General Counsel since July 2005, and as our Secretary since June 2008. Prior to joining us, Mr. Hibberd served as a Managing Director of Smooth Engine, Inc., a consulting company, and as a Managing Director of Millennium Services Corp., a franchise and business consulting firm, from July 2002 to July 2005. From 2000 until 2002, he served as the General Counsel and Managing Director (US) for the United States operations of Virtual Internet, plc, a London based public company providing internet services, and from 1996 to 1999 as the Vice President and General Manager, The Americas, of the American Express Company.

Peter Sokolowski has served as our Senior Vice President of Finance and Corporate Treasurer since January 2008. Mr. Sokolowski previously was our Senior Vice President of Finance and Chief Credit Officer and also served as our Vice President, Finance from 1991 to 2002. Prior to joining us in 1991, Mr. Sokolowski worked in various financial positions in the commercial banking industry.

William Athas has served as our Senior Vice President of Finance and Corporate Controller since January 2007. Previously, he was our Vice President, Finance and Corporate Controller. Prior to joining us in 2000, he was the divisional controller of Timet, a titanium metals company, from December 1998 until January 2000. Mr. Athas worked at Asarco, Inc., a non-ferrous metals company, from 1987 to 1998, where he was the assistant corporate controller. Mr. Athas is a graduate of Boston College and attained his Certified Public Accountant certification in 1989.

Melissa Soper has served as our Senior Vice President of Corporate Administration since July 2007. Previously, Ms. Soper served as our Vice President and General Manager, We the People Division, from July 2005 until July 2007, and previously served from October 1996 through July 2005 as our Vice President, Corporate Human Resources, with overall responsibility for development of our global human resources department and for compliance with state and federal labor laws.

Compensation Discussion and Analysis

As a global provider of financial products and services to the unbanked and under-banked community, we believe that the value we deliver to our customers and stockholders depends in large part upon the quality and capabilities of our people. Our business model is based on our ability both to attract new customers and maintain relationships with existing customers as well as to maintain our mission, customer focus and entrepreneurial spirit. As with all of our employees, the recruitment, retention and motivation of our executive officers are critical factors to our business success. We believe that the senior leadership provided by our Chairman and Chief Executive Officer, as well as the other individuals included in the “2010 Summary Compensation Table” below, to whom we refer in this proxy statement as our named executive officers, is the cornerstone to successfully implementing and achieving our strategic plans. Through the following questions and answers, we will explain the material elements of our executive compensation programs.

What are the objectives of our executive compensation programs?

Our compensation philosophy is to provide a strong focus on overall company financial performance, business development and creation of stockholder value. As a growth-oriented and entrepreneurial company, our executive compensation programs are designed to align compensation with corporate performance and the creation of stockholder value. We seek to compensate our executives at levels that are competitive with our peer companies in order to attract, retain and motivate superior quality and highly experienced executives. Accordingly, our executive compensation programs emphasize variable pay in the form of annual and long-term incentive programs which tie a significant portion of each executive’s compensation to our success in achieving our key strategic and financial goals.

For our executive compensation programs for each of fiscal 2010 and 2011, the human resources and compensation committee of our board of directors retained the Hay Group, a global management consulting firm, to gather data regarding the types and amount of compensation that our peer companies, which we identify below, as well as other international retail and consumer companies from which we recruit, pay their executives and other key employees. The Hay Group assists our human resources and compensation committee in the review of relevant data and the determination of appropriate executive compensation levels. These reviews provide us with valuable data regarding the compensation levels and practices of our peer and other targeted companies, which, in turn, assist us in setting our compensation levels at competitive levels.

We set annual compensation for fiscal 2010 and fiscal 2011 based, in part, on a detailed report from the Hay Group that we received prior to the start of each of those fiscal years. In these reports, the Hay Group:

•	described the compensation elements and practices of the peer companies selected by our human resources and compensation committee;

•	compared the compensation levels and pay mix of each of our named executive officers and certain other executives with those of our peer companies;

•	compared the compensation levels of our named executive officers and certain other executives to the Hay Group’s General Industry and Retail Industry compensation surveys using the Hay Group’s Job Evaluation Methodology; and

•	reviewed the long-term incentive plan design practices among our peer group and the general market and provided recommendations for our long-term incentive program.

Our Chairman and Chief Executive Officer and our Executive Vice President and Chief Financial Officer, and our Chairman and Chief Executive Officer with regard to our Executive Vice President and Chief Financial Officer, provided our human resources and compensation committee with:

•	an assessment of each other named executive officer’s performance contributions for the prior year as well as sustained performance contributions over a number of years; and

•	significant changes in responsibilities delegated to each other named executive officer during the year.

The human resources and compensation committee considered this information in each instance, and discussed the data and recommendations referenced above with our Chairman and Chief Executive Officer for recommendations for named executive officers other than himself, and representatives from the Hay Group, with respect to our senior executives’ base pay and our annual cash bonus and long-term incentive programs. The human resources and compensation committee considered all of the inputs described above, as well as additional factors such as retention issues, our short and long-term performance goals and our overall compensation philosophy, and presented its recommendations to our board of directors for each element of compensation then being considered. Based on the empirical compensation data gathered by our compensation consultants, combined with the compensation philosophy and objectives communicated by the human resources and compensation committee, our board of directors discussed, considered and approved these recommendations.

With respect to the compensation of our Chairman and Chief Executive Officer, the human resources and compensation committee is responsible for reviewing and approving the goals and objectives relating to our Chairman and Chief Executive Officer’s compensation, evaluating the performance of our Chairman and Chief Executive Officer in light of such goals and objectives, and setting our Chairman and Chief Executive Officer’s compensation level, perquisites and other benefits based on this evaluation, which are also then approved by our board of directors.

What are the principal components of our executive compensation programs?

Our executive compensation programs consist of three key elements: (i) base salary; (ii) a performance-based annual bonus, payable in cash; and (iii) long-term incentive compensation, which for fiscal 2010 and fiscal 2011 included grants of shares of restricted common stock, restricted stock units, options to purchase our common stock and long-term cash incentives. Generally, as an executive’s responsibilities increase, the human resources and compensation committee allocates a greater portion of his or her total compensation potential from fixed components such as base salary to variable components such as annual bonus and long-term incentive compensation. We believe that this allocation approach reflects our pay-for-performance compensation philosophy due to the greater influence that most of our senior executives have on our annual and long-term business results. In addition, we offer certain additional compensation items to our Chairman and Chief Executive Officer and our Executive Vice President and Chief Financial Officer pursuant to employment agreements that recognize and reflect the respective roles each such individual undertakes within our organization. Each of these principal components is described in more detail below.

Base Salary:  We use base salary as a significant retention tool to provide executives with a base level of income. Historically, base salary determinations for our named executive officers take into account many factors, including:

•	the depth and breadth of an individual’s past business experience;

•	the individual’s current and historical performance and contributions to us;

•	the individual’s future potential with us;

•	the individual’s role and unique skills;

•	consideration of external market data relating to compensation for similar positions at peer companies, adjusted to reflect the relative scope of responsibilities and uniqueness of the role; and

•	subjective positional performance criteria.

In addition to the factors described above, the human resources and compensation committee also considered the findings of the Hay Group in making its base salary determinations for fiscal 2010 and fiscal 2011. Consistent with our compensation objectives of attracting and retaining top executive talent, we believe that the base salaries of our named executive officers should be set at levels which, while not always leading, are strongly competitive with, our peer group. As such, our human resources and compensation committee, our Chairman and Chief Executive Officer and our Executive Vice President and Chief Financial Officer has determined that the appropriate base salary target for our named executive officers should reflect a combination of the 50th percentile of the base salaries of comparable executives at our peer companies as a group as well as the aforementioned surveys and methodological data provided by the Hay Group, with the ability to move higher based on the factors noted above and other variables deemed relevant by our human resources and compensation committee. Given our international business model, we seek executive talent with large, international public company experience, preferably including substantial consumer retail experience. Therefore, we consider benchmarking against the consumer/retail services industries to be more relevant than specialized financial services companies. We believe that benchmarking our executive pay to this broader industry group has enabled us to attract and retain high caliber executives from that group.

In light of the challenging economic conditions that we faced in fiscal 2010, and the fact that, based on input from the Hay Group, the named executive officers were near the median in total direct compensation (including base salaries and short and long-term incentives) relative to similar executive officers in our peer group, the human resources and compensation committee elected not to increase the base salaries of any of our named executive officers for fiscal year 2010 except with respect to Mr. Weiss, whose salary increase (from $900,000 to $985,000) was made effective as of July 1, 2009 under the terms of the employment agreement that we entered into with him on October 30, 2009. In lieu of base salary increases in fiscal 2010, the human resources and compensation committee awarded the named executive officers the following discretionary cash bonus awards for fiscal 2009 based on the committee’s subjective judgment and our performance against financial and strategic objectives:

Named Executive Officer	Discretionary Cash Bonus Award

Jeffrey A. Weiss	$45,000
Randy Underwood	$66,750
Norman Miller	$67,500
Sydney Franchuk	CDN 40,000
Silvio Piccini	$13,750

Based upon input from the Hay Group, the human resources and compensation committee increased the base salaries for fiscal 2011 for each of Messrs. Underwood (from $445,000 to $505,000), Miller (from $450,000 to $505,000) and Piccini (from $275,000 to $305,000) in order to maintain each executive’s salary within the targeted percentile of our peer group, after taking into account each executive’s respective role and level of responsibility within our organization as well as his expected contributions to our long-term business strategies and objectives. These base salary increases were effective as of July 1, 2010, except with respect to Mr. Underwood, whose salary increase was effective May 17, 2010 under the terms of the amended and restated employment agreement that we entered into with him on that date. We did not increase Mr. Weiss’ base salary for fiscal 2011 based on information provided by the Hay Group. We did not increase Mr. Franchuk’s base salary for fiscal 2011 based on an assessment of his current role and responsibilities within our organization.

Annual Bonus:  Each of Messrs. Weiss, Underwood and Miller is entitled to receive annual cash bonuses pursuant to the terms of his respective employment agreement with us. Each of our other named executive officers is eligible to receive an annual cash incentive award under our management bonus program in which our other officers and key personnel participate. The target annual bonus award for each of Messrs. Weiss, Underwood and Miller is dictated by his respective employment agreement. In general, participants in the management bonus program fall within grade levels depending on position title, level of responsibility and scope of duties, with an executive’s target annual bonus opportunity increasing as the executive progresses in grade level.

Our annual cash bonus program is designed to motivate our named executive officers to improve our overall profitability through the achievement of targeted financial goals. For fiscal 2010, the annual bonus for each of our named executive officers other than Messrs. Franchuk and Piccini were determined largely based on the extent to which we achieved our consolidated targeted annual earnings before income taxes, depreciation, amortization and other items, to which we refer in this proxy statement as EBITDA. Mr. Franchuk’s annual bonus was determined based on the extent to which our Canadian retail operation achieved its EBITDA target in fiscal 2010. Mr. Piccini’s annual bonus was determined in part based on the extent to which our United Kingdom retail operations achieved its EBITDA target in fiscal 2010 and in part based on the extent to which we achieved our targeted consolidated EBITDA target in fiscal 2010.

Each of our named executive officers was entitled to receive a stated percentage of his base salary as a bonus to the extent we satisfied the applicable EBITDA target(s) in fiscal 2010. Our named executive officers were only entitled to receive a cash bonus for fiscal 2010 if we achieved 90% of the applicable EBITDA target(s), to which we refer as the lower threshold. To the extent our actual EBITDA for fiscal 2010 was above the lower threshold but less than the target amount, the named executive officer was entitled to a bonus determined based on linear interpolation between such amounts. Each named executive officer was also eligible to receive a stretch bonus to the extent that we exceeded the applicable EBITDA target(s), with the amount determined based on linear interpolation between such amounts up to the maximum bonus opportunity.

The table set forth below summarizes the annual cash bonus opportunities for each of our named executive officers for fiscal 2010 as approved by our human resources and compensation committee:

	Target Bonus Opportunity		Stretch Bonus Opportunity		Total Bonus Opportunity for
	as a Percentage of Salary		as a Percentage of Salary		Fiscal 2010
	Business	Company	Business	Company		Amount
	Unit	Consolidated	Unit	Consolidated	% of Base	in Local
Executive	EBITDA	EBITDA	EBITDA	EBITDA	Salary	Currency

Jeffrey A. Weiss	N/A	125%	N/A	50%	175%		$1,723,750
Randy Underwood	N/A	90%	N/A	90%	180%		$909,000
Norman Miller	N/A	80%	N/A	80%	160%		$720,000
Sydney Franchuk	60%	—	60%	—%	120%	CDN	480,000
Silvio Piccini	40%	10%	32.5%	17.5%	100%		$275,000

The following cash bonuses were earned by our named executive officers for fiscal 2010, and are reflected in the “2010 Summary Compensation Table” below:

	Target Bonus Achieved as a		Stretch Bonus Achieved		Total Bonus Achieved for
	Percentage of Salary		as a Percentage of Salary		Fiscal 2010
		Company		Company
	Business	Consolidated	Business	Consolidated		Amount
	Unit	EBITDA	Unit	EBITDA	% of Base	In Local
Executive	EBITDA	Results	EBITDA	Results	Salary	Currency

Jeffrey A. Weiss	N/A	125%	N/A	50%	175%		$1,723,750
Randy Underwood	N/A	90%	N/A	90%	180%		$909,000
Norman Miller	N/A	80%	N/A	80%	160%		$720,000
Sydney Franchuk	60%	—%	58.076%	—	118.076%	CDN	472,305
Silvio Piccini	40%	10%	32.5%	17.5%	100%		$275,000

Final bonus payments are determined and paid after the completion of our fiscal year audit. On August 25, 2010, our board of directors approved the payment of the annual cash bonuses for fiscal 2010 in accordance with the previously approved bonus plan.

On June 7, 2010, the human resources and compensation committee approved our cash bonus program for fiscal 2011 for certain members of our executive management team and key personnel based upon EBITDA operating targets to be determined by our board of directors and the human resources and compensation committee. The target bonus award and maximum bonus opportunities for each of our named executive officers for fiscal 2011 are set forth in the table below:

	Target Bonus Achieved as a
	Percentage of Base Salary
Executive	Minimum	Maximum

Jeffrey A. Weiss	125%	175%
Randy Underwood	90%	180%
Norman Miller	90%	180%
Sydney Franchuk	60%	120%
Silvio Piccini	50%	100%

Our board of directors has indicated that it may award additional bonuses from time to time in its discretion based upon individual and company-wide performance against strategic objectives.

Long-Term Incentive Compensation:  Our equity-based awards to executives have typically taken the form of shares of restricted common stock, restricted stock units or options to purchase shares of our common stock granted under our 2005 Equity Incentive Plan and our 2007 Equity Incentive Plan. Awards are recommended by our Chairman and Chief Executive Officer and the human resources and compensation committee, and are based on discretionary factors including but not limited to an executive’s position, level and breadth of responsibility, and significant contributions to us.

Our human resources and compensation committee approved the adoption of long-term incentive programs, to which we refer collectively as our LTIP, for fiscal 2010 and fiscal 2011 on August 11, 2009 and June 7, 2010, respectively. Our LTIP is intended to achieve the following objectives:

•	to enhance our ability to attract and retain desired talent;

•	to reward both achievement of annual goals as well as sustained performance over time;

•	to align executives’ interests with stockholders’ interests;

•	to limit shareholder dilution; and

•	to assist executives in planning for retirement.

We consider a number of alternatives for our long-term incentives to our executives and, after evaluating the various alternatives in light of our long-term incentive compensation objectives, the human resources and compensation committee determined that including restricted stock units, non-qualified options to purchase shares of our common stock and long-term cash incentives in our LTIP for fiscal 2011, the same elements used for the LTIP for fiscal 2010, would provide us with the opportunity to achieve the largest number of these objectives.

All of our named executive officers participate in our LTIP for fiscal 2011. All of our named executive officers, other than Mr. Weiss, participated in our LTIP for fiscal 2010. The parameters for each of the components of our LTIP are as follows:

Restricted Stock Units and Non-Qualified Stock Options:  Restricted stock unit awards and option awards for each of fiscal 2010 and 2011 vest ratably on a quarterly basis over a three-year period beginning with the quarter ending September 30 after the grant date, provided that the grant recipient remains employed by us on each vesting date over the three year period, thereby achieving what we believe to be a desired balance between short-term and long-term retention objectives for our key management and executives.

Long-Term Cash Incentives:  Awards for each of fiscal 2010 and fiscal 2011 vest ratably on an annual basis over a three-year period, provided that we meet certain EBITDA targets (which are the same that apply to our annual bonus programs discussed above) and/or other strategic objectives as set by our board for fiscal 2010 and fiscal 2011, respectively, and the award recipient remains employed with us on each respective payment date over the three year period.

The human resources and compensation committee intends to review our LTIP program each fiscal year to determine whether, and to what extent, new awards under our LTIP will be granted in subsequent fiscal years.

For fiscal 2010, long-term incentives were provided to our named executive officers in the form of restricted stock units, options to purchase shares of our common stock and long-term incentive cash awards. Restricted stock units and long-term incentive cash awards each represent approximately forty percent (40%) of the total value of the LTIP awards to each recipient, with options to purchase shares of our common stock valued at the remaining twenty percent (20%) of the total award value. Based on the market volatility at the time, we believed restricted stock units and long-term cash incentives were more likely to enhance management retention. For fiscal 2010, our named executive officers received the following LTIP awards:

	Restricted Stock	Options	Long-Term
Executive	Units (in Shares)(1)	(in Shares)(1)	Cash Incentive(2)

Randy Underwood	18,425	18,425	$257,950
Norman Miller	18,425	18,425	$257,950
Sydney Franchuk	4,604	4,604	$64,453
Silvio Piccini	7,370	7,370	$103,180

(1)	Awards were granted under our 2007 Stock Incentive Plan, effective July 1, 2009, and vest ratably on a quarterly basis over a three-year period beginning with the quarter ending September 30, 2009, subject to the named executive officer remaining employed with us through the applicable vesting date.

(2)	Awards were effective July 1, 2009 and vest on an annual basis over a three-year period, provided that we met our annual EBITDA target and/or strategic objectives as determined by our board of directors for the fiscal year ending June 30, 2010 and the named executive officer remains employed with us on each respective payment date — June 30, 2010, June 30, 2011 and June 30, 2012. Our board of directors and human resources and compensation committee determined on June 29, 2010 that we had met the strategic objectives previously determined by our board of directors for fiscal 2010.

On August 27, 2009, the human resources and compensation committee approved a discretionary grant of an equity award under our 2007 Equity Incentive Plan to Mr. Weiss consisting of 20,258 shares of restricted stock units and options to purchase 12,909 shares of our common stock at an exercise price equal to $16.66, the closing price of our common stock on the date of grant. This award will vest in its entirety on December 31, 2010, subject to Mr. Weiss remaining employed with us through that date and subject to earlier vesting upon certain termination events.

On November 11, 2009, pursuant to an employment agreement that we entered into with Mr. Weiss dated October 30, 2009, the human resources and compensation committee approved the grant of a equity award under our 2007 Equity Incentive Plan to Mr. Weiss consisting of 31,899 shares of restricted common stock and options to purchase 14,759 shares of our common stock at an exercise price equal to $22.86, the closing price of our common stock on the date of grant. This award will vest ratably in equal annual installments over a three-year period beginning on November 11, 2010, subject to Mr. Weiss remaining employed with us through the applicable vesting dates, subject to earlier vesting upon certain termination events.

For fiscal 2011, long-term incentives were provided to our named executive officers in the form of restricted stock units, options to purchase shares of our common stock and long term cash awards. The allocation of the total value of the LTIP awards granted to each executive for fiscal 2011 is the same that was used with respect to LTIP awards for fiscal 2010, with restricted stock units and long-term incentive cash awards each representing approximately 40% and options representing the remaining 20%, of the total value of the award.

For fiscal 2011, our named executive officers received the following awards under our LTIP program:

	Restricted Stock	Options	Long-Term
Executive	Units (in Shares)(1)	(in Shares)(1)	Cash(2)

Jeffrey A. Weiss	21,925	21,277	$394,000
Randy Underwood	16,300	15,817	$292,905
Norman Miller	16,300	15,817	$292,905
Sydney Franchuk	4,064	3,943	$73,024
Silvio Piccini	6,059	5,879	$108,874

(1)	Awards were granted under our 2007 Stock Incentive Plan, effective July 1, 2010, and vest ratably on a quarterly basis over a three-year period beginning with the quarter ending September 30, 2010, subject to the named executive officer remaining employed with us through the applicable vesting date.

(2)	Awards were effective July 1, 2010 and vest on an annual basis over a three-year period, provided that we meet our annual EBITDA target and/or strategic objectives as determined by our board for the fiscal year ending June 30, 2011 and the named executive officer remains employed with us on each respective payment date — June 30, 2011, June 30, 2012 and June 30, 2013.

Pursuant to Mr. Weiss’ current employment agreement with us, Mr. Weiss is entitled to receive annual awards beginning with fiscal 2011 equal to 200% of his base salary, one half of which is payable in cash and one half of which is payable in a combination of restricted stock units, non-qualified stock options and cash. The latter awards are granted under our LTIP and are described in the table above. See below for a more detailed discussion of Mr. Weiss’ annual awards. Pursuant to the employment agreements that we have entered into with Mr. Underwood and Mr. Miller, each such individual is entitled to receive annual LTIP awards at a level commensurate with his position within our organization and with other comparable senior executives. The annual LTIP awards to Mr. Underwood is entitled under his employment agreement must consist of 20% non-qualified stock options, 40% restricted stock units and 40% cash, based on the value of the awards. The LTIP awards for fiscal 2011 received by Messrs. Weiss, Underwood and Miller and reflected in the table above are consistent with the terms of their respective employment agreements.

Deferred Compensation Plan:  Certain of our key executives, including our named executive officers, are eligible to participate in our executive Deferred Compensation Plan. Our Deferred Compensation Plan provides participants with the opportunity to save and accumulate additional income on a pre-tax basis which otherwise would be lost under our tax qualified 401(k) plan on account of Internal Revenue Code provisions which limit the compensation that may be taken into account, and the benefits that may be accrued under, a qualified plan.

Similar to a qualified 401(k) plan, our Deferred Compensation Plan enables each plan participant to defer a percentage of his or her base salary and or bonus compensation and to choose how such deferred amounts are invested. Furthermore, as with our 401(k) plan, our Deferred Compensation Plan allows each plan participant to earn a rate of return, based on the participant’s investment elections, on their account balance on a tax-deferred basis. In addition, our Deferred Compensation Plan offers the flexibility of saving for retirement or for a shorter period of time. From time-to-time, we may make discretionary contributions to our Deferred Compensation Plan on an executive’s behalf. These contributions are subject to vesting conditions as established by our board of directors. We made no discretionary contributions to our Deferred Compensation Plan during fiscal 2010.

Other Compensation:  In addition to our standard compensation elements, we have agreed to provide to each of our Chairman and Chief Executive Officer and our Executive Vice President and Chief Financial Officer certain additional amounts pursuant to employment agreements with each such officer.

Pursuant to the terms of his employment agreement with us, Mr. Weiss is entitled to receive a supplemental retirement benefit, which we refer to as the capstone award, upon certain qualifying terminations of Mr. Weiss’s employment. The capstone award is a lump-sum payment which is the actuarial equivalent of an annual benefit of $300,000 payable to Mr. Weiss in equal monthly installments during his lifetime commencing the month that follows the applicable vesting date and a $150,000 annual survivor benefit payable on his subsequent death to his surviving spouse for her lifetime.

Under the terms of his employment agreement, Mr. Weiss is also entitled to receive an additional supplemental retirement benefit for each of fiscal 2010 and fiscal 2011, which we refer to as the incremental capstone award, if (i) Mr. Weiss remains continuously employed by us through such date(s) and his employment terminates by reason of his retirement on or after June 30, 2012 or the termination of his employment by us for any reason after June 30, 2014, (ii) Mr. Weiss’ employment is terminated by us for reason of disability or without cause (as defined in his employment agreement), (iii) Mr. Weiss resigns his employment for good reason (as defined in his employment agreement), or (iv) a change in control (as defined in his employment agreement) occurs during the term of Mr. Weiss’ employment with us, which such dates we refer to as incremental vesting dates. The incremental capstone award is a lump-sum payment which is the actuarial equivalent of an annual benefit of $75,000 payable to Mr. Weiss in equal monthly installments during his lifetime, commencing the first business day of the calendar month that follows the applicable incremental vesting date, with a $37,500 per year survivor benefit payable on his subsequent death to his surviving spouse for her lifetime. $1.0 million of the incremental capstone award (or, if the value of the incremental capstone award is less than $1.0 million, then all of such incremental capstone award) will be payable on the first anniversary of the incremental vesting date, with any balance thereof payable on the first business day of the calendar month that follows the applicable incremental vesting date.

Under the terms of his employment agreement, if Mr. Weiss is employed by us as of June 30 of each year during the term of the agreement, Mr. Weiss is entitled to receive an award equal to 200% of his base salary for such completed fiscal year that is payable one-half in cash, which we refer to as the cash awards, and one-half in a combination of restricted stock units, non-qualified stock options and cash, which we refer to as the plan awards. Each cash award is payable upon the appointment by our board of directors of Mr. Weiss’ permanent successor as Chief Executive Officer of the Company; provided that a cash award will be payable (i) in a given year if our board of directors concludes, in its reasonable discretion, that satisfactory progress has been achieved by Mr. Weiss in planning for the succession of his Chief Executive Officer position, or (ii) upon a change of control, in each case subject to the condition that Mr. Weiss has remained continuously employed by us through such date. If Mr. Weiss’ successor as our permanent Chief Executive Officer is appointed by our board of directors prior to June 30, 2012, and provided that he has remained continuously employed by us through such date, Mr. Weiss is entitled to receive payment, on the date such successor is appointed by our board of directors, of the amount of the cash awards to which Mr. Weiss would have otherwise been entitled to receive under the terms of his employment agreement had he remained employed by us through June 30, 2012. Each plan award will be apportioned between restricted stock units, non-qualified stock options and cash in the same proportion as other members of our management that participate in our LTIP. If Mr. Weiss’ successor as our permanent Chief Executive Officer is appointed by our board of directors prior to June 30, 2012, and provided that he has remained continuously employed by us through such date, Mr. Weiss is entitled to receive the pro rata portion of the plan awards that would have been granted had he remained employed by us until the end of the fiscal year that includes the date such successor is appointed by our board of directors. The plan awards in the form of restricted stock units and stock options vest ratably on a quarterly basis over a three-year period from the grant date, provided that Mr. Weiss remains continuously employed by us through such dates. The cash component of the plan awards vest annually over a three-year period from the grant date, provided that we meet EBITDA targets and/or other strategic objectives as determined by our board of directors. Cash and plan awards will vest immediately upon a change in control or upon certain qualifying termination of Mr. Weiss’ employment.

On July 28, 2010, the human resources and compensation committee approved the grant to Mr. Weiss of a cash award for an amount equal to his current base salary of $985,000, and determined that the requisite succession planning conditions had been met and that such cash award was immediately payable to Mr. Weiss.

For a further discussion of Mr. Weiss’ cash awards, plan awards, capstone award and incremental capstone award, see “— Potential Payments upon Termination or Change in Control — Jeffrey A. Weiss” below.

Pursuant to the terms of his employment agreement with us, Mr. Underwood is entitled to receive an annual retention bonus at the rate of $150,000 per year, which we refer to as the annual retention bonus, upon certain qualifying terminations of Mr. Underwood’s employment described below. Mr. Underwood’s annual retention bonus is payable to him in equal monthly installments during his lifetime (and, upon his death, if Mr. Underwood has remained married to his spouse through the date of his death, his spouse will be entitled to receive an annual benefit of $75,000 payable in equal monthly installments during her lifetime). Mr. Underwood’s right to the annual retention bonus will become vested upon the occurrence of the following: (i) the termination of Mr. Underwood’s employment for any reason on or after June 30, 2011, (ii) the termination of Mr. Underwood’s employment by us without cause (as defined in his employment agreement) or by Mr. Underwood with good reason (as defined in his employment agreement), or (iii) by reason of Mr. Underwood’s death or disability. Mr. Underwood will be entitled to receive the annual retention bonus commencing the first month after such a qualifying termination, except in the case of a termination by Mr. Underwood of his employment for good reason or termination by us without cause prior to June 30, 2011, in which case payments with respect to the annual retention bonus would not commence until the expiration of a severance period of 12 months during which Mr. Underwood would be entitled to receive his base salary and cash bonus at the time of such termination. Upon a change of control (as defined in his employment agreement), Mr. Underwood will be entitled to receive in a lump sum equal to the actuarial equivalent of the value of the annual retention bonus in lieu of any future payments with respect to the annual retention bonus (and regardless of whether Mr. Underwood’s right to the annual retention bonus had otherwise vested at the time of the change of control).

Under the terms of his employment agreement, Mr. Underwood is also entitled to receive an incremental retention bonus, which we refer to as the incremental retention bonus, upon certain qualifying terminations of Mr. Underwood’s employment described below. Mr. Underwood’s incremental retention bonus is an annual benefit of $50,000 payable to Mr. Underwood in equal monthly installments during his lifetime (and, upon his death, if Mr. Underwood has remained married to his spouse through the date of his death, in which case his spouse will be entitled to receive an annual benefit of $25,000 payable in equal monthly installments during her lifetime). Pursuant to the terms of the Mr. Underwood’s employment agreement, the incremental retention bonus will become payable if Mr. Underwood’s employment is terminated (i) for any reason on or after December 31, 2012, (ii) by the Company without cause, or by Mr. Underwood with good reason, or (iii) by reason of Mr. Underwood’s death or disability. Mr. Underwood will be entitled to receive the incremental retention bonus commencing the first month after such a qualifying termination, except in the case of a termination by Mr. Underwood of his employment for good reason or termination by us without cause prior to June 30, 2012, in which case payments with respect to the incremental retention bonus would not commence until the expiration of a severance period of 12 months during which Mr. Underwood would be entitled to receive his base salary and cash bonus at the time of such termination. Upon a change of control (as defined in his employment agreement), Mr. Underwood will be entitled to receive in a lump sum equal to the actuarial equivalent of the value of the incremental retention bonus in lieu of any future payments with respect to the incremental retention bonus (and regardless of whether Mr. Underwood’s right to the incremental retention bonus had otherwise vested at the time of the change of control).

For a further discussion of Mr. Underwood’s annual retention bonus and incremental retention bonus, see “— Potential Payments upon Termination or Change in Control — Randy Underwood” below.

• What do we seek to reward and accomplish through our executive compensation programs?

We believe that our compensation programs, collectively, should enable us to attract, retain and motivate high quality executives with international and public company experience. We provide annual bonus awards primarily to motivate key employees to meet business unit and corporate annual performance targets that take into account, and that we believe enhance, our performance. We evaluate our performance by reference both to our annual performance targets as compared to our annual internal EBITDA goals and to strategic objectives established by our board of directors. Strategic objectives are annual objectives which contribute to our long-term growth strategies. We design long-term incentive awards primarily to retain as well as to motivate and reward key employees over longer periods, generally ranging up to three years. Through the vesting and forfeiture provisions that we include in annual awards of stock options, restricted stock units, and long-term cash incentives, we believe that provide an additional incentive to executives to act in furtherance of our long-term and our stockholder’s interests.

• Why have we selected each principal component of our executive compensation programs?

We have selected programs that we have found to be commonly used by international public companies, both within and outside of our industry, because believe that such commonly used programs are well understood by our stockholders, our executives, executives we seek to hire, and analysts and credit rating agencies. Moreover, we selected each program only after we have first confirmed, with the assistance of outside professional advisors, that the program comports with settled legal and tax rules.

• How do we determine the amount of each principal component of compensation to our executives?

The human resources and compensation committee exercises judgment and discretion in setting compensation for our senior executives only after it has first reviewed industry data and peer company practices, Hay Group compensation surveys, addressed targeted compensation with an independent compensation consultant, evaluated the recommendations of our Chairman and Chief Executive Officer and our Executive Vice President and Chief Financial Officer, and evaluated our corporate performance. The human resources and compensation committee has generally attempted to set our executive compensation as a whole within the middle range of comparative pay based on our peer group companies and compensation surveys, as described in more detail below under the heading “To what extent do we benchmark total compensation and material elements of compensation and what are the benchmarks that we use?”

Employment agreements that we have entered into with certain of our named executive officers provide for salary and, other than with respect to the employment agreement with our Executive Vice President and Chairman — National Money Mart, target annual bonus percentages, at fixed rates agreed to by the parties, and therefore, these components cannot be reduced at the discretion of our human resources and compensation committee.

• What specific items of corporate performance do we take into account in setting compensation policies and making compensation decisions?

Historically, achievement of our targeted EBITDA at the consolidated and business unit levels and the achievement of strategic objectives established by our board of directors have been the primary incentive targets under our annual bonus and long-term incentive compensation programs. For purposes of determining whether annual EBITDA targets have been achieved, our human resources and compensation committee may make adjustments to our EBITDA results in any objective manner it deems appropriate in its discretion to take into account the impact of extraordinary or non-recurring events such as a significant investment, disposition or acquisition, or performance toward and achievement of our strategic objectives. Additionally, under our LTIP for fiscal 2010 and fiscal 2011, we make payments for the long-term cash incentive compensation component if we meet certain EBITDA targets and/or other strategic objectives as set by our board for the respective fiscal years and, the named executive officer remains employed with us on each respective payment date.

• What factors do we consider in decisions to increase or decrease compensation materially?

As stated above under the heading “How do we determine the amount of each principal component of compensation to our executives?”, we have contractual commitments with Messrs. Weiss, Underwood, Miller and Franchuk and certain of our other executives who are not named executive officers with respect to a rate of base salary, and with Messrs. Weiss, Underwood and Miller and certain of our other executives who are not named executive officers regarding annual target bonuses, mutually agreed upon as a result of the arms’ length negotiation of each such named executive officer’s employment agreement with us, thereby limiting our ability to decrease those components of their compensation during the respective terms of their employment agreements. The factors that we consider in decisions to increase compensation include the individual performance of the executive, our corporate performance, and the annual benchmarking initiatives as discussed throughout this Compensation Discussion and Analysis.

• How do accounting considerations impact our compensation practices?

Prior to implementation of a compensation program and the granting of awards under the program, we evaluate the cost of the program and awards in light of our current performance and anticipated budgeted performance. We also review the design of compensation programs to assure that the recognition of expense for financial reporting purposes is consistent with our financial modeling. We designed our fiscal 2010 and fiscal 2011 programs so that overall costs fell within a budgeted dollar amount and that the awards under those programs would be accounted for under standards governing equity-based arrangements and, more specifically, so that they would be afforded fixed treatment under those standards.

• How do tax considerations impact our compensation practices?

Prior to our implementation of a compensation program and awards under the program, we evaluate the Federal and international income tax consequences, both to us and to our executives, of the contemplated program and awards. Before approving a program, our human resources and compensation committee receives an explanation from our outside professionals as to the tax treatment of the program and awards under the program, and assurances from our outside professionals that the tax treatment should be respected by domestic and international taxing authorities.

Section 162(m) of the Internal Revenue Code limits our tax deduction each year for compensation to each of our Chairman and Chief Executive Officer and our three other highest paid executive officers (not including our Chief Financial Officer) to $1 million unless, in general, the compensation is paid under a plan that is performance-related, non-discretionary and has been approved by our shareholders. The human resources and compensation committee monitors, and will continue to monitor, the effect of Section 162(m) on our compensation programs; however, given our significant net operating losses, we have not attempted to structure compensation to be fully deductible under Section 162(m).

We adopted our Deferred Compensation Plan primarily for our U.S. executives to provide them with an opportunity to save for the future without paying a current tax on the deferred amounts.

• Why have we entered into agreements with named executive officers that provide for post-employment payments following a change-in-control?

We believe that it is in our best interest to have agreements with certain of our named executive officers to assure that we will have the continued dedication and objectivity of those individuals, notwithstanding the possibility, threat or occurrence of a change in control. The agreements with our Chairman and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Executive Vice President and Chief Operating Officer, and Executive Vice President and Chairman-National Money Mart provide for post-employment payments following a change in control as described under “— Payments upon Termination of Employment and Change in Control” below.

• To what extent do we benchmark total compensation and material elements of compensation and what are the benchmarks that we use?

In setting compensation for our named executive officers for fiscal 2010 and 2011, the human resources and compensation committee compared the elements of total compensation to compensation provided by peer groups of industry, financial services and broader consumer/retail services peers, preferably with international operations. The human resources and compensation committee used peer group data and Hay Group compensation surveys primarily as a frame of reference to set executive compensation as a whole within the middle range of comparative pay at the peer group companies. We maintained for fiscal 2011 the group of peer companies that was utilized for fiscal 2010, which included financial services and broader consumer/retail services peers, since we believe that such companies are frequently more reflective of the companies with which we compete for executive talent than our industry peers. These peer companies are listed in alphabetical order below:

Industry Peers	Financial Services Peers	Retail Peers

Advance America	Coinstar, Inc.	Aeropostale, Inc.
Cash America International, Inc.	Euronet Worldwide, Inc.	Aaron Rents, Inc. *
EZCorp, Inc.	Global Cash Access Holdings, Inc.	American Eagle Outfitters, Inc.
First Cash Financial Services, Inc.	Global Payments, Inc.	Cheesecake Factory, Inc.
	Heartland Payment Systems, Inc.	Collective Brands, Inc.
	Jackson Hewitt Tax Services, Inc.*	Denny’s Corp.
	Ocwen Financial Corp.	Dick’s Sporting Goods, Inc.
	Verifone Holdings Inc.	Dollar Thrifty Automotive Group, Inc.
	World Acceptance Corp.*	O’Reilly Automotive, Inc.*
Rent-A-Center, Inc.*
Ruby Tuesday, Inc.
Urban Outfitters, Inc.

*	Services our customer demographic base

We have not adopted a policy that provides for recovery of an award if a performance measure used to calculate the award is subsequently adjusted in a manner that would reduce the size of the award. Although, we have not previously experienced any such restatements or adjustments, if we were to experience such an adjustment, the human resources and compensation committee would assess the circumstances relating to the adjustment and take such actions as it believes to be appropriate.

• What is the role of our executive officers in the compensation process?

The human resources and compensation committee meets periodically with our Chairman and Chief Executive Officer and our Executive Vice President and Chief Financial Officer to address executive compensation, including the rationale for our compensation programs and the efficacy of the programs in achieving our compensation objectives. The human resources and compensation committee invites representatives of the Hay Group to join pertinent meetings and occasionally requests one or more other members of senior management to participate in certain meetings. Through these meetings, the human resources and compensation committee directs senior management and the compensation consultant to provide industry data, including levels and forms of compensation provided at peer companies, and legal, tax and financial analyses and counsel. The human resources and compensation committee also relies on senior management to evaluate compensation programs to assure that they are designed and implemented in compliance with laws and regulations, including SEC reporting requirements. The human resources and compensation committee principally relies on the recommendations of our Chairman and Chief Executive Officer regarding the performance of his direct reports. At meetings held in June 2010, the human resources and compensation committee received recommendations from our Chairman and Chief Executive Officer regarding salary adjustments, discretionary bonus awards and long-term incentive awards for fiscal 2011 for our executive officers other than himself. The human resources and compensation committee accepted these recommendations after concluding that the recommendations comported with the human resources and compensation committee’s objectives and philosophy and its evaluation of our performance, and industry and other supporting data.

• Do we consider the relative risks of our compensation programs to us and our business?

When establishing and reviewing our executive compensation programs, the human resources and compensation committee and our board of directors consider whether the programs encourage risks which are reasonably likely to have a material adverse affect on us. In April 2010, the human resources and compensation committee received from its compensation consultant, the Hay Group, factors to consider in determining the extent to which the features of our compensation programs aggravate or mitigate risk. In reviewing these considerations, in light of the our broad-based plans, including those in which our named executive officers participate, the human resources and compensation committee determined that our compensation programs are not reasonably likely to have a material adverse effect on us. A review of those features and our compensation programs is highlighted below:

Risk Aggravating Feature	Our Compensation Programs
A compensation mix overly weighted toward short-term incentives	The mix of pay, and blend of equity, is appropriately balanced between fixed and variable, short- and long-term, and time and performance based.
Highly leveraged payout curves and uncapped payouts	Maximum payout levels for our annual cash bonuses upon achievement of financial goals are capped; the payout curves are appropriately calibrated to afford for reasonable leverage; there is direct alignment between pay and performance.
Unreasonable goals or thresholds	Considering our performance history, the goals and thresholds are appropriate.
Use of inappropriate metrics	Our performance based programs consider EBITDA targets and strategic objectives as set by our board of directors. These metrics are within the influence of management’s performance and are aligned with stockholders’ interests.
Contiguous performance periods (without additional holding or vesting requirements)	The long-term incentive plan is built on overlapping annual cycles.

The human resources and compensation committee has noted that we do not engage in the practices that aggravate risk and further noted a number of design features of our annual cash bonus plan and long-term incentive plan reduce the likelihood of excessive risk taking. For example, the human resources and compensation committee believes that our annual cash bonus program appropriately balances risk and the desire to focus executives on specific short-term financial goals important to our success. Furthermore, a significant portion of the compensation provided to our named executive officers is in the form of long-term equity awards that are important to help further align executives’ interests with those of our stockholders. The human resources and compensation committee determined and the our board of directors concurred that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

Compensation Committee Report

Our human resources and compensation committee has reviewed and discussed the Compensation Discussion and Analysis with our management and, based on the review and discussion, recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and thereby incorporated by reference into our Annual Report on Form 10-K. Our board of directors accepted the recommendation of the human resources and compensation committee. This report is made by the undersigned members of the human resources and compensation committee.

Kenneth Schwenke (Chair)
Ron McLaughlin
Michael Kooper

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any such filing.

Human Resources and Compensation Committee Process and Procedures

The human resources and compensation committee’s charter has been approved by our board of directors upon the recommendation of the corporate governance and nominating committee. The human resources and compensation committee and the corporate governance and nominating committee review the charter no less frequently than annually. Under its charter, the human resources and compensation committee’s responsibilities include:

•	reviewing and approving our goals and objectives relating to our Chairman and Chief Executive Officer’s compensation, evaluating the performance of our Chairman and Chief Executive Officer in light of such goals and objectives, and setting our Chairman and Chief Executive Officer’s compensation level, perquisites and other benefits based on this evaluation;

•	in consultation with our Chairman and Chief Executive Officer, reviewing and approving the compensation, perquisites and other benefits (including, but not limited to, (i) annual base salary level, (ii) annual incentive compensation, (iii) long-term incentive compensation, (iv) employment, severance and change-in-control agreements, if any, and (v) retirement benefits, if any, for each of our executive officers, including the named executive officers, in each such case taking into account the recommendations of our Chairman and Chief Executive Officer and such other information as the human resources and compensation committee believes appropriate;

•	periodically reviewing and approving new compensation programs for our executive officers; reviewing annually our executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes; and establishing and periodically reviewing policies for the administration of executive compensation programs;

•	reviewing and recommending to our board of directors the appropriate structure and amount of compensation for the non-employee directors;

•	establishing and periodically reviewing policies in the area of senior management perquisites;

•	reviewing and approving material changes in our employee benefit plans; making recommendations to our board of directors generally with respect to incentive-compensation plans, equity-based plans and deferred compensation plans; establishing criteria for the granting of options and other stock-based awards to our executive officers and other employees and review and approving the granting of options and other stock-based awards to our executive officers, including administering our 2005 stock incentive plan, our 2007 equity incentive plan and any other incentive-compensation plans, equity-based plans and deferred compensation plans; and administering our incentive and equity-based plans and programs;

•	reviewing and approving the terms of any employment agreement executed by us with an executive officer, including any of our named executive officers;

•	exercising sole authority to retain, and to terminate, any third party consultants to assist in the evaluation of director, Chairman and Chief Executive Officer or executive compensation and exercising sole authority to approve such consultant’s fees and other retention terms;

•	reviewing and reassessing annually the adequacy of the human resources and compensation committee charter and recommending any proposed changes to our board and annually evaluating its own performance;

•	reviewing the Compensation Discussion and Analysis section to be included in our annual proxy statement or other report or filing, discussing the Compensation Discussion and Analysis with our management, and recommending to our board of directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and/or proxy statement; and

•	reviewing our succession planning process for our Chairman and Chief Executive Officer and all executive officers and making recommendations to our board of directors regarding succession planning issues.

In the questions and answers set forth above under the caption “— Compensation Discussion and Analysis” above, we have addressed the role of executive officers in the executive compensation process. See the question “What is the role of our executive officers in the compensation process?” under the caption “— Compensation Discussion and Analysis” above. With respect to compensation of directors, the role of our executive officers is limited to furnishing such industry data, summaries and legal and financial analyses as the human resources and compensation committee requests from time to time.

As discussed under the caption “— Compensation Discussion and Analysis” above, our human resources and compensation committee has engaged the Hay Group since fiscal 2008 to provide it with peer group and industry compensation data, compensation surveys and advice on compensation best practices. The instructions given by our human resources and compensation committee to the Hay Group will vary yearly but typically will include a request: (i) that the firm prepare an executive compensation peer group analysis that covers our senior executives; (ii) that the firm compile current data with regard to industry compensation trends and practices; and (iii) for a recommendation as to ranges for base salary, annual incentives and long-term incentives for executives officers and directors. Pursuant to the terms of its engagement by the human resources and compensation committee, the Hay Group is directed to recommend programs that are fair, reasonable and balanced and designed to attract, retain, motivate and reward executives for performance, while closely aligning the interests of executives with those of our stockholders. We paid the Hay Group less than $120,000 in the aggregate for all the services that it provided to us in fiscal 2010.

2010 Summary Compensation Table

The following table sets forth summary information concerning compensation of our principal executive officer and principal financial officer and each of the next three most highly compensated current executive officers whose total compensation (excluding any compensation as a result of a change in pension value and non-qualified deferred compensation earnings) exceeded $100,000 during fiscal 2010. We refer to these persons in this proxy statement as our named executive officers.

									Change in
									Pension Value
									and
							Non-Equity		Nonqualified
					Stock	Option	Incentive Plan		Deferred		All Other
Name and		Salary		Bonus	Awards	Awards	Compensation		Compensation		Compensation	Total
Principal Position	Year	($)		($)	($)(2)	($)(3)	($)		Earnings		($)(20)	($)

Jeffrey A. Weiss,	2010	$985,000		—	$1,460,702	$495,125	$1,723,750	(4)	$618,941	(13)	$193,592	$5,477,110
Chairman of the Board and	2009	$882,692		—	$907,534	$226,885	$911,520	(9)	$1,335,537	(13)	$198,586	$4,462,754
Chief Executive Officer	2008	$831,044	(1)	—	$367,191	$217,383	$1,134,421	(14)	$2,848,353	(13)	$208,986	$5,607,378
Randy Underwood,	2010	$451,923	(1)	—	$584,947	$306,471	$1,174,983	(5)	$471,457	(13)	$125,169	$3,114,950
Executive Vice President	2009	$445,000	(1)	—	$300,000	$138,381	$545,114	(10)	—		$187,398	$1,615,893
and Chief Financial Officer	2008	$392,500	(1)	—	$208,000	$242,375	$660,851	(15)	$1,239,369	(13)	$253,960	$2,997,055
Norman Miller,	2010	$450,000	(1)		$584,947	$306,471	$985,983	(6)			$22,380	$2,349,781
Executive Vice President	2009	$450,000	(1)	—	$300,000	$138,381	$549,216	(18)	—		$21,750	$1,459,347
and Chief Operating Officer	2008	$425,000	(1)	—	$208,000	$242,375	$667,528	(16)	—		$27,410	$1,570,313
Sydney Franchuk,	2010	$369,907		—	$146,003	$76,494	$558,820	(7)	—		$33,778	$1,185,002
Executive Vice President	2009	$358,269		—	—	—	$191,250	(17)	—		$31,204	$580,723
and Chairman — National	2008	$396,296		—	$83,200	$96,950	$313,931	(11)	—		$33,393	$923,770
Money Mart Company (12)
Silvio Piccini,	2010	$275,000		—	$225,695	$118,442	$401,393	(8)	—		$342,953	$1,363,483
Senior Vice President and Managing Director — United Kingdom Operations	2009	$291,712		—	$127,497	$58,811	$260,107	(19)	—		$233,893	$972,020

(1)	Includes salary deferred by the named executive officer under our Deferred Compensation Plan. Payment of such salary is deferred until retirement, or in some instances, until a specified date prior to retirement.

(2)	The amounts shown in this column reflect the aggregate grant date fair value for stock awards granted in fiscal 2008, fiscal 2009 and fiscal 2010, respectively, in accordance with FASB ASC Topic 718, pursuant to our equity compensation plans. The valuation assumptions used in the calculation of this amount are described in Note 4 to our financial statements included in our Annual Report on Form 10-K for fiscal 2008, fiscal 2009, and fiscal 2010, respectively.

(3)	The amounts shown in this column reflect the aggregate grant date fair value for option awards granted in fiscal 2008, fiscal 2009 and fiscal 2010, respectively, in accordance with FASB ASC Topic 718, pursuant to our equity compensation plans. The valuation assumptions used in the calculation of this amount are described in Note 4 to our financial statements included in our Annual Report on Form 10-K for fiscal 2008, fiscal 2009, and fiscal 2010, respectively.

(4)	Consists of a $1,723,750 cash bonus award pursuant to our annual cash bonus program, which is determined largely based on the extent to which we achieved our fiscal 2010 consolidated targeted annual earnings before interest, taxes, depreciation and amortization and other items, which we refer to in this proxy statement as EBITDA objectives.

(5)	Consists of (i) a $909,000 cash bonus award pursuant to our annual cash bonus program, which is determined largely based on the extent to which we achieved our fiscal 2010 consolidated targeted EBITDA objectives, (ii) the vesting and payment of $85,983 of the $257,950 long-term cash incentive awarded in fiscal 2010, (iii) the vesting and payment of $80,000 of the $240,000 long-term cash incentive awarded in fiscal 2009, (iv) the vesting of $33,333 of the $100,000 fiscal year 2008 company contribution to the Deferred Compensation Plan and the deposit of such amount to the participant’s account and (v) the vesting and payment of $66,667 of the $200,000 long-term cash incentive granted in fiscal 2008. The $85,983 portion of the long-term cash incentive was awarded effective July 1, 2009 and was conditioned upon achieving our fiscal 2010 annual EBITDA target and/or strategic objectives as established by our board of directors. The $80,000 portion of the long-term cash incentive was awarded effective July 1, 2008 and was conditioned upon achieving our fiscal

2009 annual EBITDA target and/or strategic objectives as established by our board of directors. The $33,333 portion of the company contribution to our Deferred Compensation Plan and the $66,667 portion of the long-term cash incentive were granted effective July 1, 2007 and were conditioned upon achieving our fiscal 2010 strategic objectives as established by our board of directors. The human resources and compensation committee and our board of directors determined that we met the strategic objectives for fiscal year 2010 and, accordingly, these awards vested.

(6)	Consists of (i) a $720,000 cash bonus award pursuant to our annual cash bonus program, which is determined largely based on the extent to which we achieved our fiscal 2010 consolidated targeted EBITDA objectives, (ii) the vesting and payment of $85,983 of the $257,950 long-term cash incentive awarded in fiscal 2010, (iii) the vesting and payment of $80,000 of the $240,000 long-term cash incentive awarded in fiscal 2009, (iv) the vesting of $33,333 of the $100,000 fiscal year 2008 company contribution to the Deferred Compensation Plan and the deposit of such amount to the participant’s account and (v) the vesting and payment of $66,667 of the $200,000 long-term cash incentive granted in fiscal 2008. The $85,983 portion of the long-term cash incentive was awarded effective July 1, 2009 and was conditioned upon achieving our fiscal 2010 annual EBITDA target and/or strategic objectives as established by our board of directors. The $80,000 portion of the long-term cash incentive was awarded effective July 1, 2008 and was conditioned upon achieving our fiscal 2009 annual EBITDA target and/or strategic objectives as established by our board of directors. The $33,333 portion of the company contribution to our Deferred Compensation Plan and the $66,667 portion of the long-term cash incentive were granted effective July 1, 2007 and were conditioned upon achieving our fiscal 2010 strategic objectives as established by our board of directors. The human resources and compensation committee and our board of directors determined that we met the strategic objectives for fiscal year 2010 and, accordingly, these awards vested.

(7)	Consists of (i) a $445,336 cash bonus award pursuant to our annual cash bonus program, which is determined based on the extent to which our Canadian retail operation achieved its fiscal 2010 targeted EBITDA objectives, (ii) the vesting and payment of $21,484 of the $64,453 long-term cash incentive awarded in fiscal 2010, (iii) the vesting and payment of $32,000 of the $96,000 long-term cash incentive awarded in fiscal 2009, (iv) the vesting of $20,000 of the $60,000 fiscal year 2008 company contribution to the Deferred Compensation Plan and the deposit of such amount to the participant’s account and (v) the vesting and payment of $40,000 of the $120,000 long-term cash incentive granted in fiscal 2008. The $21,484 portion of the long-term cash incentive was awarded effective July 1, 2009 and was conditioned upon achieving our fiscal 2010 annual EBITDA target and/or strategic objectives as established by our board of directors. The $32,000 portion of the long-term cash incentive was awarded effective July 1, 2008 and was conditioned upon achieving our fiscal 2009 annual EBITDA target and/or strategic objectives as established by our board of directors. The $20,000 portion of the company contribution to our Deferred Compensation Plan and the $40,000 portion of the long-term cash incentive were granted effective July 1, 2007 and were conditioned upon achieving our fiscal 2010 strategic objectives as established by our board of directors. The human resources and compensation committee and our board of directors determined that we met the strategic objectives for fiscal year 2010 and, accordingly, these awards vested.

(8)	Consists of (i) a $275,000 cash bonus award pursuant to our annual cash bonus program, which is determined largely based on the extent to which our U.K. retail operation achieved its fiscal 2010 targeted EBITDA objectives, (ii) the vesting and payment of $34,393 of the $103,180 long-term cash incentive awarded in fiscal 2010, (iii) the vesting and payment of $32,000 of the $96,000 long-term cash incentive awarded in fiscal 2009, (iv) the vesting of $20,000 of the $60,000 fiscal year 2008 company contribution to the Deferred Compensation Plan and the deposit of such amount to the participant’s account and (v) the vesting and payment of $40,000 of the $120,000 long-term cash incentive granted in fiscal 2008. The $34,393 portion of the long-term cash incentive was awarded effective July 1, 2009 and was conditioned upon achieving our fiscal 2010 annual EBITDA target and/or strategic objectives as established by our board of directors. The $32,000 portion of the long-term cash incentive was awarded effective July 1, 2008 and was conditioned upon achieving our fiscal 2009 annual EBITDA target and/or strategic objectives as established by our board of directors. The $20,000 portion of the company contribution to our Deferred Compensation Plan and the $40,000 portion of the long-term cash incentive were granted effective July 1, 2007 and were conditioned upon achieving our fiscal 2010 strategic objectives as established by our board of directors. The human resources and compensation committee and our board of directors determined that we met the strategic objectives for fiscal year 2010 and, accordingly, these awards vested.

(9)	Consists of a $911,520 cash bonus award pursuant to our annual cash bonus program, which is determined largely based on the extent to which we achieved our fiscal 2009 consolidated targeted annual earnings before interest, taxes, depreciation and amortization and other items, which we refer to in this proxy statement as EBITDA objectives.

(10)	Consists of (i) a $365,114 cash bonus award pursuant to our annual cash bonus program, which is determined largely based on the extent to which we achieved our fiscal 2009 consolidated targeted EBITDA objectives, (ii) the vesting and payment of $80,000 of the $240,000 long-term cash incentive awarded in fiscal 2009, (iii) the vesting of $33,333 of the $100,000 fiscal year 2008 company contribution to the Deferred Compensation Plan and the deposit of such amount to the participant’s account and (iv) the vesting and payment of $66,667 of the $200,000 long-term cash incentive granted in fiscal 2008. The $80,000 portion of the long-term cash incentive was awarded effective July 1, 2008 and was conditioned upon achieving our fiscal 2009 annual EBITDA target and/or strategic objectives as established by our board of directors. The $33,333 portion of the company contribution to our Deferred Compensation Plan and the $66,667 portion of the long-term cash incentive were granted effective July 1, 2007 and were conditioned upon achieving our fiscal 2009 strategic objectives as established by our board of directors. The human resources and compensation committee and our board of directors determined that we met the strategic objectives for fiscal year 2009 and, accordingly, these awards vested.

(11)	Consists of (i) a $253,931 cash bonus award pursuant to our annual cash bonus program, which is determined largely based on the extent to which we achieved our fiscal 2008 consolidated targeted EBITDA objectives, (ii) the vesting of $20,000 of the $60,000 fiscal year 2008 company contribution to the Deferred Compensation Plan and the deposit of such amount to the participant’s account, and (iii) the vesting and payment of $40,000 of the $120,000 long-term cash incentive awarded in fiscal 2008. The $20,000 portion of the company contribution to our Deferred Compensation Plan and the $40,000 portion of the long-term cash incentive were awarded effective July 1, 2007 and were conditioned upon achieving our fiscal 2008 strategic objectives as established by our board of directors. We achieved these objectives and, accordingly, these awards vested.

(12)	The dollar amounts shown for Mr. Franchuk were converted to U.S. dollars from Canadian dollars using the exchange rate on the last business day of the applicable fiscal year. On that basis, for fiscal 2010, CDN1.00 was equal to $0.9429.

(13)	This amount reflects the present value of the Capstone Award and Incremental Capstone Award contained in the employment agreement of Mr. Weiss and the Retention Bonus and Incremental Retention Bonus contained in the employment agreement Mr. Underwood, as if such individuals retired as of June 30, 2011 and December 31, 2012, respectively (which are the dates upon which they first become eligible for the respective awards). Because these awards were not in place in fiscal 2007, the amounts disclosed for fiscal 2008 in this table are the present value of the Capstone Award and the Retention Bonus. In fiscal 2009, only the change in the present value of the Capstone Award is reflected in the table for Mr. Weiss. For fiscal 2009, there was no change in the present value of the Retention Bonus for Mr. Underwood. In fiscal 2010, pursuant to the terms of their employment agreements, Mr. Weiss is also entitled to an Incremental Capstone Award and Mr. Underwood is entitled to an Incremental Retention Bonus. In fiscal 2010, the amount for Mr. Weiss represents the change in the present value of the Capstone Award and the present value of the Incremental Capstone Award and the amount for Mr. Underwood represents the present value of the Incremental Retention Bonus.

(14)	Consists of a $1,134,421 cash bonus award pursuant to an employment agreement, which is determined largely based on the extent to which we achieved our fiscal 2008 consolidated targeted EBITDA objectives.

(15)	Consists of (i) a $560,851 cash bonus award pursuant to our annual cash bonus program, which is determined largely based on the extent to which we achieved our fiscal 2008 consolidated targeted EBITDA objectives, (ii) the vesting of $33,333 of the $100,000 fiscal year 2008 company contribution to the Deferred Compensation Plan and the deposit of such amount to the participant’s account and (iii) the vesting and payment of $66,667 of the $200,000 long-term cash incentive awarded in fiscal 2008. The $33,333 portion of the company contribution to our Deferred Compensation Plan and the $66,667 portion of the long-term cash incentive were awarded effective July 1, 2007 and were conditioned upon achieving our fiscal 2008 strategic objectives as established by our board of directors. We achieved these objectives and, accordingly, these awards vested.

(16)	Consists of (i) a $567,528 cash bonus award pursuant to our annual cash bonus program, which is determined largely based on the extent to which we achieved our fiscal 2008 targeted EBITDA objectives, (ii) the vesting of $33,333 of the $100,000 fiscal year 2008 company contribution to the Deferred Compensation Plan and the deposit of such amount to the participant’s account, and (iii) the vesting and payment of $66,667 of the $200,000 long-term cash incentive awarded in fiscal 2008. The $33,333 portion of the company contribution to our Deferred Compensation Plan and the $66,667 portion of the long-term cash incentive were awarded effective July 1, 2007 and were conditioned upon achieving our fiscal 2008 strategic objectives as established by our board of directors. We achieved these objectives and, accordingly, these awards vested.

(17)	Consists of (i) a $99,250 cash bonus award pursuant to our annual cash bonus program, which is determined based on the extent to which our Canadian retail operation achieved its fiscal 2009 consolidated targeted EBITDA objectives and (ii) the vesting and payment of $32,000 of the $96,000 long-term cash incentive awarded in fiscal 2009, (iii) the vesting of $20,000 of the $60,000 fiscal year 2008 company contribution to the Deferred Compensation Plan and the deposit of such amount to the participant’s account, and (iv) the vesting and payment of $40,000 of the $120,000 long-term cash incentive granted in fiscal 2008. The $32,000 portion of the long-term cash incentive was granted effective July 1, 2008 and was conditioned upon achieving our fiscal 2009 annual EBITDA target and/or strategic objectives as established by our board of directors. The $20,000 portion of the company contribution to our Deferred Compensation Plan and the $40,000 portion of the long-term cash incentive were awarded effective July 1, 2007 and were conditioned upon achieving our fiscal 2009 strategic objectives as established by our board of directors. The human resources and compensation committee and our board of directors determined that we met the strategic objectives for fiscal year 2009 and, accordingly, these awards vested.

(18)	Consists of (i) a $369,216 cash bonus award pursuant to our annual cash bonus program, which is determined largely based on the extent to which we achieved our fiscal 2009 consolidated targeted EBITDA objectives, (ii) the vesting and payment of $80,000 of the $240,000 long-term cash incentive awarded in fiscal 2009, (iii) the vesting of $33,333 of the $100,000 fiscal year 2008 company contribution to the Deferred Compensation Plan and the deposit of such amount to the participant’s account, and (iv) the vesting and payment of $66,667 of the $200,000 long-term cash incentive granted in fiscal 2008. The $80,000 portion of the long-term cash incentive was awarded effective July 1, 2008 and was conditioned upon achieving our fiscal 2009 annual EBITDA target and/or strategic objectives as established by our board of directors. The $33,333 portion of the company contribution to our Deferred Compensation Plan and the $66,667 portion of the long-term cash incentive were granted effective July 1, 2007 and were conditioned upon achieving our fiscal 2009 strategic objectives as established by our board of directors. The human resources and compensation committee and our board of directors determined that we met the strategic objectives for fiscal year 2009 and, accordingly, these awards vested.

(19)	Consists of (i) a $228,107 cash bonus award pursuant to our annual cash bonus program, which is determined largely based on the extent to which our U.K. retail operation achieved its fiscal 2009 targeted EBITDA objectives and (ii) the vesting and payment of $32,000 of the $96,000 long-term cash incentive awarded in fiscal 2009. The $32,000 portion of the long-term cash incentive was awarded effective July 1, 2008 and was conditioned upon achieving our fiscal 2009 annual EBITDA target and/or strategic objectives as established by our board of directors. The human resources and compensation committee and our board of directors determined that we met the strategic objectives for fiscal year 2009 and, accordingly, this award vested.

(20)	Includes the following additional compensation:

							Deferred
							Compensation
					Vesting of		Contributions	Discretionary
			Retirement		a Special		Subject to	Deferred
		401(k)	Plan		Retention		Vesting	Compensation	Life
Name	Year	Match	Contributions		Bonus		Conditions	Contributions	Insurance(b)	Perquisites(d)

Jeffery A. Weiss	2010	$8,205	—		—		—	$1,595	$130,850	$52,942
	2009	$9,469	—		—		—	—	$129,160	$59,957
	2008	$8,007	—		—		—	—	$127,550	$73,429
Randy Underwood	2010	$8,123	—		—		—	$1,678	$6,510	$108,858
	2009	$8,752	—		$66,600	(c)	—	—	$6,060	$105,986
	2008	$6,548	—		$133,400	(c)	—	$2,366	$5,660	$105,986
Norm Miller	2010	$2,370	—		—		—	$5,880	$2,130	$12,000
	2009	$4,563	—		—		—	$3,207	$1,980	$12,000
	2008	—	—		—		—	—	$1,319	$26,091
Sydney Franchuk	2010	—	$25,166	(a)	—		—	—	—	$8,612
	2009	—	$22,864	(a)	—		—	—	—	$8,340
	2008	—	$23,553	(a)	—		—	—	—	$9,840
Silvio Piccini	2010	—	—		—		—	—	—	$342,953
	2009	—	—		—		—	—	—	$233,893

(a)	This amount represents our annual contribution, equal to ten percent of his base salary, to Mr. Franchuk’s personal “registered” retirement plan, a form of tax favored retirement arrangement under Canadian law.

(b)	Consists of premiums paid by us for life insurance for which we are not the named beneficiary under this policy.

(c)	Mr. Underwood was granted a special retention bonus on July 13, 2007 of which one-third vested upon issuance, one-third vested as of June 30, 2008 and one-third vested as of June 30, 2009. The disclosed amount reflects the portion of the award vested as of June 30, 2008 and June 30, 2009.

(d)	Includes the following perquisites:

			Country	Housing	Benefits	Personal
Name	Year	Automobile(i)	Club(ii)	Allowance(iii)	Allowance(iv)	Expenses

Jeffery A. Weiss	2010	$1,510	$34,523	—	—	$16,909	(v)
	2009	$1,325	$39,951	—	—	$18,681	(v)
	2008	$7,111	$41,797	—	—	$24,521	(v)
Randy Underwood	2010	$24,000	—	$36,000	$48,858	—
	2009	$24,000	—	$36,000	$45,986	—
	2008	$24,000	—	$36,000	$45,986	—
Norm Miller	2010	$12,000	—	—	—	—
	2009	$12,000	—	—	—	—
	2008	$12,000				$14,091	(vi)
Sydney Franchuk	2010	$8,612	—	—	—	—
	2009	$8,340	—	—	—	—
	2008	$9,840	—	—	—	—
Silvio Piccini	2010	$10,436	—	$76,143	—	$256,374	(vii)
	2009	$9,967	—	$80,737	—	$143,189	(viii)

(i)	Includes the personal benefits associated with the use of a car paid by us in the case of Messrs. Weiss, Franchuk and Piccini. In calculating these benefits, we took the annual cost of the car to the company (which included its depreciation, insurance premiums, maintenance and repair and fuel costs) and multiplied it by the percent of personal use claimed by the executive. Messrs. Underwood and Miller received an annual car allowance for the amounts shown.

(ii)	Includes the personal benefits associated with the use of country club memberships paid by us. In calculating this benefit, we took the annual cost of the applicable country club membership and multiplied it by the percent of personal use claimed by the executive.

(iii)	Messrs. Underwood and Piccini receive a monthly housing allowance.

(iv)	Mr. Underwood receives a monthly benefits allowance for the reimbursement of life and long term disability insurance premiums and in 2008, 2009 and 2010 a tax gross-up allowance for allowances received.

(v)	Represents personal tax and legal services paid by us.

(vi)	Represents personal travel related costs paid by us.

(vii)	Represents a tuition allowance for Mr. Piccini’s children of $35,692 and foreign tax reimbursement of $220,682. Mr. Piccini is working as an expatriate in the United Kingdom and we pay the difference between the payroll taxes in the United Kingdom and the taxes Mr. Piccini would otherwise have paid in the United States.

(viii)	Represents a tuition allowance for Mr. Piccini’s children of $44,550 and foreign tax reimbursement of $98,639. Mr. Piccini is working as an expatriate in the United Kingdom and we pay the difference between the payroll taxes in the United Kingdom and the taxes Mr. Piccini would otherwise have paid in the United States.

Grants of Plan Based Awards

The following table sets forth information regarding grants of plan based awards to our named executive officers for fiscal 2010 and, with respect to non-equity incentive plan awards, represents the threshold, target and maximum payouts designated under our annual bonus plans discussed above under “— Compensation Discussion and Analysis.”

								All Other		All Other
								Stock		Option		Exercise
								Awards:		Awards:		or Base	Grant Date
		Estimated Future Payments Under						Number of		Number of		Price of	Fair Value
		Non-Equity Incentive Plan Awards						Shares of		Securities		Option	of Stock
		Threshold		Target		Maximum		Stock or		Underlying		Awards	and Option
Name	Grant Date	($)		($)		($)		Units (#)		Options (#)		($/Sh)	Awards(4)

Jeffrey A. Weiss		$123,125	(1)	$1,231,250	(1)	$1,723,750	(1)	—		—		—	—
	8/27/09	—		—		—		20,258	(6)	—		—	$337,498
	8/27/09	—		—		—		—		12,909	(3)(6)	$16.66	$115,845
	11/11/09	—		—		—		31,899	(5)	—		—	$729,217
	11/11/09	—		—		—		—		14,759	(3)(5)	$22.86	$182,303
	6/7/10	—		—		—		21,925	(7)	—		—	$393,992
	6/7/10	—		—		—		—		21,277	(3)(7)	$17.97	$197,004
Randy Underwood		$45,450	(1)	$454,500	(1)	$909,000	(1)	—		—		—	—
		$85,983	(2)	$257,950	(2)	$257,950	(2)	—		—		—	—
	8/11/09	—		—		—		18,425	(8)	—		—	$292,036
	8/11/09	—		—		—		—		18,425	(3)(8)	$15.85	$160,021
	6/7/10	—		—		—		16,300	(7)	—		—	$292,911
	6/7/10	—		—		—		—		15,817	(3)(7)	$17.97	$146,450
Sydney Franchuk		$22,630	(1)	$226,296	(1)	$452,592	(1)	—		—		—	—
		$21,484	(2)	$64,453	(2)	$64,453	(2)	—		—		—	—
	8/11/09	—		—		—		4,604	(8)	—		—	$72,973
	8/11/09	—		—		—		—		4,604	(3)(8)	$15.85	$39,986
	6/7/10	—		—		—		4,064	(7)	—		—	$73,030
	6/7/10	—		—		—		—		3,943	(3)(7)	$17.97	$36,508
Norman Miller		$36,000	(1)	$360,000	(1)	$720,000	(1)	—		—		—	—
		$85,983	(2)	$257,950	(2)	$257,950	(2)	—		—		—	—
	8/11/09	—		—		—		18,425	(8)	—		—	$292,036
	8/11/09	—		—		—		—		18,425	(3)(8)	$15.85	$160,021
	6/7/10	—		—		—		16,300	(7)	—		—	$292,911
	6/7/10	—		—		—		—		15,817	(3)(7)	$17.97	$146,450
Silvio Piccini		$13,750	(1)	$137,500	(1)	$275,000	(1)	—		—		—	—
		$34,393	(2)	$103,180	(2)	$103,180	(2)	—		—		—	—
	8/11/09	—		—		—		7,370	(8)	—		—	$116,815
	8/11/09	—		—		—		—		7,370	(3)(8)	$15.85	$64,008
	6/7/10	—		—		—		6,059	(7)	—		—	$108,880
	6/7/10	—		—		—		—		5,879	(3)(7)	$17.97	$54,434

(1)	Includes the fiscal 2010 threshold, target and maximum payouts designated under our annual cash bonus program. For a discussion of the terms of our annual cash bonus program and the amounts earned thereunder by the named executive officer during fiscal 2010, see “— Compensation Discussion and Analysis — Annual Bonus” above.

(2)	Includes the threshold, target and maximum payouts designated under the long term cash component of our long term incentive plan. For a discussion of the terms of our long term incentive plan and the amounts earned thereunder by the named executive officer during fiscal 2010, see “— Compensation Discussion and Analysis — Long-Term Incentive Compensation” above.

(3)	Non-Qualified Stock Option grants with an exercise price not less than 100% of the fair market value which is the closing stock price on the day on which our board of directors approved the grant.

(4)	This column shows the full grant date fair value of restricted stock and non-qualified stock options under FASB ASC Topic 718 granted to our named executive officers during fiscal 2010. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule not taking into account certain expected forfeitures. For restricted stock, fair value is calculated using the closing price of our common stock on the grant date. For non-qualified stock options, fair value is calculated using the valuation assumptions described in Note 4 to our financial statements included in our Annual Report on Form 10-K for fiscal year 2010.

(5)	Awards vest in equal annual installments over a three year period beginning November 11, 2009, subject to Mr. Weiss remaining employed with us through the applicable vesting date. Such awards were granted pursuant to our 2007 Stock Incentive Plan in connection with Mr. Weiss’ employment agreement with us.

(6)	The award will vest as of December 31, 2010, subject to certain terms and conditions of the award as set forth in the grant agreement. Such award was granted pursuant to our 2007 equity incentive plan.

(7)	Awards vest in quarterly installments over a twelve quarter period beginning July 1, 2010, subject to the named executive officer remaining employed with us through the applicable vesting date. Such awards were granted pursuant to our 2007 equity incentive plan.

(8)	Awards vest in quarterly installments over a twelve quarter period beginning July 1, 2009, subject to the named executive officer remaining employed with us through the applicable vesting date. Such awards were granted pursuant to our 2007 equity incentive plan.

Narrative Disclosure Relating to 2010 Summary Compensation Table and 2010 Grants of Plan-Based Awards Table

As required by the rules of the Securities and Exchange Commission, the information set forth above under “— 2010 Summary Compensation Table” and the “— 2010 Grants of Plans-Based Awards Table” reflects not only compensation earned and paid in the respective fiscal year, but also amounts representing the opportunity to earn future compensation under performance-driven compensation incentives that may be forfeited based on future performance and/or time vesting. As a result of mixing compensation earned/paid and contingent compensation, the “total” shown under “— 2010 Summary Compensation Table” includes amounts that the named executive officers may never receive.

We have current employment agreements with each of our named executive officers other than Mr. Piccini. The material terms of each employment agreement are summarized below, except that termination payments provided under each agreement are summarized below under the heading “— Potential Payments Upon Termination or Change of Control”. In addition, pursuant to each employment agreement, each named executive officer is eligible to receive annual cash incentive awards if performance objectives established by our board of directors and/or human resources and compensation committee are met and to receive future equity grants under such long-term incentive programs as we may maintain from time to time. See “— Compensation Discussion and Analysis” above for more information on our long term incentive program.

Jeffrey A. Weiss

Effective October 30, 2009, we entered into a new employment agreement with Mr. Weiss, our Chairman and Chief Executive Officer. Mr. Weiss’ new agreement replaces his prior employment agreement with us, which was entered into on October 5, 2007 and which was amended on December 18, 2008. The initial term of Mr. Weiss’ new employment agreement expires on June 30, 2012, after which time it will renew for successive one-year periods unless either party provides a notice of nonrenewal.

Under the terms of his employment agreement, Mr. Weiss will receive an annual base salary of $985,000, subject to increase as determined by our board of directors or the human resources and compensation committee, and an annual target bonus opportunity based on the achievement of certain metrics, as determined by the human resources and compensation committee, equal to 125% of his base salary, with the ability to receive a maximum bonus of 175% of his base salary.

If Mr. Weiss is employed by us as of June 30 of each year during the initial term of his employment agreement, Mr. Weiss is also entitled to receive an award equal to 200% of his base salary for such completed fiscal year, one-half of which is payable in cash, which we refer to as the cash awards, and one-half of which is payable in a combination of restricted stock units, non-qualified stock options and cash, which we refer to as the plan awards.

The cash awards are payable upon the appointment by our board of directors of Mr. Weiss’ permanent successor as Chief Executive Officer of the Company; provided that a cash award will be payable (i) in a given year if our board of directors concludes, in its reasonable discretion, that satisfactory progress has been achieved by Mr. Weiss in planning for the succession of his Chief Executive Officer position, or (ii) upon a change of control, in each case subject to the condition that Mr. Weiss has remained continuously employed by us through such date. If Mr. Weiss’ successor as our permanent Chief Executive Officer is appointed by our board of directors prior to June 30, 2012, and provided that he has remained continuously employed by us through such date, Mr. Weiss is entitled to receive payment, on the date such successor is appointed by our board of directors, of the amount of the cash awards to which Mr. Weiss would have otherwise been entitled to receive under the terms of his employment agreement had he remained employed by us through June 30, 2012. On July 28, 2010, the human resources and compensation committee approved the grant to Mr. Weiss of a cash award for an amount equal to his current base salary of $985,000, and determined that the requisite succession planning conditions had been met and that such cash award was immediately payable to Mr. Weiss.

Each plan award granted to Mr. Weiss is required by the terms of his employment agreement to be apportioned between restricted stock units, non-qualified stock options and cash in the same proportion as other members of our management that participate in our long term incentive plan. If Mr. Weiss’ successor as our permanent Chief Executive Officer is appointed by our board of directors prior to June 30, 2012, and provided that he has remained continuously employed by us through such date, Mr. Weiss will be entitled to receive the pro rata portion of any plan awards that would have been granted to him had he remained employed by us until the end of the fiscal year that includes the date such successor is appointed by our board of directors. The plan awards in the form of restricted stock units and stock options vest ratably on a quarterly basis over a three-year period from the grant date provided Mr. Weiss remains continuously employed by us through such dates. The cash component of the plan awards vest annually over a three-year period from the grant date, provided that we meet EBITDA targets and/or other strategic objectives as determined by our board of directors.

For fiscal 2010, Mr. Weiss received options to purchase 21,277 shares of our common stock, 21,925 restricted share units and long term cash inventive award for $394,000. These awards were made under our long term incentive program for fiscal 2011, and are consistent with the terms our current employment agreement with Mr. Weiss. Notwithstanding the foregoing, all outstanding plan awards granted to Mr. Weiss will vest immediately upon a change in control, which is discussed in more detail below under “— Potential Payments Upon Termination or Change of Control — Jeffrey A. Weiss” below. Notwithstanding the renewal of Mr. Weiss’ employment agreement for any renew terms after the expiration of the initial term of his agreement on June 30, 2012, Mr. Weiss is not entitled to receive any plan awards under his employment agreement for any period after fiscal 2012.

In making its compensation decisions, our human resources and compensation committee compared Mr. Weiss’ total target compensation opportunity against our selected peer group. In addition, our human resources and compensation committee believes that the mix between fixed cash compensation and variable performance-based compensation provided for in Mr. Weiss’ employment agreement is consistent with our compensation objectives, namely, to align pay with corporate performance and the creation of stockholder value and to retain and motivate superior performance by compensating our Chairman and Chief Executive Officer at a level competitive with our selected peer group.

In addition, in recognition of Mr. Weiss’ service on our board, including his service as Chairman, and in recognition of Mr. Weiss’ prior and future service to us, Mr. Weiss will be entitled pursuant to the terms of his employment agreement to receive certain supplemental retirement benefits. See “Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Other Compensation” above.

Under Mr. Weiss’ current employment agreement, we provide him with health, welfare and tax qualified retirement benefits generally available to our other senior management employees and, in addition: (i) a leased automobile; (ii) reimbursement of up to $100,000 annually for the payment of premiums for a life insurance policy on Mr. Weiss of which his designees are the beneficiaries; (iii) reimbursement of tax and financial planning costs, not to exceed $15,000 annually; (iv) uninsured medical and dental costs, not to exceed $15,000 annually; and (v) five weeks paid vacation.

Randy Underwood

We entered into an amended and restated employment agreement with Mr. Underwood on May 17, 2010, which amends and restates the prior employment agreement that we entered into with Mr. Underwood on May 15, 2008. Pursuant to the terms of his employment agreement, Mr. Underwood will continue to serve as our Executive Vice President and Chief Financial Officer.

Under the terms of his employment agreement, Mr. Underwood receives an annual base salary of $505,000, subject to increase as determined by our board of directors or the human resources and compensation committee, and an annual target bonus opportunity based on the achievement of certain metrics, as determined by the human resources and compensation committee, equal to 90% of his base salary, with the ability to receive a maximum bonus of 180% of his base salary.

Mr. Underwood is entitled to receive annual awards under our long term incentive plans that are at a level commensurate with his position within our organization and with other comparable senior executives. The awards to Mr. Underwood under our long term incentive plan must consist of 20% non-qualified stock options, 40% restricted stock units and 40% cash, based on the value of the awards. The long term incentive plan award for fiscal 2011 received by Mr. Underwood and reflected under “— 2010 Summary Compensation Table” and “— Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Long Term Incentive Compensation” above are consistent with the terms of his employment agreement.

In addition, in recognition of Mr. Underwood’s prior and future service to us, Mr. Underwood will be entitled pursuant to the terms of his employment agreement to receive certain supplemental retirement benefits. See “Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Other Compensation” above. Mr. Underwood will also be entitled to receive retiree medical coverage upon the occurrence of the following: (i) Mr. Underwood terminates employment for any reason on or after June 30, 2011; (ii) Mr. Underwood’s employment is terminated by us without cause, by Mr. Underwood with good reason or by reason of Mr. Underwood’s death or disability; or (iii) our change in control.

Norman Miller

On May 14, 2008, we entered into an amended and restated employment agreement with Norman Miller, pursuant to which Mr. Miller serves as our Executive Vice President and Chief Operating Officer. Mr. Miller’s employment agreement provides that he will receive an annual base salary of not less than $425,000 and will be entitled to an annual target cash bonus, as determined by our board of directors or the human resources and compensation committee, of not less than 80% of Mr. Miller’s then current salary, if specified corporate performance goals are met for that year.

Sydney Franchuk

Effective July 1, 2009, Mr. Franchuk and National Money Mart Company, one of our wholly-owned subsidiaries, entered into an employment agreement. Mr. Franchuk’s agreement provides that he will serve as the Chairman of National Money Mart Company and as one of our Executive Vice-Presidents. Under his agreement, Mr. Franchuk will receive an annual base salary of CAD 400,000 and will also be entitled to participate in certain of our incentive programs, including our management cash bonus program. All performance targets pursuant to such plan shall be set by National Money Mart Company in its sole discretion and be based solely on the operations of National Money Mart Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth unexercised stock options, stock that has not yet vested and equity incentive plan awards outstanding as of June 30, 2010 for each of our named executive officers.

	Option Awards							Stock Awards
											Equity	Equity
					Equity						Incentive	Incentive
					Incentive						Plan Awards:	Plan Awards:
					Plan Awards:					Market	Number of	Market or
	Number of		Number of		Number of			Number of		Value of	Unearned	Payout Value
	Securities		Securities		Securities			Shares or		Shares or	Shares, Units	of Unearned
	Underlying		Underlying		Underlying	Option		Units of		Units of	or Other	Shares, Units
	Unexercised		Unexercised		Unexercised	Exercise	Option	Stock That		Stock That	Rights That	of Other Rights
	Options (#)		Options (#)		Unearned	Price	Expiration	Have Not		Have Not	Have Not	That Have Not
Name	Exercisable		Unexercisable		Options (#)	($)(3)	Date	Vested (#)		Vested	Vested (#)	Vested ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

Jeffrey A. Weiss	210,283		—		—	$11.70	4/27/15	—		—	—	—
	210,283		—		—	$16.00	4/27/15	—		—	—	—
	10,745	(4)	5,373	(4)	—	$29.42	11/15/17	4,161	(4)	$82,346	—	—
	16,122	(8)	32,244	(8)	—	$9.38	11/13/18	64,502	(8)	$1,276,495	—	—
	—		12,909	(5)	—	$16.66	8/27/19	31,899	(6)	$631,281	—	—
	—		14,759	(6)	—	$22.86	11/11/19	20,258	(16)	$400,906	—	—
	—		21,277	(12)	—	$17.97	6/7/20	21,925	(14)	$433,896	—	—
Randy Underwood	25,000		—		—	$11.70	4/27/15	—		—	—	—
	25,000		—		—	$16.00	4/27/15	—		—	—	—
	20,000	(1)	—		—	$19.80	9/8/16	—		—	—	—
	20,833	(10)	10,417	(10)	—	$16.64	6/26/18	4,166	(7)	$82,445	—	—
	10,016	(9)	30,048	(9)	—	$6.98	12/4/18	32,235	(11)	$637,931	—	—
	6,142	(13)	12,283	(13)	—	$15.85	8/11/19	12,283	(15)	$243,081	—	—
	—		15,817	(12)	—	$17.97	6/7/20	16,300	(14)	$322,577	—	—
Sydney Franchuk	2,083	(10)	4,167	(10)	—	$16.64	6/26/18	—		—	—	—
	5,500	(1)	—		—	$19.80	9/8/16	1,666	(7)	$32,970	—	—
	768	(13)	3,069	(13)	—	$15.85	8/11/19	3,069	(15)	$60,736	—	—
	—		3,943	(12)	—	$17.97	6/7/20	4,064	(14)	$80,427	—	—
Norman Miller	50,000	(2)	—		—	$23.74	4/2/17	—		—
	20,833	(10)	10,417	(10)	—	$16.64	6/26/18	4,166	(7)	$82,445
	10,016	(9)	30,048	(9)	—	$6.98	12/4/18	32,235	(11)	$637,931	—	—
	6,142	(13)	12,283	(13)	—	$15.85	8/11/19	12,283	(15)	$243,081	—	—
	—		15,817	(12)	—	$17.97	6/7/20	16,300	(14)	$322,577	—	—
Silvio Piccini	8,333	(10)	4,167	(10)	—	$16.64	6/26/18	1,666	(7)	$32,970	—	—
	4,257	(9)	12,770	(9)	—	$6.98	12/4/18	13,700	(11)	$271,123	—	—
	2,457	(13)	4,913	(13)	—	$15.85	8/11/19	4,913	(15)	$97,228	—	—
	—		5,879	(12)	—	$17.97	6/7/20	6,059	(14)	$119,908	—	—

(1)	These option awards vested monthly over three years beginning July 31, 2006.

(2)	These option awards vested annually over three years beginning April 2, 2008.

(3)	Non-Qualified Stock Option grants with an exercise price equal to or greater than 100% of the fair market value of our common stock on the date of grant.

(4)	Awards vest in equal annual installments over a three year period beginning November 15, 2007.

(5)	Discretionary grant of option awards on August 27, 2009. These option awards vest on December 31, 2010.

(6)	Awards vest in equal annual installments over a three year period beginning November 11, 2009.

(7)	Discretionary grant of restricted stock units on June 26, 2008. These restricted stock unit awards vest quarterly over 12 quarters beginning September 30, 2008.

(8)	Awards vest in equal annual installments over a three year period beginning November 13, 2008

(9)	Discretionary grant of option awards on December 4, 2008. One quarter of each award vested as of December 31, 2009, one quarter will vest as of December 31, 2010 and the remaining one-half will vest as of December 31, 2011, subject to certain terms and conditions of each award as set forth in the grant agreement for each recipient.

(10)	Discretionary grant of option awards on June 26, 2008. These option awards vest quarterly over 12 quarters beginning September 30, 2008.

(11)	Discretionary grant of restricted stock units on December 4, 2008. One quarter of each award will vest as of December 31, 2009, one quarter will vest as of December 31, 2010 and the remaining one-half will vest as of December 31, 2011, subject to certain terms and conditions of each award as set forth in the grant agreement for each recipient.

(12)	Discretionary grant of option awards on June 7, 2010. These option awards vest quarterly over 12 quarters beginning September 30, 2010.

(13)	Discretionary grant of option awards on August 11, 2009. These option awards vest quarterly over 12 quarters beginning September 30, 2009.

(14)	Discretionary grant of restricted stock units on June 7, 2010. These restricted stock unit awards vest quarterly over 12 quarters beginning September 30, 2010.

(15)	Discretionary grant of restricted stock units on August 11, 2009. These restricted stock unit awards vest quarterly over 12 quarters beginning September 30, 2009.

(16)	Discretionary grant of restricted stock units on August 27, 2009. These restricted stock unit awards vest on December 31, 2010.

Options Exercised and Stock Vested (2010)

The following table sets forth certain information regarding the exercise of stock options by our named executive officers during fiscal 2010.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)
(a)	(b)	(c)	(d)	(e)

Jeffrey A. Weiss	—	—	36,410	$832,333
Randy Underwood	—	—	25,726	$566,775
Sydney Franchuk	19,017	$122,455	5,874	$122,628
Norman Miller	—	—	25,726	$566,775
Silvio Piccini	—	—	11,358	$249,744

Pension Benefits (2010)

The following table sets forth certain information regarding certain supplemental retirement benefits granted to two of our executive officers as of June 30, 2010.

		Number of Years	Present Value of
		Credited Service	Accumulated	Payments During
Name	Plan Name	(3)	Benefits	Last Fiscal Year

Jeffrey A. Weiss	(1)	N/A	$5,143,706	$0
Randy Underwood	(2)	N/A	$1,710,826	$0

(1)	Pursuant to the terms of his employment agreement, Mr. Weiss will be entitled to receive an annual retirement benefit and a supplemental retirement benefit which we refer to as the capstone award and incremental capstone award, respectively. Pursuant to the terms of the capstone award and the incremental capstone award, Mr. Weiss will be entitled to receive a lump-sum payment on the first business day of the calendar month following the award triggering event which will equal the actuarial equivalent of an annual benefit of $300,000 and $75,000, respectively, payable to Mr. Weiss in equal monthly installments during his lifetime commencing on such payment date, with a $150,000 and $37,500 per year, respectively, survivor benefit payable on his subsequent death to his surviving spouse. The actuarial present value of these awards at June 30, 2010 assumes Mr. Weiss’ retirement as of December 31, 2010, with respect to the capstone award, and June 30, 2012, with respect to the incremental capstone award, which are the respective dates upon which he first becomes eligible for the awards, and a discount rate of 4.37% and was calculated utilizing the Social Security Actuarial Publications as updated July 9, 2007. For a discussion of Mr. Weiss’ capstone award and incremental capstone award, see “— Potential Payments upon Termination or Change in Control — Jeffrey A. Weiss” below.

(2)	Pursuant to the terms of his employment agreement, Mr. Underwood is entitled to receive an annual retention bonus and an incremental retention bonus. Pursuant to the terms of the annual retention bonus and the incremental retention bonus, Mr. Underwood will be entitled to receive a lump-sum payment on the first business day of the calendar month following the award triggering event which will equal the actuarial equivalent of an annual benefit of $150,000 and $50,000, respectively, payable to Mr. Underwood in equal monthly installments during his lifetime commencing on such payment date, with a $75,000 and $25,000 per year, respectively, survivor benefit payable on his subsequent death to his surviving spouse. The actuarial present value of this award at June 30, 2010 assumes Mr. Underwood’s retirement as of June 30, 2011, with respect to the annual retention bonus, and December 31, 2012, with respect to the incremental retention bonus, which are the dates upon which he first becomes eligible for the awards, and a discount rate of 6.98% and was calculated utilizing the Social Security Actuarial Publications as updated July 9, 2007. For a discussion of Mr. Underwood’s annual retention bonus and incremental retention bonus, see “— Potential Payments upon Termination or Change in Control — Randy Underwood” below.

(3)	Years of service is not relevant in determining the amount of the benefit.

Non-Qualified Deferred Compensation (2010)

The following table sets forth certain information with respect to our Deferred Compensation Plan.

	Executive	Company	Aggregate	Aggregate/	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
Name	Last FY ($)(1)(2)	Last FY ($)(2)(3)	FY ($)(4)	Distributions ($)	FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)

Jeffrey A. Weiss	—	$1,572	$19,428	—	$1,148,053
Randy Underwood	$22,481	$34,503	$65,305	$(182,066)	$267,224
Sydney Franchuk	—	$20,000	$15,666	—	$174,092
Norman Miller	$45,000	$41,805	$9,189	—	$231,699
Silvio Piccini	—	$19,710	$2,373	—	$41,793

(1)	Participants in our Deferred Compensation Plan can defer 50% of base salary and 100% of cash bonuses.

(2)	Amounts shown in this column represent a portion of the amounts shown in column entitled “Non Equity Incentive Plan Compensation” of the 2010 Summary Compensation Table above.

(3)	For fiscal 2008, we made awards of non-qualified deferred compensation pursuant to our LTIP in the following amounts: Mr. Underwood — $200,000; Mr. Franchuk — $120,000; and Mr. Miller — $200,000. Such awards were effective July 1, 2007 and vest ratably on an annual basis over a three-year period, provided that we meet our strategic objectives as established by the board for the fiscal year preceding each June 30 vesting date in the three year cycle. The amount set forth in this column represents the portion of the award that was deposited to the executive’s account upon achievement of our fiscal 2010 strategic objectives.

(4)	Executives invest monies in their deferred compensation accounts using investment vehicles with investment risk profiles similar to those offered in our 401(k) plan. Earnings will depend on what investment decisions the named executive officers make.

Potential Payments upon Termination or Change in Control

We have entered into agreements with certain of our named executive officers that provide for payments and benefits to the executive in the event of his termination of employment under various circumstances, including a change of control. The following tables reflect the amount of compensation payable to each of our named executive officers upon: (i) an involuntary termination with “cause;” (ii) a voluntary resignation without “good reason;” (iii) a termination due to death; (iv) a termination due to disability; (v) retirement; (vi) an involuntary termination without “cause;” (vii) a resignation for “good reason;” and (viii) an involuntary termination without “cause” or resignation for “good reason” following a change in control. The amounts shown assume that such termination was effective as of June 30, 2010, the last business day of our fiscal year. The actual amounts to be paid out could only be determined at the time the events described above could occur.

General Amounts Due Upon Termination.  Generally, upon a termination of employment for any reason, each named executive officer is entitled to receive an immediate cash payment of certain accrued obligations, including:

•	base salary through the date of termination, to the extent not paid;

•	any accrued, but unused, vacation pay; and

•	any unreimbursed business expenses.

These payments and benefits are in addition to any regular retirement benefits that the named executive officers are entitled to receive under our 401(k) plan and under our Deferred Compensation Plan.

Jeffrey A. Weiss

The following describes the potential payments to Mr. Weiss upon a termination of employment or change of control pursuant to the terms of his employment agreement.

Termination Without “Cause” or Resignation for “Good Reason.” Under the terms of his employment agreement, Mr. Weiss may be terminated by us without “cause” or he may resign for “good reason.”

Mr. Weiss’ employment may be terminated by us for “cause” upon the occurrence of any of the following: (i) his willful and continued failure to substantially perform his material duties for us; (ii) his conviction of, or entry of a plea of guilty or nolo contendere to (A) a felony (other than a minor traffic violation) or (B) a crime involving moral turpitude; or (iii) his willful gross neglect in carrying out his employment duties which causes material harm to us or our business or his willful and material misconduct relating to our business.

Mr. Weiss may resign for “good reason,” after providing us with 30 days’ written notice of his intention to do so, upon the occurrence of any of the following: (i) any material diminution in his authorities, titles or offices; (ii) any change in the reporting structure so that Mr. Weiss reports to someone other than our board of directors as Chief Executive Officer or to the board of Dollar Financial Group, Inc., which we refer to in this proxy statement as DFG, as Chief Executive Officer of DFG; (iii) any material diminution in his base salary, target bonus opportunity, maximum bonus opportunity, or LTIP award opportunity; (iv) failure to appoint or re-elect Mr. Weiss as a member of our board of directors and the board of directors of DFG and as our Chief Executive Officer or the Chief Executive Officer of DFG, or removal of Mr. Weiss from any such position; (v) failure of Mr. Weiss to be our (including DFG) sole senior most executive officer or, following a change in control, his failure to be a member of the board of directors and the chief executive officer of the successor entities; (vi) any material breach of the employment agreement committed by us, DFG or any of our affiliates; or (vii) the dissolution or liquidation of us or DFG or any failure by us or DFG to obtain the assumption in writing of its obligation to perform his employment agreement by any successor to all or substantially all of its assets at the time of any merger, consolidation, sale or similar transaction, except where such assumption occurs by operation of law.

Upon a termination of employment by us without “cause” or as a result of Mr. Weiss’ resignation for “good reason,” Mr. Weiss will be entitled to the following payments and/or benefits:

•	continuation of his base salary as in effect at the time of termination, for a period of 24 months following termination of employment, payable in bi-weekly installments, the amount of which we refer to as Mr. Weiss’ base severance;

•	two times his annual target bonus, payable in 24 equal monthly installments, the amount of which we refer to as Mr. Weiss’ bonus severance;

•	a pro-rata portion of his target annual bonus with respect to the fiscal year during which the termination of Mr. Weiss’ employment occurs, with such amount payable in a lump sum;

•	contribution by us to the cost of coverage under our group health plan for a period of 24 months or, if shorter, the maximum period of time allowable under COBRA. In the event Mr. Weiss’ eligibility for COBRA coverage expires sooner than 24 months following the termination of his employment, we will make payments to him, on an after-tax basis, of an amount equal to the premium we would have otherwise contributed to COBRA coverage had he been eligible for the entire 24-month period;

•	accelerated vesting of his outstanding equity awards, cash awards and plan awards (as further described below) and, if applicable, the equity component of such awards will remain exercisable for a period ending on the sooner of (i) 24 months following his termination of employment, (ii) the latest date the award would have expired by its original terms if he had remained employed with us or (iii) the 10th anniversary of the original date of grant of the award, and any cash award will be paid within thirty (30) days following such termination; and

•	(i) unpaid base salary Mr. Weiss earned through the termination date and any accrued but unpaid vacation time; (ii) any unpaid annual bonus with respect to any fiscal year which ended prior to the termination date to which Mr. Weiss is entitled; (iii) any unpaid reimbursement or payment due on or prior to the date of termination related to appropriate business or entertainment expenses, car allowances, employee benefits or LTIP awards to which Mr. Weiss is entitled; (iv) any unpaid right, payment or benefit that accrued or became due to Mr. Weiss prior to the termination date related to retirement benefits, LTIP awards or pursuant to any of our or our affiliates’ applicable plans, programs, policies or arrangements in which Mr. Weiss participated as of the termination date; and (v) any right, payment or benefit due or that becomes payable pursuant to his employment agreement related to Section 280G of the Code, indemnification, or attorneys’ fees and expenses, which we collectively refer to as the accrued and other obligations.

If Mr. Weiss is employed by us as of June 30 of each year during the term of the agreement, Mr. Weiss is entitled to receive an award equal to 200% of his base salary for such completed fiscal year that is payable one-half in cash, which we refer to as the cash awards, and one-half in a combination of restricted stock units, non-qualified stock options and cash, which we refer to as the plan awards. Each cash award is payable upon the appointment by our board of directors of Mr. Weiss’ permanent successor as Chief Executive Officer of the Company; provided that a cash award will be payable (i) in a given year if our board of directors concludes, in its reasonable discretion, that satisfactory progress has been achieved by Mr. Weiss in planning for the succession of his Chief Executive Officer position, or (ii) upon a change of control, in each case subject to the condition that Mr. Weiss has remained continuously employed by us through such date.

If (i) Mr. Weiss’ successor as our permanent Chief Executive Officer is appointed by our board of directors prior to June 30, 2012 or (ii) Mr. Weiss’ employment is terminated by us without “cause” or as a result of Mr. Weiss’ resignation for “good reason” prior to June 30, 2012, and provided that he has remained continuously employed by us through such date, Mr. Weiss is entitled to receive payment, on the date such successor is appointed by our board of directors or on the date of termination, as applicable, of the amount of the cash awards to which Mr. Weiss would have otherwise been entitled to receive under the terms of his employment agreement had he remained employed by us through June 30, 2012. Each plan award will be apportioned between restricted stock units, non-qualified stock options and cash in the same proportion as other members of our management that participate in our LTIP. If (i) Mr. Weiss’ successor as our permanent Chief Executive Officer is appointed by our board of directors prior to June 30, 2012 or (ii) Mr. Weiss’ employment is terminated by us without “cause” or as a result of Mr. Weiss’ resignation for “good reason” prior to June 30, 2012, and provided that he has remained continuously employed by us through such date, Mr. Weiss is entitled to receive the pro rata portion of the plan awards that would have been granted had he remained employed by us until the end of the fiscal year that includes the date such successor is appointed by our board of directors or the date of termination, as applicable. The equity component of such plan awards will remain exercisable for a period ending on the sooner of (i) 24 months following his termination of employment, (ii) the latest date upon which the award would have expired by its original terms if he had remained employed with us or (iii) the 10th anniversary of the original date of grant of the award. The plan awards vest as described above in the discussion of our LTIP awards; provided, however, that all outstanding awards will vest immediately upon a change in control. See “— Narrative Disclosure Relating to Summary Compensation Table and Grants of Plan-Based Awards Table — Jeffrey A. Weiss” above.

Upon certain qualified terminations of his employment, including a termination of his employment by us without “cause” or as a result of Mr. Weiss’ resignation for “good reason,” Mr. Weiss will be entitled to receive pursuant to the terms of his employment agreement a capstone award in the form of a lump-sum payment on the first business day of the calendar month following the qualified termination event in an amount equal to the actuarial equivalent of an annual benefit of $300,000 payable to Mr. Weiss in equal monthly installments during his lifetime commencing on such payment date and a $150,000 per year survivor benefit payable on his subsequent death to his surviving spouse for her lifetime.

Under the terms of his employment agreement, if Mr. Weiss remains employed by the Company through each of June 30, 2010 and June 30, 2011, Mr. Weiss is also entitled to receive an incremental capstone award upon certain qualified terminations of his employment, including a termination of employment by us without “cause” or as a result of Mr. Weiss’ resignation for “good reason.” Mr. Weiss will be entitled to receive the incremental capstone award in the form of a lump-sum payment in an amount equal to the actuarial equivalent of an annual benefit of $75,000 payable to Mr. Weiss in equal monthly installments during his lifetime commencing on the first business day of the calendar month following the qualified termination event and a $37,500 per year survivor benefit payable on his subsequent death to his surviving spouse for her lifetime. $1,000,000 of such lump sum will be payable on the first anniversary of such qualified termination of Mr. Weiss’ employment by us, with the remaining balance being paid on the first business day of the calendar month that follows the first anniversary of such termination event. If Mr. Weiss’ employment with us is terminated by us without “cause” or by him for “good reason” prior to June 30, 2011, the incremental capstone award will become fully vested as of the termination date as if he remained continuously employed by us through June 30, 2011.

Death or Disability.  In the event that Mr. Weiss’ employment with us terminates due to his death or disability, he will be entitled to the same payments and/or benefits described above under “— Termination Without “Cause” or Resignation for “Good Reason” ” as if such termination for death or disability was without “cause” or for “good reason”, except that he will not be entitled to receive base severance or bonus severance.

Retirement.  Under the terms of his employment agreement, Mr. Weiss may terminate his employment by reason of “retirement”, which is defined in his employment agreement as the voluntary termination by Mr. Weiss of his employment on or after December 31, 2010 and before June 30, 2012 or the termination by us of Mr. Weiss’ employment for “cause” on or after December 31, 2010 and before June 30, 2014, or “delayed retirement”, which is defined in his employment agreement as the voluntary termination by Mr. Weiss of his employment after June 30, 2012 or the termination by us of Mr. Weiss’ employment for any reason after June 30, 2014.

In the event of Mr. Weiss’ retirement or delayed retirement, Mr. Weiss will be entitled to the following payments and/or benefits:

•	contribution by us to the cost of coverage under our group health plan for a period of 24 months or, if shorter, the maximum period of time allowable under COBRA. In the event Mr. Weiss’ eligibility for COBRA coverage expires sooner than 24 months following the termination of his employment, we will make payments to him, on an after-tax basis, of an amount equal to the premium we would have otherwise contributed to COBRA coverage had he been eligible for the entire 24-month period;

•	a pro-rata portion of his target annual bonus with respect to the fiscal year during which the termination of Mr. Weiss’ employment occurs (determined assuming he met any personal or subjective performance objectives at no less than target), with such amount payable in a lump sum;

•	any of Mr. Weiss’ equity awards held at the date of termination will immediately become fully vested and, if applicable, remain exercisable for the period ending on the sooner of (i) twenty four (24) months from the termination date, (ii) the latest date upon which the equity award would have expired by its original terms if Mr. Weiss remained employed with us or (iii) the 10th anniversary of the original date of grant of the equity award; and

•	the accrued and other obligations described under “—Termination Without “Cause” or Resignation for “Good Reason”” above.

In the case of Mr. Weiss’ retirement or delayed retirement, he will also be entitled to immediate vesting of his capstone award and in the case of Mr. Weiss’ delayed retirement, he will also be entitled to immediate vesting of his incremental capstone award on the terms described under “— Termination Without “Cause” or Resignation for “Good Reason”” above.

In the case of Mr. Weiss’ delayed retirement, he will also be entitled to immediate vesting of any outstanding plan award held by him as of the termination date and such awards, as applicable, will remain exercisable for the period ending on the sooner of (i) twenty four (24) months from the termination date, (ii) the latest date upon which the award would have expired by its original terms if Mr. Weiss remained employed with us or (iii) the 10th anniversary of the original date of grant of the award.

Change in Control.  In the event of a “change in control,” Mr. Weiss will be entitled to receive the capstone award and the incremental capstone award, and any equity awards, cash awards and plan awards granted to Mr. Weiss at the time of a “change in control” will become immediately vested and payable, in each case as described above under “— Termination Without “Cause” or Resignation for “Good Reason” ”. In addition, in the event Mr. Weiss’ employment is terminated by us without “cause,” or if he resigns for “good reason,” within 24 months following a “change in control,” he will be entitled to receive the same payments and/or benefits described above under “— Termination Without “Cause” or Resignation for “Good Reason”” as if such termination was without “cause” or for “good reason,” except that he will not be entitled to receive base severance or bonus severance, and instead, he will receive an amount equal to two times his base salary and target bonus at the time of termination, payable in a lump sum within 60 days following such termination.

The “change in control” provisions of Mr. Weiss’ employment agreement will be triggered upon the first to occur of:

•	a sale or transfer of substantially all of our assets or the assets of DFG in any transaction or series of related transactions (other than sales in the ordinary course of business);

•	any person becoming a beneficial owner of twenty five percent (25%) or more of our voting securities except as a result of (i) any acquisition of the voting securities by us or DFG or (ii) any acquisition of our voting securities directly from us or DFG, as authorized by our board of directors;

•	any sale or series of sales of shares of our capital stock by the holders thereof which results in any person or group of affiliated persons owning capital stock holding twenty five percent (25%) or more of the voting power of DFG at the time of such sale or series of sales;

•	if after the effective date of the employment agreement, the individuals who, at the beginning of such period, constitute our board of directors, cease for any reason to constitute at least a majority of our board of directors, unless the election or nomination for election of each director who is not a director on the effective date of the employment agreement was approved by a vote of no less than two-thirds (2/3) of the directors then still in office who are directors on the date hereof or are new directors approved by such vote;

•	any merger, consolidation or reorganization to which either we or DFG is a party, except for an internal reorganization or a merger, consolidation or reorganization in which we are the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of our outstanding common stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization will own, immediately following the merger, consolidation or reorganization, capital stock holding a majority of our voting power;

•	a liquidation, dissolution or winding up of either us or DFG; or

•	if our common stock is no longer publicly traded on a major United States stock exchange such as the New York Stock Exchange or Nasdaq.

In addition to the benefits described above, in the event that it is determined that any payment by us to or for the benefit of Mr. Weiss would be a so-called “golden parachute payment” and, therefore, result in the imposition on Mr. Weiss of an excise tax under Section 4999 of the Code, Mr. Weiss shall receive a payment sufficient to place him in the same after tax position as if no excise tax had been imposed. We refer to this payment as the parachute gross-up payment. However, if the imposition of the excise tax could be avoided by the reduction of payments due to Mr. Weiss by an amount of 10% or less, then the total of all such payments will be reduced to an amount $1.00 below the amount that would otherwise cause an excise tax to apply, and no parachute gross-up payment will be made.

Mr. Weiss is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Weiss is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Assuming one of the following events occurred on June 30, 2010, Mr. Weiss’ payments and benefits have an estimated value of:

												Value of
												Restricted	Cash
					Pro-Rata							Stock and	Portion
					Annual Bonus,					Value of		Restricted	of Plan
				Change in	Cash Award			Welfare		Options		Stock Units	Award		Parachute
	Salary			Control	and Plan	Capstone		Benefit		Subject to		Subject to	Subject to		Gross-up
	Continuation	Bonus		Severance	Award	Award(1)		Continuation		Acceleration		Acceleration	Acceleration		Payment

Termination For Cause or Voluntary Resignation (without Good Reason)	—	—		—	—	—		—		—		—			—

Termination Without Cause or Voluntary Resignation for Good Reason	$1,970,000 (2)	$2,462,500	(3)	—	$5,171,250 (4)	$4,802,831	(5)	$21,728	(6)	$414,789	(10)	$2,824,924 (7)	$394,000	(11)	—

Termination Without Cause or Voluntary Resignation for Good Reason Following a Change in Control	—	—		$4,432,500 (8)	$5,171,250 (4)	—		$21,728	(6)	$414,789	(10)	$2,824,924 (7)	$394,000	(11)	$4,643,669

Payment Upon a Change in Control(9)	—	—		—	—	$4,802,831	(5)	—		—		—			—

Death	—	—		—	$5,171,250 (4)	$2,913,522	(5)	$21,728	(6)	414,789	(10)	$2,824,924 (7)	$394,000	(11)	—

Disability	—	—		—	$5,171,250 (4)	$4,802,831	(5)	$21,728	(6)	414,789	(10)	$2,824,924 (7)	$394,000	(11)	—

(1)	On the earliest to occur, if any, of (i) the date that Mr. Weiss’ employment is terminated by reason of “retirement” or “delayed retirement”; (ii) the date Mr. Weiss’ employment is terminated by us without “cause” or Mr. Weiss resigns for “good reason”; (iii) the date that Mr. Weiss’ employment terminates by reason of his disability; or (iv) the date that a “change in control” occurs during the term of his employment agreement, Mr. Weiss will be entitled to commence receiving payments due pursuant to his capstone award. Mr. Weiss will be entitled to commence receiving payments due pursuant to his incremental capstone award on each of the dates mentioned above, with the exception of retirement, in which case Mr. Weiss will not be entitled to receive an incremental capstone award.

(2)	This amount represents the continuation of Mr. Weiss’ base salary for 24 months and is payable over a 24 month period.

(3)	This amount represents two times Mr. Weiss’ annual target bonus and is payable over a 24 month period.

(4)	This amount represents the annual target bonus of $1,231,250, the cash award of $2,955,000 and the plan award of $985,000 payable to Mr. Weiss. Because we are assuming that his termination of employment occurred on the last business day of our fiscal year, the amount above does not reflect any pro-ration that would occur in the event his employment was terminated at an earlier time during the fiscal year.

(5)	This amount represents the actuarial present value of Mr. Weiss’ capstone award and incremental capstone award as of June 30, 2010 as if Mr. Weiss , or in the case of his death, his surviving spouse, had received his lump sum payment on the first business day of the calendar month following such date.

(6)	This amount represents our portion of the premium payments for 24 months of health coverage.

(7)	This amount represents the value of unvested grants of an aggregate of 142,745 shares of our common stock, based on $19.79, the closing price of our common stock on June 30, 2010.

(8)	This amount represents two times Mr. Weiss’ base salary and annual target bonus and is payable in a lump sum.

(9)	Mr. Weiss will be entitled to receive his capstone award upon a change in control. For a discussion of other payments to be received by Mr. Weiss in the event of his termination without “cause” or resignation for “good reason” following a change in control, see the preceding row of this table.

(10)	This amount represents the value of unvested stock options to purchase an aggregate of 66,430 shares of our common stock, based on $19.79, the closing price of our common stock on June 30, 2010. Such amount does not represent unvested stock options to purchase an aggregate of 20,132 shares of our common stock that were “out of the money,” based on $19.79, the closing price of our common stock on June 30, 2010, and thus would have no value upon acceleration. The actual value realized will vary depending on the date the options are exercised.

(11)	This amount represents the value of the unvested cash component of Mr. Weiss’ plan award.

Randy Underwood

The following describes the potential payments to Mr. Underwood upon a termination of employment or change of control pursuant to the terms of his employment agreement.

Termination Without “Cause” or Resignation for “Good Reason.”  Under the terms of his employment agreement, Mr. Underwood may be terminated by us without “cause” or he may resign for “good reason.”

Mr. Underwood’s employment may be terminated by us for “cause” upon the occurrence of any of the following: (i) a material breach of any promise or obligation imposed under his employment agreement; (ii) material acts of embezzlement or misappropriation of funds; (iii) a serious breach of his fiduciary obligations; (iv) his conviction of a felony, plea of guilty or nolo contendere to a felony charge or any criminal act involving moral turpitude; (v) his willful unauthorized disclosure of confidential information; (vi) an intentional violation of any of our rules, regulations or policies; (vii) any willful act materially adverse to our interests or that is reasonably likely to result in material harm to us or to bring us into disrepute; or (viii) engaging in behavior that would constitute grounds for liability for harassment or other egregious conduct that violates laws governing the workplace.

Mr. Underwood may resign for “good reason” upon the occurrence of any of the following: (i) any failure by us to pay the compensation and benefits provided under his employment agreement or any other material breach by us of any provision of his employment agreement, after written notice by Mr. Underwood to cure such failure or breach, and failure by us to cure, within a period of fifteen (15) days following such written notice; (ii) any material adverse change in his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by us made without his permission after written notice by Mr. Underwood to cure such material adverse change and failure by us to cure, within a period of fifteen (15) days following such written notice which results in: (A) a diminution in any material respect in his position, authority, duties, responsibilities or compensation, which diminution continues in time over at least thirty (30) days, such that it constitutes an effective demotion or (B) relocation of his regular work address to a location more than thirty (30) miles from his location at the effective date of the employment agreement; or (iii) our failure to include him under any applicable directors’ and officers’ insurance policy provided by us after receiving written notice by Mr. Underwood and our continued failure to cure.

Upon a termination of employment by us without “cause” or a resignation by Mr. Underwood for “good reason,” Mr. Underwood will be entitled to the following payments and/or benefits:

•	continuation of his base salary as in effect at the time of termination for a period of 12 months, payable in bi-weekly installments, the amount of which we refer to as his base severance;

•	an amount equal to the average of the annual bonuses he received for the prior two years, payable in 12 equal monthly installments, the amount of which we refer to as his bonus severance;

•	contribution by us to the cost of continued coverage under our group health plan for a period of 12 months;

•	continued payment by us (or reimbursement by us) of life, disability insurance and other benefit programs that were in effect at the time of his termination for a period of 12 months. In addition, we will continue to pay for his car lease/allowance payment for 12 months;

•	continued payment by us (or reimbursement by us) of fringe benefits consisting of a housing allowance of $3,000 per month for a period of 12 months or such shorter time as required by applicable law, but only to the extent such payment is without any material adverse tax or financial accounting or reporting consequences to us;

•	all vested equity awards will remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment, (ii) the latest date the equity award would have expired by its original terms if he had remained employed with us or (iii) the 10th anniversary of the original date of grant of the equity award;

•	retiree medical coverage, with survivor benefits, under our retiree medical plan as then in effect, commencing 12 months after his termination or resignation; and

•	(i) any unpaid base salary and accrued but unpaid vacation time earned by Mr. Underwood through the termination date; (ii) any unpaid annual cash bonus payable pursuant to with respect to any fiscal year which ended prior to Mr. Underwood’s termination; (iii) any reimbursement or payment due to Mr. Underwood prior to his termination that remains unpaid relating to deferred compensation, certain business or entertainment expenses, car allowance or other fringe benefits; (iv) any right, payment or benefit that accrued or became due to Mr. Underwood prior to his termination which remains unpaid related to his retention bonus, LTIP awards, or pursuant to any of our or our affiliates’ applicable plans, programs, policies or arrangements in which Mr. Underwood participated as of his termination date; and (v) any right, payment or benefit due or that becomes payable to Mr. Underwood related to Section 280G of the Code, indemnification or attorneys’ fees and expenses.

Upon certain qualifying terminations of his employment, including a termination of his employment by us without “cause” or as a result of Mr. Underwood’s resignation for “good reason,” Mr. Underwood is entitled to receive an annual retention bonus at the rate of $150,000 per year. Mr. Underwood’s annual retention bonus is payable to him in equal monthly installments during his lifetime (and, upon his death, if Mr. Underwood has remained married to his spouse through the date of his death, his spouse will be entitled to receive an annual benefit of $75,000 payable in equal monthly installments during her lifetime). Mr. Underwood will be entitled to receive the annual retention bonus commencing the first month after the expiration of the 12 month period during which Mr. Underwood would be entitled to receive his base severance and his bonus severance, except in the event Mr. Underwood’s employment terminates for any reason on or after June 30, 2011, in which event payments with respect to the annual retention bonus would commence the month following the termination date.

Under the terms of his employment agreement, Mr. Underwood is also entitled to receive an incremental retention bonus upon certain qualifying terminations of Mr. Underwood’s employment, including a termination of his employment by us without “cause” or as a result of Mr. Underwood’s resignation for “good reason.” Mr. Underwood’s incremental retention bonus is an annual benefit of $50,000 payable to Mr. Underwood in equal monthly installments during his lifetime (and, upon his death, if Mr. Underwood has remained married to his spouse through the date of his death, in which case his spouse will be entitled to receive an annual benefit of $25,000 payable in equal monthly installments during her lifetime). Mr. Underwood will be entitled to receive the incremental retention bonus commencing the first month after the expiration of the 12 month period during which Mr. Underwood would be entitled to receive his base severance and his bonus severance, except in the event Mr. Underwood’s employment terminates for any reason on or after December 31, 2012, in which event payments will commence the month following the termination date.

Death or Disability.  In the event that Mr. Underwood’s employment terminates due to his death or disability, he will be entitled to receive the same benefits described above under “— Termination Without “Cause” or Resignation for “Good Reason,” ” provided, that in the event of his death, his retention bonus, incremental retention bonus and retiree medical benefits shall commence in the month following his death, and in the event of his disability, his retention bonus and incremental retention bonus shall commence in the month following his termination by reason of disability and his retiree medical benefits shall commence 12 months after termination by reason of disability.

Termination after June 30, 2011 and December 31, 2012.  Under the terms of his employment agreement, if Mr. Underwood’s employment is terminated for any reason after June 30, 2011, he will be entitled to receive the retention bonus and retiree medical benefits as described above in “— Termination Without “Cause” or Resignation for “Good Reason” ” commencing in the month following his termination of employment. If Mr. Underwood’s employment is terminated for any reason after December 31, 2012, he will also be entitled to receive the incremental retention bonus described above in “— Termination Without “Cause” or Resignation for “Good Reason” ” commencing in the month following his termination of employment.

Termination Following a Change in Control.  In the event Mr. Underwood’s employment is terminated by us without “cause” or he resigns for “good reason” within 18 months following a “change in control,” he will be entitled to receive the same benefits described above under “— Termination without “Cause” or Resignation for “Good Reason,” ” except that he will receive his base severance for a period of 18 months and his bonus severance will be increased by 50% and will be payable over an 18 month period. In addition, the vesting of any unvested non-equity based LTIP awards will be accelerated upon his termination, and with respect to any equity awards: (i) to the extent that Mr. Underwood has received or is eligible to receive any equity awards that are not fully exercisable and vested as of the termination date, such equity awards will become fully vested as of the day immediately prior to the termination date and (ii) all such equity awards will thereafter become immediately exercisable for a period ending on the sooner of (A) 12 months following his termination of employment, (B) the latest date the equity award would have expired by its original terms if he had remained employed with us or (C) the 10th anniversary of the original date of grant of the equity award.

Retention Bonus, Incremental Retention Bonus and Retiree Medical Coverage Upon a Change in Control.  If the retention bonus or incremental retention bonus has commenced prior to a change in control, any unpaid retention bonus will be paid to Mr. Underwood or his surviving spouse, as applicable, in the form of an actuarially equivalent lump sum within 60 days following such change in control. If the annual retention bonus or incremental retention bonus has not commenced as of the date of the change in control, such benefits will be paid to Mr. Underwood or his surviving spouse, as applicable, in the form of an actuarially equivalent lump sum within 60 days following such change in control unless (i) with respect to the retention bonus, Mr. Underwood had previously terminated his employment without “good reason” or we had previously terminated his employment for “cause” and such prior termination had occurred prior to June 30, 2011 or (ii) with respect to the incremental retention bonus, Mr. Underwood had previously terminated his employment without “good reason” or we had previously terminated his employment for “cause” and such prior termination had occurred prior to December 31, 2012. Upon a change in control, Mr. Underwood’s retiree medical coverage shall become non-forfeitable (to the extent it was not already), unless Mr. Underwood terminated his employment without “good reason” or we terminated Mr. Underwood for “cause” and such termination had occurred prior to June 30, 2011, in which case Mr. Underwood will not be entitled to retiree medical coverage.

The “change in control” provisions of Mr. Underwood’s employment agreement will be triggered upon the same events as described above with respect to Mr. Weiss.

Mr. Underwood is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Underwood is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Assuming one of the following events occurred on June 30, 2010, Mr. Underwood’s payments and benefits have an estimated value of:

							Retention				Value of
							Bonus and			Value of	Restricted		Cash Portion of
					Welfare		Incremental	Retiree		Options	Stock		Plan Award
	Salary				Benefit		Retention	Medical		Subject to	Units Subject to		Subject to
	Continuation		Bonus		Continuation		Bonus	Coverage		Acceleration	Acceleration		Acceleration

Termination For Cause or Voluntary Resignation (without Good Reason)	—		—		—		—	—		—	—		—
Termination Without Cause or Voluntary Resignation for Good Reason	$505,000	(1)	$637,057	(2)	$89,193	(3)	$1,710,826 (4)	$8,653	(5)	—	—		—
Termination Without Cause or Voluntary Resignation for Good Reason following a Change in Control	$757,500	(6)	$955,585	(7)	$133,789	(8)	—	—		$494,910 (9)	$1,286,033	(10)	$544,872	(12)
Payment Upon a Change in Control (11)	—		—		—		$1,710,826 (4)	$8,653	(5)	—	—		—
Death	$505,000	(1)	$637,057	(2)	$89,193	(3)	$889,088 (4)	$8,653	(5)	—	—		—
Disability	$505,000	(1)	$637,057	(2)	$89,193	(3)	$1,710,826 (4)	$8,653	(5)	—	—		—

(1)	This amount represents the continuation of Mr. Underwood’s base salary for one year.

(2)	This amount represents the average of Mr. Underwood’s annual bonus payments for the prior two years.

(3)	This amount represents our portion of the premium payments for 12 months of health, life, and disability coverage and 12 months of Mr. Underwood’s monthly auto and housing allowance.

(4)	This amount represents the actuarial present value of Mr. Underwood’s Retention Bonus and Incremental Retention Bonus as of June 30, 2010 as if Mr. Underwood, or in the case of his death, his surviving spouse, had received his lump sum payment on the first business day of the calendar month following such date.

(5)	This amount represents the present value of our expenses for providing Mr. Underwood with retiree medical coverage.

(6)	This amount represents the continuation of Mr. Underwood’s base salary for 18 months.

(7)	This amount represents 1.5 times the average of Mr. Underwood’s annual bonus payments for the prior two years.

(8)	This amount represents our portion of the premium payments for 18 months of health, life, and disability coverage and 18 months of Mr. Underwood’s monthly auto and housing allowance.

(9)	This amount represents the value of unvested stock options to purchase an aggregate of 68,565 shares of our common stock, based on $19.79, the closing price of our common stock on June 30, 2010. The actual value realized will vary depending on the date the options are exercised.

(10)	This amount represents the value of unvested grants of an aggregate of 64,984 shares of our common stock, based on $19.79, the closing price of our common stock on June 30, 2010.

(11)	Mr. Underwood will be entitled to receive his annual retention bonus, incremental retention bonus and certain retiree medical benefits upon a change in control. For a discussion of other payments to be received by Mr. Underwood in the event of his termination without “cause” or resignation for “good reason” following a change in control, see the preceding line of this table.

(12)	This amount represents the value of the unvested cash component of Mr. Underwood’s LTIP awards..

Sydney Franchuk

Termination Without “Cause” or Resignation For Good Reason.  Under the terms of his employment agreement, Mr. Franchuk may be terminated by us without “cause” upon us giving Mr. Franchuk 12 months notice or he may resign for good reason.

Although not specifically defined in his employment agreement, we may terminate Mr. Franchuk’s employment for “cause” at any time for any just cause permitted by law, without notice.

Mr. Franchuk may resign for “good reason” upon the occurrence of any of the following: (i) a willful material breach by us of any provision of his employment agreement; (ii) a material adverse change in Mr. Franchuk’s duties, responsibilities or salary; (iii) relocation of Mr. Franchuk’s regular work address to a location more than 30 miles from his location at the commencement of his employment agreement; or (iv) failure by us to include Mr. Franchuk under any directors and officers liability insurance that we maintain for our officers and directors, provided that such failure is not remedied within 30 days of written notice of such default by Mr. Franchuk to us.

We may terminate Mr. Franchuk without “cause” upon us giving Mr. Franchuk 12 months notice. At our option, we may pay compensation to Mr. Franchuk in lieu of all or part of such twelve month notice period consisting of the following:

•	continuation of his base salary as in effect at the time of termination for the completion of such twelve month period, payable in accordance with our normal payroll practices; and

•	continuation of certain welfare benefits.

Mr. Franchuk will also be entitled to the above compensation for a 12 month period upon his resignation for “good reason.”

In addition, upon Mr. Franchuk’s termination without “cause” or resignation for “good reason”, he will be entitled to a pro rated bonus which shall be calculated comparing our actual results in the year in which the notice of termination is given including all months through to and including the month in which notice of termination is given plus the following twelve months to the applicable bonus targets for that time period.

Mr. Franchuk is bound by certain non-competition and non-solicitation covenants which extend for a period of 12 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Franchuk is required to execute and deliver a general release in a form acceptable to us.

Assuming one of the following events occurred on June 30, 2010, Mr. Franchuk’s payments and benefits have an estimated value of:

	Salary		Welfare Benefit
	Continuation	Bonus	Continuation

Termination For Cause or Voluntary Resignation (without Good Reason)	—	—	—
Termination Without Cause Without Providing Twelve Months Notice or Voluntary Resignation for Good Reason	$377,160 (1)	—	$7,305 (2)

(1)	This amount represents the continuation of Mr. Franchuk’s base salary for twelve months.

(2)	This amount represents our portion of the premium payments for 12 months (i.e., the period of time remaining in his initial employment term) of health and life coverage.

Norman Miller

Termination Without “Cause” or Resignation for “Good Reason.” Under the terms of his employment agreement, Mr. Miller may be terminated by us without “cause” or he may resign for “good reason.”

Mr. Miller’s employment may be terminated by us for “cause” which is defined substantially as described above with respect to Mr. Underwood’s “cause” definition.

Mr. Miller may resign for good reason which is defined substantially as described above with respect to Mr. Underwood’s “good reason” definition.

Upon a termination of employment by us without “cause” or a resignation by Mr. Miller for “good reason,” Mr. Miller will be entitled to the following payments and/or benefits:

•	continuation of his base salary as in effect at the time of termination for a period of 12 months, payable in bi-weekly installments, the amount of which we refer to as his base severance;

•	an amount equal to the average of the annual bonuses he received for the prior two years’, payable in 12 equal monthly installments, the amount of which we refer to as his bonus severance;

•	contribution by us to the cost of continued coverage under our group health plan for a period 12 months;

•	continued payment by us (or reimbursement by us) of life, disability insurance and other benefit programs that were in effect at the time of his termination for a period of 12 months. In addition, we will continue to pay for his car lease/allowance payment for 12 months; and

•	all vested equity awards will remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment or (ii) the date the equity award would have expired by its original terms if he had remained employed with us.

Death or Disability.  In the event that Mr. Miller’s employment terminates due to his death or disability, he will be entitled to receive the same benefits described above under “— Termination Without “Cause” or Resignation for “Good Reason” ” above.

Termination Following a Change in Control.  In the event Mr. Miller’s employment is terminated by us without “cause” or he resigns for “good reason” within 18 months following a “change in control,” he will be entitled to receive the same benefits described above under “— Termination without “Cause” or Resignation for “Good Reason,” ” above, except that he will receive his base severance for a period of 18 months and his bonus severance will be increased by 50% and will be payable over an 18 month period. In addition, any unvested equity awards will be accelerated upon his termination and, if applicable, will remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment or (ii) the date the equity award would have expired by its original terms if he had remained employed with us.

The “change in control” provisions of Mr. Miller’s employment agreement will be triggered upon the same events as described above with respect to Mr. Weiss.

Mr. Miller is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Miller is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Assuming one of the following events occurred on June 30, 2010, Mr. Miller’s payments and benefits have an estimated value of:

								Value of Restricted
							Value of Options	Stock Units
	Salary				Welfare Benefit		Subject to	Subject to
	Continuation		Bonus		Continuation		Acceleration	Acceleration

Termination For Cause or Voluntary Resignation (without Good Reason)	—		—		—		—	—
Termination Without Cause or Voluntary Resignation for Good Reason	$450,000	(1)	$544,608	(2)	$22,864	(3)	—	—
Termination Without Cause or Voluntary Resignation for Good Reason following a Change in Control	$675,000	(4)	$816,912	(5)	$34,296	(6)	$494,910 (7)	$1,286,033 (8)
Death	$450,000	(1)	$544,608	(2)	$22,864	(3)	—	—
Disability	$450,000	(1)	$544,608	(2)	$22,864	(3)	—	—

(1)	This amount represents the continuation of Mr. Miller’s base salary for one year.

(2)	This amount represents the average of Mr. Miller’s annual bonus payments for the prior two years.

(3)	This amount represents our portion of the premium payments for 12 months of health, life and disability coverage and 12 months of Mr. Miller’s monthly auto allowance.

(4)	This amount represents the continuation of Mr. Miller’s base salary for 18 months.

(5)	This amount represents 1.5 times the average of Mr. Miller’s annual bonus payments for the prior two years.

(6)	This amount represents our portion of the premium payments for 18 months of health, life and disability coverage and 18 months of Mr. Miller’s monthly auto allowance.

(7)	This amount represents the value of unvested stock options to purchase an aggregate of 68,565 shares of our common stock, based on $19.79, the closing price of our common stock on June 30, 2010. The actual value realized will vary depending on the date the options are exercised.

(8)	This amount represents the value of unvested grants of an aggregate of 64,984 shares of our common stock, based on $19.79, the closing price of our common stock on June 30, 2010.

Employee Benefit Plans

We believe our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate qualified employees, and encourages them to devote their best efforts to our business and financial success. The material terms of our 2005 Stock Incentive Plan, which we refer to as our 2005 stock incentive plan, is described below. See “Proposal 2 — Amendment of the Dollar Financial Corp. 2007 Equity Incentive Plan” for a description of the material terms of our 2007 equity incentive plan.

Shares Subject to Plan.  During fiscal 2010, our board of directors did not approve any grants of restricted stock, restricted stock units nor options to purchase shares of common stock under our 2005 stock incentive plan.

Administration.  Our 2005 stock incentive plan is administered by the human resources and compensation committee as designated by our board of directors. Each member of the human resources and compensation committee is a “nonemployee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code). The human resources and compensation committee has authority to construe and interpret our 2005 stock incentive plan and any awards made thereunder, to grant and determine the terms of awards and to make any necessary rules and regulations for the administration of our 2005 stock incentive plan.

Eligibility.  All of our and our subsidiaries directors, officers, employees, consultants and advisors are eligible to participate in our 2005 stock incentive plan.

Type of Awards.  Our 2005 stock incentive plan permits the human resources and compensation committee to grant stock options, stock purchase rights, shares of common stock, restricted stock units or a combination thereof upon the terms and conditions determined by the administrators of the plan. Stock options may be incentive stock options or non-qualified stock options that do not qualify as incentive stock options. Our board of directors amended and restated our 2005 equity incentive plan on June 28, 2007 to permit the issuance of restricted stock units under our 2005 equity incentive plan.

Amendment and Termination.  Our 2005 stock incentive plan may be amended or terminated by our board of directors, at any time, subject to approval by our stockholders where necessary to satisfy federal tax or other applicable laws or stock market requirements. Our 2005 stock incentive plan will terminate no later than ten years after its adoption.

Exercisability, Vesting and Price of Awards.  Stock options under our 2005 stock incentive plan will vest at the times and upon the conditions that the human resources and compensation committee may determine, and the price at which shares, subject to the stock option may be purchased will be reflected in each particular stock option agreement. The stock purchase price, our right of repurchase, if any, and other conditions determined by the human resources and compensation committee, will be reflected in each particular stock purchase right agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the last fiscal year, Messrs. Schwenke (Chairman), Gavin, Kooper and McLaughlin served as members of our human resources and compensation committee. Mr. Gavin resigned as a member of our human resources and compensation committee on June 29, 2010, and our board of directors appointed Mr. McLaughlin to serve as a member of our human resources and compensation committee on June 29, 2010. None of these individuals was at any time since July 1, 2009 or at any time prior thereto an officer or employee of ours. There are no compensation committee interlocks between us and any other entity involving us or such other entity’s executive officers or members of our board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions during Fiscal 2010

Other than compensation agreements and other arrangements which are described in the “Director Compensation” and “Executive Officers and Executive Compensation” sections of this proxy statement and the transactions described below, during our last fiscal year, there was not, and there is not currently proposed, any transaction or series of transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

We believe that all of the transactions set forth below are on terms no less favorable to us than we could have obtained from unaffiliated third parties.

Stockholders Agreement

We are a party to an amended and restated stockholders agreement with parties, including GS Mezzanine Partners, L.P., Bridge Street Fund 1998, L.P., Stone Street Fund 1998, L.P. and GS Mezzanine Partners Offshore, L.P., which we refer to collectively in this proxy statement as GS, Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P., which we refer to together in this proxy statement as Ares, Green Equity Investors II, L.P., Jeffrey Weiss, Donald Gayhardt and C.L. and Sheila Jeffrey. Under the stockholders agreement, provisions relating to tag-along and first option rights, repurchase of shares, preemptive rights, drag-along rights and grants of proxy terminated in connection with our initial public offering in January 2005. Any stockholder party to the stockholders agreement owning 20% or more of the outstanding shares of our common stock has the right to demand that we file a registration statement under the Securities Act covering all or a portion of the shares of common stock that it holds. In addition, if we propose to register any common stock under the Securities Act (pursuant to a demand or otherwise) other than on a registration statement on Form S-4 or S-8, or in connection with an exchange offer, each stockholder that is party to the stockholders agreement, may elect to include in, or “piggyback” on, the registration of all or a portion of the shares of common stock that it holds. We would bear all registration expenses incurred in connection with these registrations. The stockholders would pay all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of their securities.

The stockholders agreement will terminate on November 13, 2013. To our knowledge, GS, Ares and Green Equity Investors II, L.P. do not own any shares of our common stock and, therefore, they no longer have rights under the stockholders agreement.

Our Policies Regarding Related Party Transactions

The audit committee of our board of directors reviews transactions where any of the following persons or entities is a party: (i) any executive officer or vice president or board member or board nominee or any immediate family member or affiliate of any of the foregoing; (ii) any five percent or more stockholder; or (iii) any entity in which any of the foregoing has a one percent or more ownership interest. Transactions subject to review may proceed if our audit committee finds that the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, and, to the extent they involve compensation, if they are approved by our human resources and compensation committee.

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees our financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities, the audit committee has reviewed our audited financial statements for fiscal 2010, and discussed them with management and the independent registered public accounting firm (including discussions in executive sessions without the presence of management when appropriate), including the following aspects of the financial statements: (i) the quality, not just the acceptability, of their accounting principles; (ii) the reasonableness of the significant judgments reflected in the financial statements; and (iii) the clarity of their disclosures. The audit committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The audit committee has also received the written disclosures and the letters from our independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The audit committee has discussed with the independent registered public accounting firm their independence from us and our management. In addition, the audit committee has considered whether the provision of non-audit services by the independent registered public accounting firm to us is compatible with maintaining the independence of the independent registered public accounting firm.

Based on the reviews and discussions referred to above, the audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for fiscal 2010. The recommendation of the audit committee was accepted by our board of directors.

This report is made by the undersigned members of the Audit Committee.

David Jessick (Chairman)
John Gavin
Clive Kahn

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any such filing.

PROPOSAL 2: AMENDMENT OF THE
DOLLAR FINANCIAL CORP. 2007 EQUITY INCENTIVE PLAN

Proposed Amendments to Our 2007 Equity Incentive Plan

On September 23, 2010, our board of directors unanimously adopted a resolution approving, subject to approval by our stockholders, the amendment and restatement of the Dollar Financial Corp 2007 Equity Incentive Plan, which we refer to as our 2007 equity incentive plan, in order to:

•	increase the number of shares available for issuance under our 2007 equity incentive plan by 4,500,000 shares, from 2,500,000 to 7,000,000 shares;

•	replace the current limitation that no more than 1,250,000 shares of restricted stock or shares with respect to restricted stock unit awards be issued under our 2007 equity incentive plan with a provision deducting from shares available for grant under our 2007 equity incentive plan 1.67 shares for each share that underlies an award granted under our 2007 equity incentive plan for restricted stock, restricted stock units, performance awards or other awards under our 2007 equity incentive plan for which the full value of such share is transferred by us to the award recipient; and

•	make other clarifying and updating changes.

Our board of directors believes that the proposed amendment and restatement of our 2007 equity incentive plan is in the best interests of, and will provide long-term advantages to, us and our stockholders and recommends its approval by our stockholders. Our board of directors believes that the number of shares of common stock currently available for issuance under our 2007 equity incentive plan is insufficient in view of our compensation structure and strategy. Our board of directors has concluded that our ability to attract, retain and motivate top quality employees and non-employee members of our board of directors is material to our success and would be enhanced by our continued ability to make grants under our 2007 equity incentive plan.

Many companies have begun using “full-value” awards such as restricted stock and restricted stock units to a greater extent in order to retain and attract valuable employees. Because such awards are typically issued in lesser numbers than stock options, they can result in less overall dilution from equity compensation awards than stock options. In some cases, issuing lower numbers of full-value awards can also decrease the amount of equity compensation expense companies recognize for financial accounting purposes. In order for us to have greater flexibility to use full-value awards, and to allow us to remain competitive in structuring our equity compensation packages, our board of directors believes that is in the best interests of us and our stockholders that we replace the fixed 1,250,000 share limit on full-value awards under our current 2007 equity incentive plan with a fungible share provision, pursuant which each full-value award issued under the amended and restated 2007 equity incentive plan will result in a reduction of 1.67 shares from the shares then available for grant under the 2007 equity incentive plan.

As of September 24 , 2010: (i) 455,848 shares of our common stock remained available for future awards under our 2007 equity incentive plan; 419,202 shares of our common stock were subject to unvested restricted stock or restricted stock unit awards under our 2007 equity incentive plan; and (iii) 36,646 shares of our common stock were subject to outstanding options under our 2007 equity incentive plan (with the outstanding options having a weighted average exercise price of $14.67 per share and a weighted average term to maturity of 8.49 years). Additionally, as of September 24, 2010: (i) 27,983 shares of our common stock remained available for future awards under our 2005 stock incentive plan; zero shares of our common stock were subject to unvested restricted stock or restricted stock unit awards under our 2005 stock incentive plan; and (iii) 27,983 shares of our common stock were subject to outstanding options under our 2005 stock incentive plan (with the outstanding options having a weighted average exercise price of $16.59 per share and a weighted average term to maturity of 5.15 years). During fiscal 2010, our board of directors approved the grant of 512,788 shares of restricted stock and restricted stock units and options to purchase 489,657 shares of common stock under our 2007 stock incentive plan.

Our board of directors has directed that the proposal to approve the amendment and restatement of our 2007 equity incentive plan be submitted to our stockholders for their approval at the annual meeting.

The principal terms and provisions of our 2007 equity incentive plan, as proposed to be amended and restated, are summarized below. The summary, however, is not intended to be a complete description of all the terms of our 2007 equity incentive plan and is qualified in its entirety by reference to the complete text of our 2007 equity incentive plan, as amended and restated, which is included in Appendix A to this proxy statement.

Summary of 2007 Equity Incentive Plan

Plan Administration.  Our 2007 equity incentive plan is administered by our board of directors or the human resources and compensation committee of our board. The term “plan administrator,” as used in this summary, means our board of directors or the human recourses and compensation committee to the extent each such entity is acting within the scope of its administrative authority under our 2007 equity incentive plan.

Eligibility.  Officers and employees, non-employee members of our board of directors as well as independent consultants and contractors in our employ or service or in the employ or service of our parent or subsidiary companies (whether now existing or subsequently established) are eligible to participate in our 2007 equity incentive plan.

Securities Subject to Our 2007 Equity Incentive Plan.  Prior to the proposed amendment and restatement of our 2007 equity incentive plan, 2,500,000 shares of our common stock are reserved for issuance over the term of our 2007 equity incentive plan, provided that no more than 1,250,000 shares under our 2007 equity incentive plan may be subject to stock awards or restricted stock unit awards. As described above, if the proposed amendment and restatement of our 2007 equity incentive plan is approved by our stockholders at the annual meeting, the number of shares of our common stock reserved for issuance over the term of our 2007 equity incentive plan will be increased by 4,500,000, to a total of 7,000,000 shares. The share reserve would be reduced by 1.67 shares for each share that underlies an award granted under our 2007 equity incentive plan on or after the date on which the amendment and restatement of our 2007 equity incentive plan is approved by our stockholders for restricted stock, restricted stock units, performance awards or other awards under our 2007 equity incentive plan for which the full value of such share is transferred by us to the award recipient.

No participant in the 2007 equity incentive plan may receive awards denominated in shares for more than 500,000 shares of our common stock in any single fiscal year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Stockholder approval of this proposal will also constitute approval of that 500,000-share limitation for purposes Section 162(m) of the Internal Revenue Code. Such limitation assures that any deductions to which we would otherwise be entitled upon the exercise of options or stock appreciation rights granted under our 2007 equity incentive plan will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m). In addition, one or more shares issued under stock awards, restricted stock unit awards or performance awards may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the vesting of those shares is tied to the attainment of the corporate performance milestones discussed below.

The shares of common stock issuable under our 2007 equity incentive plan may be drawn from shares of our authorized but unissued common stock or from shares of our common stock that we acquire, including shares purchased on the open market or in private transactions.

Shares subject to outstanding awards under our 2007 equity incentive plan that are forfeited, expire or otherwise terminate prior to the issuance of the shares subject to those awards will be available for subsequent issuance under our 2007 equity incentive plan, provided that each share underlying a full-value award issued on or after November 11, 2010 that is surrendered or forfeited will count as 1.67 shares available for subsequent issuance under our 2007 equity incentive plan.

Types of Awards.  Our 2007 equity incentive plan allows for the grant of options, stock appreciation rights, stock awards, restricted unit awards and performance awards.

Stock Options and Stock Appreciation Rights.  Under our 2007 equity incentive plan, eligible persons may be granted options to purchase shares of our common stock or stock appreciation rights tied to the value of our common stock. The plan administrator has complete discretion to determine which eligible individuals are to receive option grants or stock appreciation rights, the time or times when those options or stock appreciation rights are to be granted, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the grant, the maximum term for which the granted option or stock appreciation right is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.

Each option granted under our 2007 equity incentive plan has an exercise price per share determined by the plan administrator, but the exercise price may not be less than one hundred percent of the fair market value of the option shares on the grant date. No granted option may have a term in excess of ten years. The shares subject to each option generally vest in one or more installments over a specified period of service measured from the grant date. In addition, one or more awards may be structured so that those awards will vest and become exercisable only after the achievement of pre-established corporate performance objectives. Upon cessation of service, the optionee has a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares.

Stock appreciation rights allow the holder to exercise those rights as to a specific number of shares of our common stock and to receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised, over (ii) the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of our common stock on the date the stock appreciation right is granted, and the right may not have a term in excess of ten years.

The appreciation distribution on any exercised stock appreciation right is payable in (i) cash, (ii) shares of our common stock, or (iii) a combination of cash and shares of our common stock. Upon cessation of service with us, the holder of a stock appreciation right has a limited period of time in which to exercise that right to the extent exercisable at that time.

Repricing Prohibition.  The plan administrator may not implement any of the following repricing programs without obtaining stockholder approval: (i) the cancellation of outstanding options or stock appreciation rights in return for new options or stock appreciation rights with a lower exercise price per share; (ii) the cancellation of outstanding options or stock appreciation rights with exercise prices per share in excess of the then current fair market value per share of our common stock for consideration payable in our equity securities; or (iii) the direct reduction of the exercise price in effect for outstanding options or stock appreciation rights.

Stock Awards and Restricted Stock Unit Awards.  Shares may be issued under our 2007 equity incentive plan subject to performance or service vesting requirements established by the plan administrator. Shares may also be issued as a fully-vested bonus for past services without any cash outlay required of the recipient. We may issue restricted stock units which entitle the recipients to receive shares (or an amount in cash based on the value of the shares) on terms and conditions determined by the plan administrator. The shares or cash underlying restricted stock units may be delivered upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those units, including (without limitation), a deferred distribution date following the termination of the recipient’s service with us. The plan administrator has complete discretion under the program to determine which eligible individuals are to receive stock or restricted stock unit awards under our 2007 equity incentive plan, the time or times when those awards are to be made, the form of those awards, the number of shares subject to each such award, the vesting schedule (if any) to be in effect for the award, the issuance schedule for the shares which vest under the award and the cash consideration (if any) payable per share.

Performance Awards.  Performance awards issued under our 2007 equity incentive plan vest upon the attainment of performance objectives over a specified performance period, all as established by the plan administrator at the time of the award. Performance awards may be paid in cash, shares of common stock or other property. The plan administrator has complete discretion to determine which eligible individuals are to receive performance awards under our 2007 equity incentive plan, the time or times when those awards are to be made, the form of those awards, the number of shares subject to each such award, the vesting and payment schedule (if any) to be in effect for the award and the cash consideration (if any) payable per share.

In order to assure that the compensation attributable to one or more awards made under our 2007 equity incentive plan will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid to certain executive officers which is imposed under Section 162(m), the plan administrator also has the discretionary authority to structure one or more awards so that the shares of common stock subject to those awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: net sales; net revenue; pretax income; pro forma pretax income; pretax income before allocation of corporate overhead and bonus; budget; cash flow; net income or earnings per share; net income or operating income; return on stockholders’ equity; return on assets, capital or investment; the price of our common stock or any of our other publicly-traded securities; market share; gross profits; operating margins; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and stock-based compensation; operating income before depreciation and amortization; sales or revenue targets; capital or investment; cash flow; cost reduction goals; budget comparisons; implementation or completion of projects or processes strategic or critical to our business operations; completion of targeted acquisitions; entry into new markets; development of new products and services; measures of customer satisfaction; any combination of, or a specified increase in, any of the foregoing; and the formation of joint ventures, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance our revenue or profitability or expand our customer base. Such performance goals may be stated with respect to us as a whole, or with respect to a specified subsidiary, division or other operational unit. Moreover, such performance goals may be stated in absolute terms or may be expressed relative to performance in a specified prior period or to the performance of other specified enterprises. The measurement of the achievement of any of these goals will be determined, to the extent applicable, according to generally accepted accounting principles as in existence on the date on which performance goal or goals were established; provided, however, to the extent specified by the plan administrator at the time the performance goals are established, the measurement of specified performance goals may be subject to adjustment to exclude items of gain, loss or expense that are determined to be extraordinary or unusual in nature, infrequent in occurrence, related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned, and a maximum level of performance at which an award will be fully earned. The plan administrator may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the award attributable to that performance objective shall be interpolated on a straight-line basis. Equitable adjustments will be made to any performance goal related to our common stock (e.g., earnings per share) to reflect changes in corporate capitalization, such as stock splits and reorganizations.

Outstanding performance awards automatically terminate, and no shares of our common stock may actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. The plan administrator, however, has the discretionary authority to issue shares of our common stock in satisfaction of one or more outstanding awards as to which the designated performance goals or service requirements are not attained. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m).

General Provisions

Change in Control.  In the event of a change in control or a sale of a subsidiary or business, the plan administrator, may, in its sole discretion, do one or more of the following: (i) shorten the period during which options and stock appreciation rights are exercisable; (ii) accelerate any vesting schedule to which an award is subject; (iii) arrange to have the surviving or successor entity or purchaser entity or any parent entity thereof assume the awards or grant replacement awards with appropriate adjustments in the purchase and base prices and in the number and kind of securities issuable under the awards; (iv) assign any repurchase rights to the surviving or successor entity or purchaser entity or parent thereof; (vi) cancel awards upon payment to the participants in cash, with respect to each award to the extent then exercisable or vested, of an amount equal to the excess of the fair market value of the common stock over the price payable for the shares subject to the award; or (vii) make such other adjustments to the consideration issuable upon exercise or vesting of the awards and other terms of the awards as the plan administrator deems appropriate in its sole and absolute discretion.

The plan administrator’s authority above extends to any awards intended to qualify as performance-based compensation under Section 162(m), even though the accelerated vesting of those awards may result in their loss of performance-based status under Section 162(m).

Changes in Capitalization.  In the event any change is made to the outstanding shares of our common stock by reason of any recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split, spin-off transaction (resulting in a substantial reduction in the value of outstanding shares of the common stock), extraordinary corporate distribution or other similar transactions, equitable adjustments will be made to: (i) the maximum number and/or class of securities issuable under our 2007 equity incentive plan; (ii) the maximum number and/or class of securities that may be issued as stock or restricted stock unit awards; (iii) the maximum number and/or class of securities for which any one person may be granted awards under our 2007 equity incentive plan per fiscal year; (iv) the number and/or class of securities and the exercise price or base price per share in effect for outstanding options and stock appreciation rights; and (v) the number and/or class of securities subject to each outstanding stock, restricted stock unit and performance award. Such adjustments will be made in such manner as the plan administrator deems appropriate in order to preclude any dilution or enlargement of benefits under our 2007 equity incentive plan or the outstanding awards thereunder.

Valuation.  The fair market value per share of our common stock on any relevant date under our 2007 equity incentive plan will be deemed to be equal to the closing selling price per share on that date on Nasdaq. On September 24, 2010, the fair market value per share of our common stock determined on such basis was $21.05.

Stockholder Rights and Transferability.  No optionee has any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. The holder of a stock appreciation right does not have any stockholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of any shares of our common stock distributed upon such exercise. Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee. However, the plan administrator may structure one or more non-qualified options under our 2007 equity incentive plan so that those options will be transferable during optionee’s lifetime to one or more members of the optionee’s family or to a trust established for the optionee and/or one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate plan or pursuant to a domestic relations order. Stock appreciation rights are subject to the same transferability restrictions applicable to non-qualified options.

A participant has full stockholder rights with respect to any shares of common stock issued to him or her under our 2007 equity incentive plan, whether or not his or her interest in those shares is vested, provided that the dividends (other than regular cash dividends) or distributions paid with respect to any such shares which have not vested shall be subject to forfeiture until the underlying shares have vested unless otherwise provided by the plan administrator. A participant does not have any stockholder rights with respect to the shares of common stock subject to a restricted stock unit or performance share award until that award vests and the shares of common stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units or performance awards, subject to such terms and conditions as the plan administrator may deem appropriate.

Special Tax Election.  The plan administrator may provide one or more holders of awards under our 2007 equity incentive plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the issuance, exercise or settlement of those awards. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of our common stock in payment of such withholding tax liability.

Amendment and Termination.  Our board of directors may amend or modify our 2007 equity incentive plan at any time; provided, however, that stockholder approval will be required for any amendment which materially increases the number of shares of common stock authorized for issuance under our 2007 equity incentive plan (other than in connection with certain changes to our capital structure as explained above), materially increases the benefits accruing to participants, materially expands the class of individuals eligible to participate in our 2007 equity incentive plan, expands the types of awards which may be made under our 2007 equity incentive plan or extends the term of the 2007 equity incentive plan. Unless sooner terminated by our board of directors, our 2007 equity incentive plan will terminate on October 5, 2017.

Summary of Federal Income Tax Consequences

The following is a summary of the general Federal income taxation treatment currently applicable to us and the participants who receive awards under our 2007 equity incentive plan.

Option Grants.  Options granted under our 2007 equity incentive plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-qualified options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options.  No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-qualified Options.  No taxable income is recognized by an optionee upon the grant of a non-qualified option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-qualified option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights.  No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Stock Awards.  The recipient of a stock award will recognize taxable income as and when those shares vest in an amount equal to the excess of (i) the fair market value of the shares on the vesting date, over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Internal

Revenue Code to include as ordinary income in the year any unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date, over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.

Restricted Stock Units.  No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Performance Awards.  No taxable income is recognized upon receipt of performance awards. The holder will recognize ordinary income in the year in which the performance awards are settled. The amount of that income will be equal to the fair market value of the shares of common stock or cash received in settlement of the performance awards, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the performance awards at the time those units are settled. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

Deductibility of Executive Compensation.  We anticipate that any compensation deemed paid by us in connection with the exercise of non-qualified options or stock appreciation rights will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the 2007 equity incentive plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by us in connection with shares issued under stock awards, restricted stock unit awards or performance awards will be subject to the $1 million limitation, unless the issuance of the shares or cash is tied to one or more of the performance milestones described above.

Accounting Treatment

Pursuant to the accounting standards established by FASB ASC Topic 718, we are required to expense all share-based payments, including grants of options, stock appreciation rights, restricted stock, restricted stock units and performance awards under our 2007 equity incentive plan. Accordingly, options and stock appreciation rights which are granted to our employees and non-employee board members and payable in shares of our common stock are valued at fair value as of the grant date under an appropriate valuation formula, and that value is then charged as a direct compensation expense against our reported earnings over the designated vesting period of the award. For shares issuable upon the vesting of restricted stock units awarded under our 2007 equity incentive plan, we are required to amortize over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, then the fair market value of those shares at that time will be charged to our reported earnings ratably over the vesting period. Such accounting treatment for restricted stock units and direct stock issuances is applicable whether vesting is tied to service periods or performance goals. The issuance of a fully-vested stock bonus will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date.

For performance awards granted under the 2007 equity incentive plan and payable in stock, we are required to amortize, over the applicable performance period and any subsequent service vesting period, a compensation cost equal to the fair market value of the underlying shares on the date of the award. Dividends or dividend equivalents paid on the portion of an award that vests is charged against our retained earnings. If the award holder is not required to return the dividends or dividend equivalents if they forfeit their awards, dividends or dividend equivalents paid on instruments that do not vest are recognized by us as additional compensation cost.

Benefits Under Our 2007 Equity Incentive Plan

All awards under our 2007 equity incentive plan are granted at the discretion of the human resources and compensation committee. As a result, it is not possible at this time to indicate the number, name or positions of persons who will receive future awards or the nature and terms of future awards. The equity awards granted to our named executive officers during fiscal 2010 are set forth under “Executive Officers and Compensation — Grants of Plan-Based Awards” above. The equity awards to our directors during fiscal 2010 are set forth above under “Proposal 1: Election of Directors — Director Compensation” above.

Securities Authorized For Issuance Under Our Equity Compensation Plans

The following table sets forth, as of June 30, 2010, information concerning equity compensation plans under which our securities are authorized for issuance. The table does not reflect grants, awards, exercises, terminations or expirations since that date or the proposed increase in the number of shares available for issuance under our 2007 equity incentive plan described above. All share amounts and exercise prices have been adjusted to reflect stock splits that occurred after the date on which any particular underlying plan was adopted, to the extent applicable.

Number of
	Number of		Securities
	Securities to	Weighted-Average	Remaining
	be Issued	Exercise Price of	Available for
	Upon	Outstanding	Future Issuance
	Exercise of	Options,	Under Equity
	Outstanding Options,	Warrants and	Compensation
Plan Category	Warrants and Rights	Rights	Plans

Equity Compensation Plans approved by Stockholders:
Options	1,938,723	$15.33	437,017 (a)
Restricted Shares/Restricted Stock Unit Awards	706,539	(b)	(a)
Equity Compensation Plans not approved by Stockholders	—	—	—
Total	2,645,262	$15.33	437,017

(a)	401,836 of these shares may be issued as restricted shares/restricted stock unit awards under our 2007 Equity Incentive Plan.

(b)	Not applicable

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on Proposal 2 at the annual meeting is required for approval of our amended and restated 2007 equity incentive plan. Should such approval not be obtained, then our 2007 equity incentive plan as currently drafted will remain in effect. Abstentions and broker non-votes will have the same effect as votes “against” the proposal.

Our board of directors unanimously recommends that stockholders vote “FOR” Proposal 2 to adopt the amendment and restatement of our 2007 equity incentive plan.

PROPOSAL 3: CHARTER AMENDMENT

On September 23, 2010, our board of directors unanimously adopted a resolution approving, subject to approval by our stockholders, an amendment to our Amended and Restated Certificate of Incorporation that would increase the number of authorized shares of our common stock from 55,500,000 to 100,000,000.

Our board of directors believes that approval of the proposed amendment to our Amended and Restated Certificate of Incorporation is in best interests of us and our stockholders, and recommends its approval by our stockholders.

As of September 24, 2010, 24,372,947 of our 55,500,000 currently authorized shares of common stock were issued and outstanding. Of the remaining authorized shares of common stock, as of such date 483,831 shares were reserved for issuance in connection with our 2005 stock incentive plan and our 2007 equity incentive plan. In addition, if our stockholders approve the amendment and restatement of our 2007 equity incentive plan described in “Proposal 2 — Amendment of the Dollar Financial Corp. 2007 Equity Incentive Plan”, an additional 4,500,000 shares will be reserved for issuance under our 2007 equity incentive plan. Under the terms of our 2.875% Senior Convertible Notes due 2027 and our 3.00% Senior Convertible Notes due 2028, we may also be obligated to issue a presently indeterminate number of shares of common stock upon the conversion of those notes (although the aggregate number of shares of common stock that we are required to issue with respect to those notes cannot exceed the maximum number of shares that we are permitted to issue without shareholder approval pursuant to Nasdaq Rule 5635, as amended from time to time). As of September 24, 2010, none of our 10,000,000 currently authorized shares of preferred stock were issued and outstanding.

The purpose of the proposed amendment is to allow us to have a sufficient number of shares of authorized and unissued common stock which can be used for such corporate purposes as may, from time to time, be considered advisable by our board of directors. Having such shares available for issuance in the future will give us greater flexibility and will allow the shares to be issued as determined by our board of directors without the expense and delay of a special meeting of our stockholders to approve the additional authorized capital stock. The corporate purposes for which we may issue common stock could include, without limitation, exchange offers of debt for equity, new equity offerings to raise capital, restructuring of existing debt, acquisitions, and providing incentives to employees, officers and directors pursuant to our various stock plans or in connection with the adoption of additional stock-based incentive plans. Our board of directors will determine the terms of any such issuance of additional shares.

The increase in our authorized common stock will not have any immediate effect on the rights of our existing stockholders. To the extent that the additional authorized shares are issued in the future, such shares will have a dilutive effect on the voting power and percentage equity ownership of our existing stockholders and, depending on the price at which they are issued, may have a dilutive effect on both the book value and market value of shares owned by our existing stockholders. The holders of our common stock have no preemptive rights to subscribe for or purchase any additional shares of our common stock that may be issued in the future.

We have not proposed the increase in the authorized number of shares with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of us because the issuance of such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us.

If this proposal is approved, the paragraph A of Article FOURTH of our Amended and Restated Certificate of Incorporation will be amended to read as follows:

“FOURTH:  A. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is One Hundred Ten Million (110,000,000), consisting of:

1. One Hundred Million (100,000,000) shares of Common Stock, par value $.001 per share (hereinafter referred to as the “Common Stock”), and

2. Ten Million (10,000,000) shares of Preferred Stock, par value $.001 per share (hereinafter referred to as the “Preferred Stock”).

A complete copy of the proposed amendment to our amended and restated certificate of incorporation is included in Appendix B to this proxy statement.

Vote Required

The affirmative vote of a majority of the outstanding shares of common stock on the record date is required for approval of the proposed amendment to our Amended and Restated Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as votes “against” the proposal.

Our board of directors unanimously recommends that stockholders vote “FOR” Proposal 3 to approve the amendment to our Amended and Restated Certificate of Incorporation.

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal 2011. Ernst & Young LLP was first engaged as our independent registered public accounting firm in 1990 and has audited our financial statements for fiscal 2010. Ratification of the appointment of Ernst & Young LLP requires the affirmative vote, affirmatively or negatively, of a majority of the votes cast on the matter.

Although stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise, our board of directors has decided to afford our stockholders the opportunity to express their opinions on the matter of our independent registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of us and our stockholders. If our stockholders do not ratify the appointment, the audit committee will take that fact into consideration, together with such other facts as it deems relevant, in determining its next selection of an independent registered public accounting firm.

Representatives of Ernst & Young LLP will be present at the annual meeting to make any statement they may desire and to respond to appropriate questions from stockholders.

The board unanimously recommends that stockholders vote FOR Proposal 4 to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2011.

Fees to Independent Registered Public Accounting Firm

Aggregate fees for professional services rendered to us or on our behalf by Ernst & Young LLP for the fiscal years ended on June 30, 2009 and June 30, 2010 are as follows:

	Fiscal 2009	Fiscal 2010

Audit Fees	$1,088,933	$1,651,277
Audit-Related Fees	$227,466	$188,969
Tax Fees	$250,250	$258,804
All Other Fees	$44,182	—

Audit Fees.  Audit fees for fiscal 2009 and fiscal 2010 were for professional services rendered for the audits of our consolidated financial statements, review of the interim consolidated financial statements included in the quarterly reports, attestation services related to our internal controls over financial reporting for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and services that generally only the independent registered public accounting firm can reasonably provide, including statutory audits, consents and assistance with and review of documents filed with the Securities and Exchange Commission. Audit fees for fiscal 2010 also included professional services rendered in connection with the offering of $600 million aggregate principal amount by our Canadian subsidiary of its 10.375% senior notes due 2016 and related Form S-4 filing with the Securities and Exchange Commission, and other fees related to our debt restructuring.

Audit-Related Fees.  During fiscal 2009 and fiscal 2010, there were no fees billed for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audits or reviews of our financial statements, the effectiveness of our internal control over financial reporting and the effectiveness of management’s assessment of our internal control over financial reporting, and are not reported under Audit Fees above. Audit related fees for fiscal 2009 and fiscal 2010 were related to the audit of our 401(k) plan and merger and acquisition due diligence services.

Tax Fees.  Tax fees for fiscal 2009 and fiscal 2010 were for compliance, tax advice, and tax planning.

All Other Fees.  Fees for other services provided during fiscal 2009 and fiscal 2010 were for online research services and continuing education courses.

Pre-Approval of Services.  All services provided by Ernst & Young LLP were pre-approved by the audit committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The audit committee has adopted pre-approval policies and procedures for audit and non-audit services. The audit services provided by Ernst & Young LLP are approved in advance by the audit committee. Under its pre-approval policy, the audit committee has delegated authority to its chairman to pre-approve audit-related and non-audit services the cost of which will not exceed $50,000; provided, that the chairman is required to report any pre-approval decisions to the audit committee at its next meeting. Any services that exceed the pre-approved dollar limit require specific pre-approval by the audit committee. The engagement of Ernst & Young LLP for non-audit accounting and tax services is limited to circumstances where these services are considered to be integral to the audit services that Ernst & Young LLP provides or where there is another compelling rationale for using Ernst & Young LLP. All audit, audit-related and permitted non-audit services for which Ernst & Young LLP was engaged were pre-approved by the audit committee in compliance with applicable Securities and Exchange Commission requirements.

OTHER INFORMATION

Matters Relating to Solicitation

The expense of solicitation of proxies on behalf of our board of directors, including printing and postage, will be paid by us. Requests will be made of brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material, at our expense, to the beneficial owners of common stock held of record by such persons. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by our board of directors and officers. We have also retained BNY Mellon Shareowner Services to solicit proxies for a fee of less than $10,000 plus a reasonable amount to cover expenses. We know of no business which will be presented at the annual meeting other than as set forth in this proxy statement. However, if other matters should properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with the recommendations of our board of directors, or if no recommendation is given, in their own discretion on such matter.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, board and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such forms furnished to us, or written representations that no annual statements of beneficial ownership of securities on Form 5 were required to be filed, we believe that during fiscal 2010 our officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

Other Matters

Only the proposals set forth in the proxy statement are currently intended to be presented for vote at the annual meeting. Our board of directors knows of no other matters that are to be brought before the annual meeting, and in accordance with our bylaws, no other substantive proposals may be introduced at the annual meeting. If any other business properly comes before the annual meeting, including the consideration of a motion to adjourn such meeting (including for purposes of soliciting additional votes), it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our board of directors may recommend or, if no recommendation is given, in their own discretion.

Stockholder Proposals for the 2011 Annual Meeting of Stockholders

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

Proposals for Inclusion in Our 2011 Proxy Statement.  Proposals of stockholders intended to be presented for consideration at our 2011 annual meeting of stockholders must be received by us no later than June 16, 2011 in order to be included in our 2011 proxy statement and form of proxy related to that meeting.

Proposals Not for Inclusion in Our Proxy Statement.

If a stockholder intends to timely submit a proposal for action at our 2011 annual meeting of stockholders which is not required to be included in our 2011 proxy statement and form of proxy relating to that meeting, the stockholder must satisfy certain requirements set forth in our bylaws and deliver a written notice (as such term is defined in our bylaws) to our Secretary at the following address: Dollar Financial Corp., 1436 Lancaster Avenue, Suite 300, Berwyn, PA 19312 and in the manner set forth in the bylaws not later than September 12, 2011 and not earlier than August 13, 2011; provided, however, if the 2011 annual meeting is held 30 days prior to, or 60 days after, the date of the 2010 annual meeting, a timely notice with respect to the meeting must be delivered not later than the close of business on the later of the (i) 60th day prior to the 2011 annual meeting or (ii) if the first public announcement of the date of the 2011 annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made.

If such stockholder fails to timely deliver a written notice to our Secretary in the manner set forth above, or otherwise fails to satisfy the requirements set forth in our bylaws and Securities and Exchange Commission rules, the proxy holders will be allowed to use their discretionary voting authority when any such proposal is raised at the 2011 annual meeting. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

A copy of the full text of our bylaws may be obtained by writing to our Secretary at the following address: Dollar Financial Corp., 1436 Lancaster Avenue, Suite 310, Berwyn, PA, 19312.

Our Annual Report on Form 10-K

We will provide, without charge, to each person solicited by this proxy statement, on the written request of any such person, a copy of our annual report on Form 10-K for fiscal 2010 including our consolidated financial statements and the schedules thereto. Such written requests should be directed to us at 1436 Lancaster Avenue, Suite 300, Berwyn, PA 19312, Attention: Secretary.

APPENDIX A

AMENDED AND RESTATED DOLLAR FINANCIAL CORP. 2007 EQUITY INCENTIVE PLAN

DOLLAR FINANCIAL CORP.

2007 EQUITY INCENTIVE PLAN

(as amended effective November 11, 2010)

1. Purposes of the Plan.  The purposes of this Plan are:

(a) to attract and retain the best available personnel for positions of substantial responsibility,

(b) to provide additional incentive to selected Employees, Consultants and Directors, and

(c) to promote the success of the Company’s business.

2. Definitions.  For the purposes of this Plan, the following terms will have the following meanings:

(a) “Administrator” means the Board or any of its Committees that administer the Plan in accordance with Section 4.

(b) “Applicable Laws” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes and regulations, to the extent reasonably appropriate as determined by the Administrator.

(c) “Award” means any of the following awards authorized for issuance or grant under the Plan: Option, SAR, Stock Award, Restricted Stock Unit Award or Performance Award.

(d) “Award Agreement” means, with respect to any Award, the written document(s) evidencing the terms and conditions of the Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Canadian Participant” means a Grantee who is subject to Canadian federal personal income tax.

(g) “Cause” shall have the meaning set forth in a Grantee’s employment or consulting agreement with the Company (if any), or if not defined therein, shall mean (i) acts or omissions by the Grantee which constitute intentional material misconduct or a knowing violation of a material policy of the Company or any of its subsidiaries, (ii) the Grantee personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or Company policy, (iii) an act of fraud, conversion, misappropriation, or embezzlement by the Grantee or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof (other than DUI), or (iv) any material misuse or improper disclosure of confidential or proprietary information of the Company.

(h) “Change in Control” means a change in ownership or control of the Company effected through any of the following transactions:

(i) a shareholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) a shareholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders or pursuant to a private transaction or series of transactions with one or more of the Company’s shareholders.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means a Committee appointed by the Board in accordance with Section 4.

(k) “Common Stock” means the common stock, $0.001 par value per share, of the Company.

(l) “Company” means Dollar Financial Corp., a Delaware corporation.

(m) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services and who is compensated for such services, provided that the term “Consultant” does not include any person who provides services in connection with the offer or sale of securities in a capital-raising transaction, or who directly or indirectly promotes or maintains a market for the securities of the Company.

(n) “Continuous Status as an Employee, Director or Consultant” means continued performance of services for the Company (or any Parent or Subsidiary) in the capacity of an Employee, Director or Consultant. Continuous Status as an Employee, Director or Consultant will not be considered interrupted in the case of any leave of absence approved by the Board or required by Applicable Law, including sick leave, military leave, or any other personal leave, provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Stock Option may be exercised as such under the federal tax laws, the Grantee’s Continuous Status as an Employee, Director or Consultant shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless the Grantee is provided with the right to return to employment following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Administrator or by the Company’s written policy on leaves of absence or in the Award Agreement, no service credit shall be given for vesting purposes for any period the Grantee is on a leave of absence. For purposes of the Plan, a Grantee shall be deemed to cease Continuous Status as an Employee, Director or Consultant immediately upon the occurrence of either of the following events: (i) the Grantee no longer performs services in any of the foregoing capacities for the Company or any Parent or Subsidiary or (ii) the entity for which the Grantee is performing such services ceases to remain a Parent or Subsidiary of the Company, even though the Grantee may subsequently continue to perform services for that entity.

(o) “Director” means a non-employee member of the Board or the board of directors of any Parent or Subsidiary of the Company.

(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(q) “Employee” means any person, employed as a common law employee by the Company or any Parent or Subsidiary of the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market, the Fair Market Value of a Share of Common Stock will be the closing sales price for such stock as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Common Stock) at the close of regular hours trading on the day of determination, as reported in the Wall Street Journal or any other source the Administrator considers reliable.

(ii) If the Common Stock is regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock at the close of regular hours trading on the day of determination, as reported in the Wall Street Journal or any other source the Administrator considers reliable.

(iii) If the Common Stock is not traded as set forth above, the Fair Market Value will be determined in good faith by the Administrator taking into consideration such factors as the Administrator considers appropriate, such determination by the Administrator to be final, conclusive and binding.

(t) “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

(u) “Full Value Award” means any Stock Award, Restricted Stock Unit Award, Performance Award or other Award that results in the Company transferring the full value of any underlying Share granted pursuant to such Award, but shall not include Options and SARs.

(v) “Grantee” shall mean any person to whom an Award has been granted pursuant to this Plan.

(w) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means a stock option granted under Section 6 of the Plan.

(aa) “Optionee” means an Employee, Consultant or Director who holds an outstanding Option.

(bb) “Parent” means a “parent corporation” with respect to the Company, whether now or later existing, as defined in Section 424(e) of the Code.

(cc) “Performance Award” means an Award made under Section 10 of the Plan.

(dd) “Plan” means this 2007 Equity Incentive Plan.

(ee) “Restricted Stock Unit Award” means an award of restricted stock units granted under Section 9 of the Plan.

(ff) “SAR” means a stock appreciation right granted under Section 8 of the Plan.

(gg) “Share” means a share of the Common Stock.

(hh) “Stock Award” means a grant or sale by the Company of a specified number of Shares under Section 8 of the Plan.

(ii) “Subsidiary” means (i) a “subsidiary corporation” with respect to the Company, whether now or later existing, as defined in Section 424(f) of the Code, or (ii) a limited liability company, whether now or later existing, which would be a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code if it were a corporation.

3. Stock Subject to the Plan.

(a) Shares Available.  Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan will be 7,000,000, including Shares previously issued under the Plan and including an increase of 4,500,000 Shares effective as of November 11, 2010. The Shares may be authorized but unissued, or reacquired, Common Stock. Any Shares underlying Full-Value Awards granted on or after November 11, 2010 will be counted against the foregoing authorized reserve of Shares under the Plan as 1.67 Shares.

(b) No Grantee may be granted Awards denominated in Shares (whether payable in Shares, cash or a combination of both) for more than 500,000 Shares in the aggregate per fiscal year of the Company.

(c) To the extent an Award expires or terminates or is surrendered or forfeited, in whole or in part, the Shares subject to such Award or portion thereof so forfeited, expired, terminated or surrendered again will become available for future grant or sale under the Plan; provided, however, that if any Full-Value Award granted on or after

November 11, 2010 expires or terminates or is surrendered or forfeited, in whole or in part, then 1.67 times the number of Shares underlying such Full-Value Award or portion thereof so forfeited, expired, terminated or surrendered will again become available for future grant or sale under the Plan. Should the exercise price of an Option be paid with Shares underlying such Option, then the authorized reserve of Shares under the Plan shall be reduced by the gross number of Shares for which that Option is exercised, and not by the net number of Shares issued under the exercised Option. If Shares otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with an Award, then the number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares issuable under the Award, calculated in each instance prior to any such Share withholding and, to the extent such Shares are issued pursuant to a Full-Value Award issued on or after November 11, 2010, after giving effect to the last sentence of Section 3(a). Upon the exercise of any SAR, the authorized reserve of Shares under the Plan shall be reduced by the gross number of Shares as to which such SAR is exercised

4. Administration of the Plan.

(a) Procedure.

(i) Composition of the Administrator.  The Plan will be administered by (A) the Board, or (B) a Committee designated by the Board, which Committee will be constituted to satisfy Applicable Laws. Once appointed, a Committee will serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan. Notwithstanding the foregoing, unless the Board expressly resolves to the contrary, the Plan will be administered only by a Committee, which will then consist solely of persons who are both “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code; provided, however, the failure of the Committee to be composed solely of individuals who are both “non-employee directors” and “outside directors” shall not render ineffective or void any awards or grants made by, or other actions taken by, such Committee.

(ii) Multiple Administrative Bodies.  The Plan may be administered by different bodies with respect to Directors, Officers, and Employees and Consultants.

(b) Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to that Committee, the Administrator will have the authority, in its discretion:

(i) to determine (A) the Employees, Directors or Consultants to whom Awards may be granted; (B) whether and to what extent Options, SARs, Stock Awards, Restricted Stock Unit Awards or Performance Awards are granted, and whether Options are intended as Incentive Stock Options or Nonqualified Stock Options; (C) the number of Shares to be covered by each Award; (D) the purchase price or base price in effect for each Award; (E) the time or times when each Award is to become exercisable or vest and (F) the maximum term for which an Award is to remain outstanding;

(ii) to accelerate the vesting or exercisability of an Award and to modify or amend each Award, subject to Section 15(b);

(iii) to extend the period of time for which an Option or SAR is to remain exercisable following a Grantee’s termination of Continuous Status as an Employee, Director or Consultant from the limited period otherwise in effect for that Option or SAR to such greater period of time as the Administrator deems appropriate, but in no event beyond the expiration of the term of the Option or SAR;

(iv) to authorize any person to execute on behalf of the Company any instrument required to evidence the grant of an Award previously granted by the Administrator;

(v) to construe and interpret the terms of this Plan; to prescribe, amend, and rescind rules and regulations relating to the administration of this Plan; and to approve forms of Award Agreements; and

(vi) to make all other determinations it considers necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all holders of Awards. The Administrator shall not be required to exercise its authority or discretion on a uniform or nondiscriminatory basis.

5. Eligibility.  The persons eligible to participate in the Plan shall be Employees, Directors and Consultants. The Administrator shall determine which eligible persons are to receive Awards under the Plan.

6. Options.

(a) Types of Options.  Options granted under the Plan may be Incentive Stock Options or Nonqualified Stock Options, as determined by the Administrator at the time of grant. Incentive Stock Options may be granted only to Employees; provided, however, that Incentive Stock Options shall not be granted to Employees of a Subsidiary that is a limited liability company. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option.

(b) Limitations on Grants of Incentive Stock Options. If the Shares subject to an Optionee’s Incentive Stock Options (granted under all plans of the Company or any Parent or Subsidiary), which become exercisable for the first time during any calendar year, have a Fair Market Value in excess of $100,000, the Options accounting for this excess will be treated as Nonqualified Stock Options. For purposes of this Section 6(b), Incentive Stock Options will be taken into account in the order in which they were granted (except to the extent otherwise provided under applicable law or regulation), and the Fair Market Value of the Shares will be determined as of the respective date or dates of grant.

(c) Exercise and Term of Option.  Each option shall be exercisable at such time or times, during such period and for such number of Shares as shall be determined by the Administrator and set forth in the Award Agreement. The term of each Option will be stated in the Award Agreement; provided, however, that in no event may the term be more than ten years from the date of grant. In addition, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or any shorter term specified in the Award Agreement.

(d) Exercise Price.  The exercise price per Share will be determined by the Administrator provided that the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant of the option; provided, further that in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(e) Procedure for Exercise.  An Option will be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised. The Administrator will determine the acceptable forms of payment of the exercise price. Such form may consist partially or entirely of:

(i) cash;

(ii) other Shares which have a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares as to which an Option will be exercised and held for the period (if any) necessary to avoid any additional charges to the Company’s earnings for financial reporting purposes;

(iii) delivery of a properly executed exercise notice together with any other documentation as the Administrator and the Optionee’s broker, if applicable, require to effect an exercise of the Option and delivery to the Company of the proceeds required to pay the exercise price; or

(iv) any other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(f) Rights as a Shareholder.  Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option.

(g) Termination of Employment or Consulting Relationship or Directorship.  The following provisions shall govern the exercise of any Options held by an Optionee at the time of termination of Continuous Status as an Employee, Director or Consultant:

(i) If an Optionee holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, death or Disability), the Optionee may exercise the Options that were vested and exercisable as of the date of termination for a period of three (3) months following such termination (or such other period as is set forth in the Award Agreement or the Optionee’s employment agreement or determined by the Administrator) but in no event later than the expiration of the respective Option terms. The Administrator may determine in its sole discretion that any unexercisable portion of the Option will become exercisable at such times and on such terms as the Administrator may determine in its sole discretion. If the Optionee does not exercise an Option within the limited time specified above after termination, that Option will expire upon the expiration of such limited time period.

(ii) Disability of Optionee.  If an Optionee holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates because of Disability, the Optionee may exercise the Options that were vested and exercisable as of the date of termination for a period of twelve months following such termination (or such other period as is set forth in the Award Agreement or the Optionee’s employment agreement or determined by the Administrator) but in no event later than the expiration of the respective Option terms. The Administrator may determine in its sole discretion that any unexercisable portion of the Option will become exercisable at such times and on such terms as the Administrator may determine in its sole discretion. To the extent the Optionee does not exercise an Option within the limited time specified above, after termination, that Option will expire upon the expiration of such limited time period.

(iii) Death of Optionee.  If an Optionee holds exercisable Options on the date his or her death, the Optionee’s estate or a person who acquired the right to exercise the Option by will or the laws of descent and inheritance may exercise the Options that were vested and exercisable as of the date of death for a period of twelve months following the date of death (or such other period as is set forth in the Award Agreement or the Optionee’s employment agreement or determined by the Administrator) but in no event later than the expiration of the Option terms. To the extent the Option is not exercised within the limited time specified above following the Optionee’s death, the Option will expire upon the expiration of such limited time period.

(iv) Termination for Cause.  If an Optionee’s Continuous Status as an Employee, Director or Consultant is terminated for Cause, then all Options (including any vested Options) held by Optionee shall immediately be terminated and cancelled.

(h) Non-Transferability of Options.

(i) No Transfer.  An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the foregoing, to the extent that the Administrator so authorizes at the time a Nonqualified Stock Option is granted or amended, (i) such Option may be assigned pursuant to a qualified domestic relations order as defined by the Code, and exercised by the spouse or former spouse of the Optionee who obtained such Option pursuant to such qualified domestic relations order, or (ii) such Option may be assigned, in whole or in part, during the Optionee’s lifetime to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan. Rights under the assigned portion may be exercised by the person(s) who acquire a proprietary interest in such Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately before such assignment and shall be set forth in such documents issued to the assignee as the Administrator deems appropriate.

(ii) Designation of Beneficiary.  An Optionee may file a written designation of a beneficiary who is to receive any Options that remain unexercised in the event of the Optionee’s death. The Optionee may change such designation of beneficiary at any time by written notice to the Administrator. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Optionee’s death.

(i) Canadian Participant Election.  A Grantee who is at the time a Canadian Participant may elect to surrender an Option, to the extent such Option has become exercisable, in lieu of exercising same, and to receive upon such surrender a cash payment equal to the amount of the excess, if any, of the Fair market Value of a Share on the date the Canadian Participant so elects over the exercise price, multiplied by the number of Shares purchasable upon exercise of the Option so surrendered. The election described herein shall be made in writing in the manner prescribed by the Administrator. Notwithstanding anything in this Section 5(j) to the contrary, the Administrator has the right to decline a Canadian Participant’s election described in Section 5(j), provided, however, that if the Administrator declines the election, the Canadian Participant may elect to exercise the Option or may continue to hold the Option unexercised, subject to the terms and conditions set forth in the Plan.

7. Stock Appreciation Rights.

(a) Nature of Award.  The Administrator may grant a SAR separately or in tandem with any Option. Upon the exercise of a SAR, its holder will be entitled to receive an amount equal to the excess (if any) of: (i) the Fair Market Value of the Shares as to which the SAR is then being exercised, over (ii) the aggregate base price of those Shares. Except for a Canadian Participant, such amount may be paid in either cash and/or Shares, as determined by the Administrator in its discretion. The Company agrees that such amount payable to a Canadian Participant shall be paid in Shares issued by the Company. However, a Canadian Participant may elect to receive such payment in cash, provided such election shall be made in writing in the manner prescribed by the Administrator. Notwithstanding anything in this Section 7(a) to the contrary, the Administrator has the right to decline a Canadian Participant’s election to receive a cash payment upon exercise of a SAR in which event the Canadian Participant may elect to exercise the SAR and receive the payment in the form of Shares issued by the Company or continue to hold the SAR, subject to the terms and conditions set forth the Plan.

(b) Number of Shares and Base Price.  The number of Shares underlying each SAR and the base price in effect for those Shares shall be determined by the Administrator in its sole discretion at the time the SAR is granted. In no event, however, may the base price per Share be less than the Fair market Value per Share on the grant date.

(c) Term of SAR.  The term of a SAR will be determined by the Administrator but no SAR may have a term in excess of ten years.

(d) Exercisability.  SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Administrator.

(e) Method of Exercise.  Subject to the exercisability and termination provisions set forth herein and in the applicable Award Agreement, SARs may be exercised in whole or in part from time to time during their term by delivery of written notice to the Company specifying the portion of the SAR to be exercised.

(f) Termination of Continuous Status as an Employee, Director or Consultant.  Unless otherwise specified in the Award Agreement, SARs will be subject to the same procedures applicable to Options upon termination of a Participant’s Continuous Status as an Employee, Director or Consultant.

(g) Transferability.  Unless otherwise specified in the Award Agreement, SARs will be subject to the same provisions applicable to Nonqualified Options with respect to the transferability of such Award

8. Stock Awards.

(a) Grant.  The Administrator, in its sole and absolute discretion, may grant Stock Awards for any of the following items of consideration which the Administrator may deem appropriate in each individual instance: (i) cash or check made payable to the Company, (ii) past services rendered to the Company (or any Parent or Subsidiary); or (iii) any other valid consideration under the Delaware General Corporation Law.

(b) Restrictions.  The Administrator, in its sole and absolute discretion, may impose restrictions in connection with any Stock Award, including without limitation, (i) imposing a restricted period during which all or a portion of the Shares subject to the Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered (the “Restricted Period”), (ii) providing for a vesting schedule with respect to such Shares such that if a Grantee ceases to be an Employee, Consultant or Director during the Restricted Period, some or all of the Shares subject to the Stock Award shall be immediately forfeited and returned to the Company. The Administrator may, at any time, reduce or terminate the Restricted Period. Each certificate issued in respect of Shares pursuant to a Stock Award which is subject to restrictions shall be registered in the name of the Grantee, shall be deposited by the Grantee with the Company together with a stock power endorsed in blank and shall bear an appropriate legend summarizing the restrictions imposed with respect to such Shares.

(c) Rights as a Shareholder.  Subject to the terms of any Award Agreement, the Grantee of a Stock Award shall have all the rights of a shareholder with respect to the Shares issued pursuant to a Stock Award, including the right to vote such Shares and receive any regular cash dividends paid on such Shares; provided, however, that dividends (other than regular cash dividends) or distributions paid with respect to any such Shares which have not vested shall be deposited with the Company and shall be subject to forfeiture until the underlying Shares have vested unless otherwise provided by the Administrator in its sole discretion. A Grantee shall not be entitled to interest with respect to the dividends or distributions so deposited.

9. Restricted Stock Unit Awards.

(a) Nature of Award.  Each Restricted Stock Unit shall represent the right of the Grantee to receive a Share or an amount based on the value of a Share. The Administrator shall determine the number of Restricted Stock Units to be granted and the requirements applicable to such Restricted Stock Units. All Restricted Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b) Terms of Restricted Stock Units. The Administrator may grant Restricted Stock Units that are payable on terms and conditions determined by the Administrator, which may include payment based on achievement of performance goals or satisfaction of specified service requirements. Restricted Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Administrator consistent with the provisions of Code Section 409A. The Administrator may at any time accelerate the vesting of any Restricted Stock Unit Award.

(c) Payment.  Payment with respect to Restricted Stock Units shall be made in cash, in shares, or in a combination of the two, as determined by the Administrator.

(d) Requirement of Employment or Service.  The Administrator shall determine in the Grant Agreement under what circumstances a Grantee may retain Restricted Stock Units after termination of the Grantee’s Continuous Status as an Employee, Director or Consultant, and the circumstances under which Restricted Stock Units may be forfeited.

(e) Rights as a Shareholder.  The Grantee shall not have any shareholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that award vests and the Shares are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom Shares, on outstanding Restricted Stock Units, subject to such terms and conditions as the Administrator may deem appropriate.

10. Performance Awards.

(a) Generally.  The Administrator may grant Performance Awards on the terms and conditions as the Administrator deems advisable. Performance Awards shall be denominated in Shares which may be earned upon achievement or satisfaction of one or more performance goals specified by the Administrator. In addition, the Administrator may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Administrator. The Administrator may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 10(b) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

(b) Performance Awards Granted to Covered Employees.  To the extent the Board intends for a Performance Award to satisfy the requirements for treatment as “performance-based compensation” for purposes of Code Section 162(m), such Award will be subject to the terms of this Section 10(b).

(i) Performance Goal Generally.  The performance goal for such Performance Awards shall consist of one or more business criteria specified by the Committee consistent with this Section 10(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Administrator result in the achievement of performance goals being “substantially uncertain.” Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Performance Goals.  The Administrator shall use the following performance measures (either individually or in any combination) to set performance goals with respect to Awards intended to qualify as Performance Awards: net sales; net revenue; pretax income; pro forma pretax income; pretax income before allocation of corporate overhead and bonus; budget; cash flow; net income or earnings per share; net income or operating income; return on shareholders’ equity; return on assets, capital or investment; the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; operating margins; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and stock-based compensation; operating income before depreciation and amortization; sales or revenue targets; capital or investment; cash flow; cost reduction goals; budget comparisons; implementation or completion of projects or processes strategic or critical to the Company’s business operations; completion of targeted acquisitions; entry into new markets; development of new products and services; measures of customer satisfaction; any combination of, or a specified increase in, any of the foregoing; and the formation of joint ventures, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance the Company’s revenue or profitability or expand its customer base. Such performance goals may be stated with respect to the Company as a whole, or with respect to a specified subsidiary, division or other operational unit. Moreover, such performance goals may be stated in absolute terms or may be expressed relative to performance in a specified prior period or to the performance of other specified enterprises. The measurement of the achievement of any of these goals will be determined, to the extent applicable, according to generally accepted accounting principles as in existence on the date on which performance goal or goals were established; provided, however, to the extent specified by the Committee at the time the performance goals are established, the measurement of specified performance goals may be subject to adjustment to exclude items of gain, loss or expense that are determined to be extraordinary or unusual in nature, infrequent in occurrence, related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned, and a maximum level of performance at which an award will be fully earned. The Administrator may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the award attributable to that performance objective shall be interpolated on a straight-line basis. Equitable adjustments will be made to any performance goal related to Common Stock (e.g., earnings per share) to reflect changes in corporate capitalization, such as stock splits and reorganizations.

(iii) Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period as specified by the Administrator, which performance period shall not be less than one month. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time at which 25% of such performance period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitations set forth in Section 3(b).

(iv) Settlement of Performance Awards; Other Terms.  Settlement of such Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Administrator. The Administrator may not exercise discretion to increase any such amount payable to a Covered Employee (as defined in section 162(m)(3) of the Code) in respect of a Performance Award subject to this Section 10(b).

(v) Written Determinations.  Determinations by the Administrator as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and the actual achievement of the specified performance goals relating to Performance Awards will be recorded in writing.

(c) Settlement of Performance Awards.  Settlement of Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Administrator.

(d) Rights as a Shareholder.  The Grantee shall not have any shareholder rights with respect to the Shares subject to a Performance Award until that award vests and the Shares are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom Shares, on outstanding Performance Awards, subject to such terms and conditions as the Administrator may deem appropriate.

11. Withholding Taxes.  The Company will have the right to take whatever steps the Administrator deems necessary or appropriate to comply with all applicable federal, state, foreign and local income and employment tax and other withholding requirements, and the Company’s obligations to deliver Shares upon the exercise of an Option or SAR or in connection with a Stock Award, Restricted Stock Unit or Performance Award will be conditioned upon compliance with all such withholding requirements. Without limiting the generality of the foregoing, the Administrator in its discretion may authorize the Grantee to satisfy all or part of any withholding liability by (a) having the Company withhold from the Shares which would otherwise be issued in connection with an Award that number of Shares having a Fair Market Value, as of the date the withholding liability arises, equal to or less than the amount of the Company’s withholding liability, or (b) by delivering to the Company previously-owned and unencumbered Shares having a Fair Market Value, as of the date the withholding liability arises, equal to or less than the amount of the Company’s withholding liability.

12. Adjustments Upon Changes in Capitalization, Dissolution, Change in Control.

(a) Changes in Capitalization.  If any change is made to the outstanding shares of Common Stock through recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split, spin off (resulting in a substantial reduction in the value of the outstanding shares of Common Stock), extraordinary corporate distribution or other similar transaction, an equitable adjustment will be made by the Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities issuable as Stock Awards or Restricted Stock Units, (iii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per fiscal year, (iv) the number and/or class of securities and the exercise or base price per share (or any other cash consideration payable per share) in effect under each outstanding Option and SAR and (v) the number and/or class of securities subject to each outstanding Stock Award, Restricted Stock Unit Award and Performance Award and the cash consideration (if any) payable per share thereunder. To the extent such adjustments are to be made to outstanding Awards, those adjustments shall be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under those Awards. Such adjustment will be made by the Administrator, whose determination in that respect will be final, binding, and conclusive.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, to the extent that an Award had not been previously exercised or vested, it will terminate immediately prior to the consummation of such proposed dissolution or liquidation. In such instance, the Administrator may, in the exercise of its sole discretion, declare that any Award shall become vested or any Option or SAR will terminate as of a date fixed by the Administrator and give each Grantee the right to exercise his or her Option or SAR as to all or any part of the Shares subject thereto, including Shares as to which the Option would not otherwise be exercisable.

(c) Change in Control/Sale of Subsidiary or Business.  Except to the extent otherwise provided in the Optionee’s employment agreement, in the event of a Change in Control or a sale of a subsidiary or business, the Administrator, may, in its sole discretion, do one or more of the following: (i) shorten the period during which Options and SARs are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the Grantees); (ii) accelerate any vesting schedule to which an Award is subject; (iii) arrange to have the surviving or successor entity or purchaser entity or any parent entity thereof assume the Options and SARs or grant replacement options and stock appreciation rights with appropriate adjustments in the option and base prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the

Options and SARs or their replacements represent the right to purchase or receive the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of such transaction with respect to or in exchange for the number of Shares of Common Stock purchasable and receivable upon exercise of the Options and SARs had such exercise occurred in full prior to such transaction; (iv) arrange to have the surviving or successor entity or purchaser entity or any parent entity thereof assume the Restricted Stock Unit Awards or Performance Awards with appropriate adjustments so that the awards apply to the number and kind of securities into which the Shares subject to the awards immediately prior to such transaction would have converted in consummation of such transaction had those Shares been outstanding at that time; (v) assign any repurchase rights to the surviving or successor entity or purchaser entity or parent thereof; (vi) cancel Awards upon payment to the Grantees in cash, with respect to each Award to the extent then exercisable or vested (including, if applicable, any Awards as to which the vesting schedule has been accelerated as contemplated in clause (ii) above), of an amount that is the equivalent of the excess of the Fair Market Value of the Common Stock (at the effective time of the merger, reorganization, sale or other event) over the price payable for the Shares subject to the Award; or (vii) make such other adjustments to the consideration issuable upon exercise or vesting of Awards and other terms of the Awards as the Administrator deems appropriate in its sole and absolute discretion.

13. Date of Grant.  The date of grant of an Award will be, for all purposes, the date as of which the Administrator makes the determination granting such Award, or any other, later date determined by the Administrator and specified in the Award Agreement.

14. Effective Date and Term of the Plan.  The Plan will become effective upon its approval by the shareholders of the Company at the 2007 Annual Shareholders Meeting. Subject to such approval, it will continue in effect for a term of ten years unless terminated earlier under Section 15. Unless otherwise provided in this Plan, its termination will not affect the validity of any Award outstanding at the date of termination, which shall continue to be governed by the terms of this Plan as though it remained in effect.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter or suspend or terminate the Plan. However, shareholder approval will be required for any amendment to the Plan that (i) materially increases the number of Shares available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Awards under the Plan, (iii) materially increases the benefits accruing to the Grantees under the Plan or materially reduces the price at which Shares may be issued or purchased under the Plan, (iv) materially extends the term of the Plan or (v) expands the types of awards available for issuance under the Plan.

(b) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of a Grantee, unless mutually agreed otherwise between the Grantee and the Administrator. Any such agreement must be in writing and signed by the Grantee and the Company.

16. Prohibition on Repricing Programs.  The Administrator shall not (i) implement any cancellation/regrant program pursuant to which outstanding Options or SARs under the Plan are cancelled and new Options or SARs are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or SARs under the Plan with exercise prices or base prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in equity securities of the Company or (iii) otherwise directly reduce the exercise price or base price in effect for outstanding Options or SARs under the Plan, without in each such instance obtaining shareholder approval.

17. Conditions Upon Grant of Awards and Issuance of Shares.

(a) The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.

(b) No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Laws, including the filing and effectiveness of the

Form S-8 registration statement for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange on which Common Stock is then listed for trading.

18. Liability of Company.

(a) Inability to Obtain Authority.  If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

(b) Grants Exceeding Allotted Shares.  If Shares subject to an Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, that Award will be contingent with respect to such excess Shares, unless and until shareholder approval of an amendment sufficiently increasing the number of Shares subject to this Plan is obtained within twelve (12) months after the date of such amendment.

(c) Rights of Participants and Beneficiaries.  The Company will pay all amounts payable under this Plan only to the Grantee, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Grantee or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

19. Legending Stock Certificates.  In order to enforce any restrictions imposed upon Common Stock issued in connection with an Award, the Administrator may cause a legend or legends to be placed on any certificates representing such Common Stock, which legend or legends will make appropriate reference to such restrictions, including, but not limited to, a restriction against sale of such Common Stock for any period of time as may be required by Applicable Laws. Additionally, and not by way of limitation, the Administrator may impose such restrictions on any Common Stock issued pursuant to the Plan as it may deem advisable.

20. No Employment Rights.  Neither this Plan nor any Award will confer upon a Grantee any right with respect to continuing the Grantee’s employment or consulting relationship with the Company, or continuing service as a Director, nor will they interfere in any way with the Grantee’s right or the Company’s right to terminate such employment or consulting relationship or directorship at any time, with or without cause.

21. Governing Law.  The Plan will be governed by, and construed in accordance with the laws of the State of Delaware (without giving effect to conflicts of law principles).

APPENDIX B

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF
DOLLAR FINANCIAL CORP.

Pursuant to Section 242 of
the General Corporation Law of the State of Delaware

Dollar Financial Corp., a Delaware corporation (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Dollar Financial Corp.

2. This Amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Amendment”) has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3. This Amendment amends Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation by deleting the paragraph A of Article FOURTH and substituting in lieu thereof the following new paragraph A of Article FOURTH, to read in its entirety as follows:

FOURTH:  A. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is One Hundred ten Million (110,000,000), consisting of:

1. One Hundred Million (100,000,000) shares of Common Stock, par value $.001 per share (hereinafter referred to as the “Common Stock”), and

2. Ten Million (10,000,000) shares of Preferred Stock, par value $.001 per share (hereinafter referred to as the “Preferred Stock”).

4. This Amendment will become effective at [          ] Eastern Time on November [  ], 2010.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its officer thereunto duly authorized, this [  ] day of [  ], 2010.

DOLLAR FINANCIAL CORP.

By:
Name:
Title:

B-1

DOLLAR FINANCIAL CORP. ANNUAL MEETING OF STOCKHOLDERS — NOVEMBER 11, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DOLLAR FINANCIAL CORP. The undersigned, revoking all previous proxies, hereby appoints Jeffrey A. Weiss and Randy Underwood, and each of them acting individually, with full power of substitution, as the proxy of the undersigned to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares of Common Stock of Dollar Financial Corp., a Delaware corporation (the “Company”), that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. (local time) on November 11, 2010, at The Boca Raton Bridge Hotel and at any adjournment or postponement thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned. If this proxy is returned without direction being given, this proxy will be voted FOR all proposals. (Continued and to be signed on the reverse side) 14475

ANNUAL MEETING OF STOCKHOLDERS OF DOLLAR FINANCIAL CORP. November 11, 2010 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 11, 2010: The Notice of Annual Meeting, Proxy Statement and fiscal 2010 Annual Report to Stockholders are available on our website at http://www.dfg.com/ir Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230303000000000000 8 111110 The Board of Directors of Dollar Financial Corp. recommends a vote FOR the following actions set forth below: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of Class C Directors for Terms of Three Years: 2. To amend and restate the Dollar Financial Corp. 2007 Equity Incentive Plan to increase the number of shares of our common stock, par NOMINEES: value $0.001, available for issuance under the Plan from 2,500,000 FOR ALL NOMINEES O Clive Kahn to 7,000,000 and to make certain other changes to the Plan. O John Gavin WITHHOLD AUTHORITY 3. To approve an amendment to our Amended and Restated FOR ALL NOMINEES Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.001, from 55,500,000 to FOR ALL EXCEPT 100,000,000. (See instructions below) 4. Ratification of Ernst & Young LLP as the Company’s independent registered accountants for the fiscal year ending June 30, 2011. 5. In their discretion to act on any other matter or matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE 2010 ANNUAL MEETING OF STOCKHOLDERS, THE 2010 PROXY INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” STATEMENT AND THE ANNUAL REPORT FOR THE FISCAL YEAR ENDING and fill in the circle next to each nominee you wish to withhold, as shown here: JUNE 30, 2010 PRIOR TO THE EXECUTION OF THIS PROXY. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF DOLLAR FINANCIAL CORP. November 11, 2010 PROXY VOTING INSTRUCTIONS INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any COMPANY NUMBER touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. ACCOUNT NUMBER Vote online/phone until 11:59 PM EST the day before the meeting. MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON — You may vote your shares in person by attending the Annual Meeting. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 11, 2010: The Notice of Annual Meeting, Proxy Statement and fiscal 2010 Annual Report to Stockholders are available on our website at http://www.dfg.com/ir Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20230303000000000000 8 111110 The Board of Directors of Dollar Financial Corp. recommends a vote FOR the following actions set forth below: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1.Election of Class C Directors for Terms of Three Years: 2. To amend and restate the Dollar Financial Corp. 2007 Equity Incentive Plan to increase the number of shares of our common stock, par NOMINEES: value $0.001, available for issuance under the Plan from 2,500,000 FOR ALL NOMINEES O Clive Kahn to 7,000,000 and to make certain other changes to the Plan. O John Gavin WITHHOLD AUTHORITY 3. To approve an amendment to our Amended and Restated FOR ALL NOMINEES Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.001, from 55,500,000 to FOR ALL EXCEPT 100,000,000. (See instructions below) 4. Ratification of Ernst & Young LLP as the Company’s independent registered accountants for the fiscal year ending June 30, 2011. 5. In their discretion to act on any other matter or matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE 2010 ANNUAL MEETING OF STOCKHOLDERS, THE 2010 PROXY INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” STATEMENT AND THE ANNUAL REPORT FOR THE FISCAL YEAR ENDING and fill in the circle next to each nominee you wish to withhold, as shown here: JUNE 30, 2010 PRIOR TO THE EXECUTION OF THIS PROXY. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.